                                                               EXHIBIT 4.a

                               U.S.  $150,000,000


                     AMENDED AND RESTATED CREDIT AGREEMENT,


                            dated as of June 1, 1995


                                     among


                            POGO PRODUCING COMPANY,

                                as the Borrower,


                                      and


                    CERTAIN COMMERCIAL LENDING INSTITUTIONS,
                                as the Lenders,


                                      and


                               BANK OF MONTREAL,
                  acting through its Chicago, Illinois branch
                         as the Agent for the Lenders,


                                      and


                                BANQUE PARIBAS,
                       acting through its Houston Agency
                        as the Co-Agent for the Lenders.

                               TABLE OF CONTENTS

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ARTICLE I

                         DEFINITIONS AND ACCOUNTING TERMS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         1.1.            Defined Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         1.2.            Use of Defined Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         1.3.            Cross-References . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         1.4.            Accounting and Financial Determinations  . . . . . . . . . . . . . . . . . . . . . . . . . .  25

ARTICLE II

                         COMMITMENTS, BORROWING PROCEDURES AND NOTES  . . . . . . . . . . . . . . . . . . . . . . . .  25
         2.1.            Commitments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         2.1.1.          Revolving Loan Commitment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         2.1.3.          Lenders Not Permitted or Required To Make Loans in Excess of Commitment  . . . . . . . . . .  26
         2.2.            Termination, Reduction, and Extension of the Commitment Amounts  . . . . . . . . . . . . . .  26
         2.2.1.          Optional . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         2.2.2.          Mandatory  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         2.2.3.          Mandatory as to Term Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         2.3.            Borrowing Procedure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         2.4.            Continuation and Conversion Elections  . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         2.5.            Funding  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         2.6.            Determination of Borrowing Base  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         2.7.            Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

ARTICLE III

                         REPAYMENTS, PREPAYMENTS, INTEREST AND FEES   . . . . . . . . . . . . . . . . . . . . . . . .  30
         3.1.            Repayments and Prepayments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         3.1.1.          Repayments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         3.1.2.          Mandatory Prepayments on Revolving Loans . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         3.1.3.          Mandatory Prepayments on Term Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         3.1.4.          Repayment Upon Acceleration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         3.2.            Voluntary Prepayments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         3.3.            Interest Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         3.3.1.          Rates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         3.3.2.          Post-Maturity Rates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         3.3.3.          Payment Dates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34



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         3.3.4.          Interest Rate Determination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         3.3.5.          Maximum Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         3.4.            Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         3.4.1.          Commitment Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         3.4.2.          Other Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37

ARTICLE IV

                         CERTAIN CD RATE, LIBO RATE AND OTHER PROVISIONS  . . . . . . . . . . . . . . . . . . . . . .  37
         4.1.            Fixed Rate Lending Unlawful  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         4.2.            Rates Unavailable  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         4.3.            Increased Fixed Rate Loan Costs, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         4.4.            Funding Losses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         4.5.            Increased Capital Costs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         4.6.            Period of Liability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         4.7.            Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         4.8.            Payments, Computations, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         4.9.            Sharing of Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         4.10.           Setoff . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         4.11.           Use of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41

ARTICLE V

                         CONDITIONS TO BORROWING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         5.1.            Initial Borrowing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         5.1.1.          Corporate or Partnership Existence . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         5.1.2.          Resolutions, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         5.1.3.          Compliance with Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . .  43
         5.1.4.          Delivery of Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         5.1.5.          [Intentionally Omitted.].  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         5.1.6.          Opinions of Counsel  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         5.1.7.          Closing Fees, Expenses, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         5.2.            Conditions Precedent to Revolving Loans  . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         5.2.1.          Compliance with Warranties, No Default, etc. . . . . . . . . . . . . . . . . . . . . . . . .  43
         5.2.2.          Borrowing Request  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         5.2.3.          Satisfactory Legal Form  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44




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ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         6.1.            Organization, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         6.2.            Due Authorization, Non-Contravention, etc. . . . . . . . . . . . . . . . . . . . . . . . . .  45
         6.3.            Government Approval, Regulation, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         6.4.            Validity, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         6.5.            Financial Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         6.6.            No Material Adverse Change . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         6.7.            Litigation, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         6.8.            Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         6.9.            Ownership of Properties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         6.10.           Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         6.11.           Pension and Welfare Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         6.12.           Environmental Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         6.13.           Regulations G, T, U and X  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         6.14.           Rank of Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         6.15.           Absence of Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         6.16.           Accuracy of Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         6.17.           No Contractual Violation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51

ARTICLE VII

                         AFFIRMATIVE COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         7.1.            Performance of Affirmative Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         7.2.            Financial Information, Reports, Notices, etc.  . . . . . . . . . . . . . . . . . . . . . . .  51
         7.3.            Compliance with Laws, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         7.4.            Maintenance of Properties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         7.5.            Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         7.6.            Books and Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         7.7.            Environmental Covenant . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         7.8.            [Intentionally Omitted]  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         7.9.            Payment of Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         7.10.           Subsidiary Guaranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55





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ARTICLE VIII

                         NEGATIVE COVENANTS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         8.1.            Performance of Negative Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         8.2.            Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         8.3.            Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         8.4.            Financial Condition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         8.5.            Investments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         8.6.            Restricted Payments, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         8.7.            Consolidation, Merger, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         8.8.            Asset Dispositions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         8.9.            Modification of Certain Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         8.10.           Transactions with Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         8.11.           [Intentionally Omitted]  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         8.12.           Negative Pledges, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62

ARTICLE IX

                         EVENTS OF DEFAULT    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         9.1.            Listing of Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         9.1.1.          Non-Payment of Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         9.1.2.          Breach of Warranty . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         9.1.3.          Non-Performance of Certain Covenants and Obligations . . . . . . . . . . . . . . . . . . . .  63
         9.1.4.          Non-Performance of Other Covenants and Obligations . . . . . . . . . . . . . . . . . . . . .  63
         9.1.5.          Default on Other Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         9.1.6.          Judgments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         9.1.7.          Pension Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
         9.1.8.          Control of the Borrower  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
         9.1.9.          Bankruptcy, Insolvency, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
         9.2.            Action if Bankruptcy . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         9.3.            Action if Other Event of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65

ARTICLE X

                         THE AGENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         10.1.           Actions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         10.2.           Funding Reliance, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
         10.3.           Exculpation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
         10.4.           Successor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66





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         10.5.           Loans by the Agent and Banque Paribas  . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
         10.6.           Credit Decisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
         10.7.           Copies, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67

ARTICLE XI

                         MISCELLANEOUS PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
         11.1.           Waivers, Amendments, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
         11.2.           Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
         11.3.           Payment of Costs and Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
         11.4.           Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
         11.5.           Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
         11.6.           Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
         11.7.           Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
         11.8.           Execution in Counterparts, Effectiveness, etc. . . . . . . . . . . . . . . . . . . . . . . .  71
         11.9.           Governing Law; Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
         11.10.          Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
         11.11.          Sale and Transfer of Loans and Notes; Participations in Loans and Notes  . . . . . . . . . .  71
         11.11.1.        Assignments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
         11.11.2.        Participations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
         11.12.          Confidentiality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
         11.13.          Other Transactions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75


SCHEDULE I               -     Disclosure Schedule

EXHIBIT A                -     Form of Note
EXHIBIT B                -     Form of Borrowing Request
EXHIBIT C                -     Form of Continuation/Conversion Notice
EXHIBIT D                -     Form of Lender Assignment Agreement
EXHIBIT E                -     Form of Opinion of Gerald A. Morton,
                                  Corporate Secretary and Associate General Counsel to the Borrower
EXHIBIT F                -     Form of Subsidiary Guaranty





                     AMENDED AND RESTATED CREDIT AGREEMENT

         THIS AMENDED AND RESTATED CREDIT AGREEMENT, dated as of June 1, 1995, among POGO PRODUCING COMPANY, a Delaware corporation (the "Borrower"), the various financial institutions which are or may become parties hereto (collectively, the "Lenders"), and BANK OF MONTREAL, acting through its Chicago, Illinois branch ("the Bank"), as agent (the "Agent") for the Lenders and BANQUE PARIBAS, acting through its Houston Agency, as co-agent (the "Co-Agent") for the Lenders,

                         W  I  T  N  E  S  S  E  T  H :

         WHEREAS, the Borrower, the Lenders, the Agent and the Co-Agent entered into that certain Credit Agreement dated as of September 23, 1992, which Credit Agreement was amended and modified from time to time (as so amended and modified, the "Original Credit Agreement"); and

        WHEREAS, the Borrower desires to further amend the Original Credit Agreement; and

         WHEREAS, the Borrower, the Lenders, the Agent and the Co-Agent agree that it is in the best interests of all parties to restate the Original Credit Agreement in its entirety in connection with such further amendments sought by Borrower;

         WHEREAS, the Lenders are willing, on the terms and subject to the conditions hereinafter set forth (including Article V), to extend such Commitments and make such Loans to the Borrower; and

         WHEREAS, there currently exist certain Loans outstanding under the Original Credit Agreement and it is the intent of all parties that these outstanding Loans shall become, as of the Effective Date of this Amended and Restated Credit Agreement, outstanding Loans under the Amended and Restated Credit Agreement; and

         WHEREAS, the proceeds of Loans to be made after the date hereof will be used for general corporate purposes of the Borrower and its Subsidiaries;

         NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

         SECTION 1.1. Defined Terms. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

         "Activation Amount" means, in each case, any portion of the Inactive Revolving Loan Commitment Amount that is converted to Active Revolving Loan Commitment Amount by the Borrower following notice to the Agent in connection with any Borrowing pursuant to Section 2.3 or, if not in connection with a Borrowing, in a notice to the Agent pursuant to Section 11.2. Each Activation Amount shall be in an amount equal to an integral multiple of $12,500,000.

         "Active Revolving Loan Commitment Amount" means, on any date, $100,000,000, plus the net amount of all Activation Amounts, as such Active Revolving Loan Commitment Amount may be changed from time to time pursuant to
Section 2.2.

         "Additional Costs" is defined in Section 4.3.

         "Affiliate" of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any Plan). A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power

                 (a) to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or

                 (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

         "Agent" is defined in the preamble and includes each other Person as shall have subsequently been appointed as the successor Agent pursuant to
Section 10.4.

         "Agreement" means, on any date, this Credit Agreement as originally in effect on the Effective Date and as thereafter from time to time amended, supplemented, amended and restated, or otherwise modified and in effect on such date.

         "Alternate Reserve Report" means a report, in form and detail satisfactory to the Agent and the Required Lenders, on reserves updated internally by the Borrower making adjustments for any changes in production volumes, expenses, Applicable Prices and for dispositions of properties in the six-month period subsequent to the immediately preceding Reserve Report Date and based upon the immediately preceding Reserve Report and, at the Borrower's option, for any acquisitions of properties not included in the immediately preceding Reserve Report or the restoration to the Borrowing Base of properties previously removed from the Borrowing Base by the Borrower. If any report which purports to be an Alternate Reserve Report and which is delivered by the Borrower pursuant to the terms of this Agreement is unsatisfactory in substance, form or detail to Lenders with an aggregate Percentage of at least 75%, or if Lenders with an aggregate Percentage of 75% or more disagree with the estimate of Proved Reserves insofar as such estimate reflects internal work by the Borrower rather than estimates by independent engineers in the preceding Reserve Report, the Borrower shall as promptly as practicable but in any event within 90 days provide to the Agent and the Lenders an Alternate Reserve Report Review. Such Alternate Reserve Report so reviewed pursuant to the Alternate Reserve Report Review shall qualify as an Alternate Reserve Report for purposes of this Agreement.

         "Alternate Reserve Report Review" means a review of any Alternate Reserve Report by Ryder Scott Company Petroleum Engineers or other independent petroleum engineers (provided that such other engineers are satisfactory to the Borrower, the Agent and the Required Lenders), which engineer shall, as a part of such review, certify that the estimates in the Alternate Reserve Report are reasonable estimates using generally accepted petroleum engineering and evaluation principles and that the methods and procedures used in preparing the Alternate Reserve Report are reasonable. The principles to be utilized are those set forth in the Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserve Information promulgated by the Society of Petroleum Engineers.

         "Applicable Gas Price" means the average (rounded to the nearest $.01) of the natural gas prices being used (including prices for future periods) by the Agent and the Co-Agent for evaluation of oil and gas reserve lending transactions in accordance with the Agent's and the Co-Agent's customary standards (which prices, other than those fixed by contract and subject to BTU adjustment to reflect the liquids content of Borrower's natural gas, will be consistent with those then being applied to other borrowers of the Agent or Co-Agent generally) as of each January 1 or July 1, as applicable; provided, however, that for purposes of determining the Borrowing Base, production volumes hedged under fixed price contracts or production volumes committed under long-term sales contracts (in each case with counterparties acceptable to the Agent and the Co-Agent) will be included in the Reserve Reports at the contracted price and the Applicable Gas Price will be BTU-adjusted to reflect the liquids content of Borrower's natural gas.

          "Applicable Margin" means, at any time that the Borrower's Implied Senior Debt Rating is equal to any rating set forth below, the percentages per annum set forth opposite such Implied Senior Debt Rating for CD Rate Loans and LIBO Rate Loans; provided, that if the

Borrower's Implied Senior Debt Rating shall change at any time, the Applicable Margin set forth below shall become effective on the immediately next Quarterly Payment Date:

Minimum Implied Senior Debt
Rating from Standard & Poors
(or an equivalent rating from Moodys
or another approved rating agency)          CD Rate Loans         LIBO Rate Loans
------------------------------------        -------------         ---------------
    B+ or lower                                1 5/8%                  1 1/2%

    BB-                                        1 1/8%                  1%

    BB                                           7/8%                    3/4%

    BB+ or higher                                3/4%                    5/8%

         "Applicable Oil Price" means the average (rounded to the nearest $.01) of the crude oil prices being used (including prices for future periods) by the Agent and the Co-Agent for evaluation of oil and gas reserve lending transactions in accordance with the Agent's and Co-Agent's customary standards (which prices, other than those fixed by contract and adjusted to reflect the quality of Borrower's crude oil, will be consistent with those then being applied to other borrowers of the Agent and Co-Agent generally) as of each January 1 and July 1, as applicable, provided, however, that, for purposes of determining the Borrowing Base, production volumes hedged under fixed price contracts or production volumes committed under long-term sales contracts (in each case with counterparties acceptable to the Agent and the Co-Agent) will be included in the Reserve Reports at the contracted price and the Applicable Oil Price will be adjusted to reflect the quality of Borrower's crude oil.

         "Applicable Percentage" means (a) 65% for Proved Developed Producing Reserves, (b) 33% for Proved Developed Shut-In Reserves, (c) 33% for Proved Developed Behind Pipe Reserves and (d) 18% for Proved Undeveloped Reserves.

         "Applicable Price" means the Applicable Gas Price, the Applicable Oil Price and the Applicable Products Price, as the case may be.

         "Applicable Products Price" means in respect of any year (a) for volumes not hedged under fixed price contracts or committed under long-term sales contracts the lesser of (i) (A) for the first two years included in any calculation, the Current Products Price and (B) for all subsequent years included in any calculation, the Current Products Price escalated at a rate of 4% per annum, such escalation commencing at the beginning of the third year from the date such calculation is being made, and (ii) $26 per barrel and (b) for volumes hedged under fixed price contracts or committed under long-term sales contracts (in each case with counterparties acceptable to the Agent and the Co-Agent), the contract price for such volumes.

         "Assessment Rate" means, for any Interest Period with respect to a CD Rate Loan, the net annual assessment rate (rounded upwards, if necessary, to the next higher 1/100 of 1%) actually incurred by the Bank to the Federal Deposit Insurance Corporation (or any successor) for such Corporation (or such successor) insuring time deposits at offices of the Bank in the United States during the most recent period for which such rate has been determined prior to the commencement of such Interest Period.

         "Assignee Lender" is defined in Section 11.11.1.

         "Audited Reserve Report" means a report of an independent petroleum engineer pertaining to, and audit of, any Reserve Report or Updated Reserve Report previously furnished to the Lenders which shall certify that the estimates of Proved Reserves and the estimates of production and production costs employed in such Reserve Report, or Updated Reserve Report, as the case may be, are reasonable and report only the Proved Reserves attributable to Borrower's working interest percentage in or Borrower's pro rata share of, as the case may be, any Proved Reserves located on Borrowing Base Properties, using generally accepted petroleum engineering and evaluation principles, and that the methods and procedures used in preparing the Reserve Report, or Updated Reserve Report, as the case may be are reasonable, or, if such engineer cannot so certify as to such estimates, providing revised estimates of Proved Reserves, estimates of production and production costs, which revised estimates shall be certified to have been prepared in accordance with generally accepted petroleum engineering and evaluation principles. The principles to be used are those set forth in the Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserve Information promulgated by the Society of Petroleum Engineers. The date of an Audited Reserve Report shall be the Reserve Report Date of the previously rejected Reserve Report or the date of the previously rejected Updated Reserve Report, as the case may be.

         "Authorized Officer" means, relative to the Borrower, those of its officers whose signatures and incumbency shall have been certified to the Agent and the Lenders pursuant to Section 5.1.2.

         "Bank" is defined in the preamble.

         "Borrower" is defined in the preamble.

         "Borrowing" means the Loans of the same Type made by all Lenders on the same Business Day and pursuant to the same Borrowing Request in accordance with Section 2.1.

         "Borrowing Base" means, at any time, that amount, determined in accordance with Section 2.6 and calculated using information in the then most recent Reserve Report or Alternate Reserve Report, which equals the lesser of
(i) the sum total of (a) the Discounted Present Value of the Future Net Income for each category of Proved Reserves multiplied by (b) the relevant Applicable Percentage for each category of Proved Reserves, and (ii) the product of 10/7 times sixty-five percent (65%) of the Discounted Present Value of Future Net Income attributable to the Proved Developed Producing Reserves. During the period from June 1, 1995, to the date of the next determination of the Borrowing Base pursuant to the provisions of Section 7.2, the amount of the Borrowing Base shall be One Hundred and Fifty Million Dollars ($150,000,000) provided that, if pursuant to a Reserve Report dated January 1st of any year the ratio of (x) Borrowing Base to (y) Commitment Amount plus the amount of Senior Debt (other than the Loans) that is outstanding on such date which is permitted pursuant to Section 8.2(a)(ii) is at least 1.5 to 1.0, then the Borrowing Base shall not be redetermined pursuant to the Alternate Reserve Report dated as of the following July 1st.

         "Borrowing Base Properties" means those oil and gas properties of the Borrower or, to the extent provided below, of a Majority-owned Subsidiary of the Borrower (including the Borrower's or such Majority-owned Subsidiary's pro rata share of Qualified Partnership Properties pro rated on the basis of the lesser of (i) Borrower's or such Majority- owned Subsidiary's share of income from the partnership and (ii) the Borrower's or such Majority-owned Subsidiary's share of partnership properties or proceeds thereof upon a liquidation of the partnership) included in the most recent Reserve Report or Alternate Reserve Report; provided, however, that Borrowing Base Properties shall not include: (i) properties located outside the United States (ii) properties owned by the Borrower's Subsidiaries (other than Qualified Partnership Properties to the extent of the Borrower's or its Subsidiary's pro rata share thereof) except as permitted by the provisions of the sentence immediately following, (iii) properties which secure Non-Recourse Indebtedness and (iv) properties subject to Liens other than those permitted under clauses
(d), (e), (f), (g) and (i) of Section 8.3; provided that, unless the Discounted Present Value of such properties, in the aggregate, is no more than $5,000,000, no properties of the Borrower or any Majority-owned Subsidiary of Borrower (including the Borrower's or such Majority-owned Subsidiary's pro rata share of Qualified Partnership Properties) included in the most recently delivered Reserve Report or Alternate Reserve Report, as the case may be, may be deleted from a subsequent Reserve Report or Alternate Reserve Report, including the imposition of a Lien thereon or the securing of Non-Recourse Indebtedness thereby, without the consent of the Required Lenders, which consent shall not be unreasonably withheld and shall not require the payment of a fee or other compensation by the Borrower. Notwithstanding the immediately preceding sentence, the Borrower or a Subsidiary of the Borrower may transfer Borrowing Base Properties to one or more Majority-owned Subsidiaries of the Borrower provided that (i) such transfer is permitted pursuant to Section 8.8(b) and
(ii) the Subsidiary to which such properties are transferred by the Borrower or any Majority-owned Subsidiary of the Borrower shall have executed and delivered to the Agent a Subsidiary Guaranty. Nothing herein shall prevent a Subsidiary from transferring Borrowing Base Properties to the Borrower at any time.

         "Borrowing Request" means a loan request and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit B hereto.

         "Business Day" means any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in Chicago, Illinois or Houston, Texas.

         "Capitalized Lease Liabilities" means all monetary obligations of the Borrower or any of its Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, would be classified as a capitalized lease, and, for purposes of this Agreement and each other

Loan Document, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

         "Cash Equivalent Investment" means, at any time:

                 (a) any evidence of Indebtedness, maturing not more than one year after such time, issued or guaranteed by the United States Government;

                 (b) commercial paper, maturing not more than nine months from the date of issue, which is issued by

                             (i) a corporation (other than an Affiliate of the Borrower) organized under the laws of any state of the United States or of the District of Columbia and rated to be of investment grade by Standard & Poor's Corporation or Moody's Investors Service, Inc., or

                             (ii)        any Lender (or its holding company);

                 (c) any certificate of deposit or banker's acceptance, maturing not more than one year after such time, which is issued by either

                             (i) a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000, or

                             (ii)        any Lender;

                 (d) any repurchase agreement entered into with any Lender (or other commercial banking institution of the stature referred to in clause (c)(i)) which

                             (i)         is secured by a fully perfected
                 security interest in any obligation of the type described in any of clauses (a) through (c); and

                             (ii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such Lender (or other commercial banking institution) thereunder; or

                 (e) any loan participation in a loan which is to a Borrower with a long-term debt rating of investment grade or higher from any nationally recognized rating agency and is made by

                             (i) a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000, or

                             (ii)        any Lender.

         "CD Rate" means, relative to the Interest Period for each CD Rate Loan comprising part of the same Borrowing, the rate of interest determined by the Agent to be the arithmetic average (rounded upwards, if necessary, to the nearest 1/16 of 1%) of the prevailing rates per annum bid at 10:00 a.m., United States Central time (or as soon thereafter as practicable), on the first day of such Interest Period by three or more certificate of deposit dealers of recognized standing located in New York, New York for the purchase at face value from each Reference Bank of its certificates of deposit in an amount comparable to the unpaid principal amount of such Reference Bank's CD Rate Loan comprising part of such Borrowing to which such Interest Period applies and having a maturity approximately equal to such Interest Period.

         "CD Rate Loan" means a Loan bearing interest, at all times during an Interest Period applicable to such Loan, at a fixed rate determined by reference to the CD Rate (Reserve Adjusted).

         "CD Rate (Reserve Adjusted)" means, relative to any Lender and to any Loan to be made, continued or maintained as, or converted into, a CD Rate Loan for any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) determined pursuant to the following formula:

                             CDR(RA)               =                       CDR         + AR
                                                                    -----------------
                                                                    (1.00   -   CDRR)

                 where:

                             CDR(RA)               =                CD Rate (Reserve Adjusted)
                             CDR                   =                CD Rate
                             CDRR                  =                CD Reserve Requirement
                             AR                    =                Assessment Rate

The CD Rate (Reserve Adjusted) for the Interest Period for each CD Rate Loan comprising part of the same Borrowing will be determined by the Agent on the basis of the Assessment Rate in effect on, and the applicable rates furnished to and received by the Agent from the Reference Banks on, the first day of such Interest Period, and the CD Reserve Requirement in effect on the first day of such Interest Period for each Lender, subject, however, to the provisions of
Section 3.3.4.

         "CD Reserve Requirement" means, relative to any Lender and each Interest Period for each CD Rate Loan comprising part of the same Borrowing, a percentage (expressed as a decimal) equal to the maximum aggregate reserve requirements (including all basic, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements during such Interest Period) on the first day of such Interest Period, as specified under regulations issued from time to time by the F.R.S. Board for purposes of determining the maximum aggregate reserve requirements then applicable to the class of banks of which such Lender is a member, on deposits of the type and in the same amount used as a reference in determining the CD Rate and having a maturity approximately equal to such Interest Period.

         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

         "CERCLIS" means the Comprehensive Environmental Response Compensation Liability Information System List.

         "Change in Control" means the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of fifty percent (50%) or more of the outstanding shares of voting stock of the Borrower.

         "Co-Agent" is defined in the preface and includes any successor or assign of Banque Paribas in such capacity.

         "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

         "Commitment" means, relative to any Lender, such Lender's Revolving Loan Commitment or Term Loan Commitment, as the case may be.

         "Commitment Amount" means either the Revolving Loan Commitment Amount or Term Loan Commitment Amount.

         "Commitment Fees" is defined in Section 3.4.

         "Commitment Termination Event" means

                 (a)         the occurrence of any Default described in clauses
         (a) through (d) of Section 9.1.9; and

                 (b) any other Event of Default shall have occurred and be continuing and either

                             (i) the Loans are declared to be due and payable pursuant to Section 9.3, or

                             (ii) in the absence of such declaration, the Agent, acting at the direction of the Required Lenders, gives notice to the Borrower that the Commitments have been terminated.

         "Confidentiality Letter" means the letter agreements entered into by the Borrower with the Agent, the Co-Agent and each of the other Lenders and to be entered into with each Assignee Lender or Participant respecting non-disclosure of the Borrower's confidential information.

         "Continuation/Conversion Notice" means a notice of continuation or conversion and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit C hereto.

         "Controlled Group" means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code or Section 4001 of ERISA.

         "Current Products Price" means at any time the weighted average price per barrel calculated on a property by property basis received by the Borrower during the preceding 12 month period for all sales of hydrocarbon products.

         "Current Ratio" means the ratio of

                 (a) consolidated current assets of the Borrower and its Subsidiaries to

                 (b) consolidated current liabilities, less current maturities of long-term debts (including Non-Recourse Indebtedness), of the Borrower and its Subsidiaries.

         "Default" means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

         "Deficiency Period" means any period commencing upon any date that the Agent determines that (i) the aggregate principal amount of all Revolving Loans exceeds the Borrowing Base then in effect or (ii) those ratios with respect to the Term Loans set forth in Section 3.1.3 are not satisfied, and continuing until the date that, pursuant to the redetermination of the Borrowing Base or the determination of a Revised Borrowing Base, or by reason of mandatory prepayments or scheduled repayments, (i) with respect to Revolving Loans, the aggregate outstanding principal amount no longer exceeds the Borrowing Base or
(ii) with respect to Term Loans outstanding, the ratios set forth in Section
3.1.3 are satisfied; provided that, pursuant to Sections 3.1.2 and 3.1.3 (i) if a Reserve Report or Alternate Reserve Report shall be found unsatisfactory in substance, form or detail, or unsatisfactory by reason of the estimate of Proved Reserves, by Lenders having an aggregate Percentage of at least 75% and (ii) upon the delivery by the Borrower of an Audited Reserve Report or the results of any Alternate Reserve Report Review, as the case may be, and the determination of the Borrowing Base pursuant thereto, the Agent shall determine that as of the date of such Audited Reserve Report or the Alternate Reserve Report so reviewed pursuant to an Alternate Reserve Report Review, (A) the aggregate principal amount of all Revolving Loans exceeds the Borrowing Base in effect or (B) those ratios with respect to Term Loans set forth in Section 3.1.3 are not satisfied, then the Deficiency Period shall be deemed to have begun on (i) the April 30th following the date of an Audited Reserve Report (or the first day thereafter on which the Revolving Loans shall have exceeded the Borrowing Base as determined pursuant to the Audited Reserve Report) or (ii) the October 31st following the date of an Alternate Reserve Report (or the first day thereafter on which the Revolving Loans shall have exceeded the Borrowing Base as determined after the Alternate Reserve Report Review) pursuant to the provisions of Sections 3.1.2 and 3.1.3.

         "Disclosure Schedule" means the Disclosure Schedule attached hereto as
Schedule I, as it may be amended, supplemented or otherwise modified from time to time by the Borrower with the written consent of the Agent and the Required Lenders.

         "Discounted Present Value" means, at any time that a calculation thereof is being made, the sum total of the Future Net Income for each year, or portion thereof, commencing on or after the date six months from the date of such calculation, as presented in the then most recent Reserve Report or Alternate Reserve Report delivered pursuant to Section 7.2(e), discounted to present value as of the date six months from the date of such calculation at such rate and in such manner as provided by the requirements of the S.E.C. from time to time in effect.

         "Dollar" and the sign "$" mean lawful money of the United States.

         "Domestic Office" means, relative to any Lender, the office of such Lender designated as such below its signature hereto or designated in the Lender Assignment Agreement or such other office of a Lender (or any successor or assign of such Lender) within the United States as may be designated from time to time by notice from such Lender, as the case may be, to each other Person party hereto. A Lender may have separate Domestic Offices for purposes of making, maintaining or continuing, as the case may be, Prime Rate Loans and CD Rate Loans.

         "EBITDA" means, for any period for which a determination thereof is to be made, on a consolidated basis and without duplication, the sum of the amounts for such period of (i) net income (or loss) after taxes, (ii) interest expense, (iii) depreciation expense and depletion expense, (iv) amortization expense, (v) federal, state and foreign taxes, (vi) other non-cash charges and expenses and (vii) any losses arising outside of the ordinary course of business which have been included in the determination of consolidated net income; less any gains arising outside of the ordinary course of business which have been included in the determination of consolidated net income, all as determined on a consolidated basis for the Borrower and its Subsidiaries.

         "Effective Date" means the date this Agreement becomes effective pursuant to Section 11.8.

         "Environmental Laws" means all applicable federal, state or local statutes, laws (including common law causes of action), ordinances, codes, rules, regulations and guidelines (including consent decrees and administrative orders) relating to public health and safety and protection of
<the environment.  "Environmental Laws" shall not include the Occupational
Safety and Health Act of 1970 or similar state statutes.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

         "Event of Default" is defined in Section 9.1.

         "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum (equal for each day during such period) to

                 (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York; or

                 (b) if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Bank from three federal funds brokers of recognized standing selected by it.

         "Fiscal Quarter" means any quarter of a Fiscal Year.

         "Fiscal Year" means any period of twelve consecutive calendar months ending on December 31st; references to a Fiscal Year with a number corresponding to any calendar year (e.g. the "1995 Fiscal Year") refer to the Fiscal Year ending on the December 31st occurring during such calendar year.

         "Fixed Charges" means, for any period, without duplication, the sum of
(i) the total interest charges (including the interest component of capitalized leases) which, in accordance with GAAP, would be included on the consolidated statements of income for the Borrower and its Subsidiaries for such period, net of interest income, plus (ii) dividends paid by the Borrower on its preferred and preference stock during such period plus (iii) the current portion of Specified Debt (including Non-Recourse Indebtedness but excluding current maturities of any

Loan outstanding hereunder) and the current portion of production payments to be paid by the Borrower and its Subsidiaries as of the end of such period, plus
(iv) the amount of mandatory redemptions of preferred stock to be made by the Borrower in cash during the succeeding twelve-month period (excluding redemptions of shares of such preferred stock held by Subsidiaries of the Borrower).

         "Fixed Charge Coverage Ratio" at any date means the ratio of EBITDA to Fixed Charges for the four fiscal quarters most recently ended on such date.

         "Fixed Rate Loan" means any CD Rate Loan or any LIBO Rate Loan.

         "F.R.S. Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

         "Future Net Income" means, for each year or portion thereof, the amount for such year or portion thereof, as reflected in the then most recent Reserve Report or Alternate Reserve Report, as the case may be, which would result from the expected sale of recoverable hydrocarbons from or attributable to the Borrower's interest in any Proved Reserves located on Borrowing Base Properties. Future Net Income shall be calculated by taking the Gross Revenues less all applicable royalties, net profits interests and similar burdens on production, and costs and expenses (other than general and administrative costs and expenses) which the Borrower can reasonably be expected to incur or, in the case of Qualified Partnership Properties, the Borrower's interest can reasonably be expected to bear in producing each product from such Proved Reserves (including production, severance and ad valorem or like taxes, transportation costs, operating expenses, capital expenses with respect to such Proved Reserves, and the cost of drilling, completing and equipping additional wells, including any dry holes, which are reasonably expected to be drilled for the purpose of completing development of such Proved Reserves and obtaining therefrom the volumes of such production included for the purposes hereof). Commencing with the third year from the date such calculation is made, such costs and expenses will be escalated at a rate of the average (rounded to the nearest .01 of 1%) of the escalation being used by the Agent and the Co-Agent for evaluation of oil and gas transactions in accordance with the Agent's and the Co-Agent's customary standards (which escalations will be consistent with those being applied to other borrowers of the Agent or Co-Agent generally) as of each January 1 or July 1, as applicable.

         "GAAP" is defined in Section 1.4.

         "Gross Revenues" means the sum, for the several product classes of hydrocarbon production, of annual production attributed to each product multiplied by the Applicable Prices, as the case may be, per unit volume applicable to each product.

         "Guarantee" means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the debt or other obligation to pay money of or, in respect of, any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation under any Guarantee shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount (or maximum outstanding principal amount, if larger) of the debt, obligation or other liability guaranteed thereby.

         "Hazardous Material" means

                 (a)         any "hazardous substance", as defined by CERCLA;

                 (b) any "hazardous waste", as defined by the Resource Conservation and Recovery Act, as amended;

                 (c)         any petroleum, crude oil or any fraction thereof;

                 (d) any hazardous, dangerous or toxic chemical, material waste or substance within the meaning of any Environmental Law;

                 (e) any radioactive material, including any naturally occurring radioactive material, and any source, special or by-product material as defined in 42 U.S.C. Section 2011 et. seq., and any amendments or reauthorizations thereof;

                 (f) asbestos-containing materials in any form of condition; or

                 (g)         polychlorinated biphenyls in any form or condition.

         "Hedging Obligations" means, with respect to any Person, all liabilities of such Person under interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and all other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates.

         "herein", "hereof", "hereto", "hereunder" and similar terms contained in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular Section, paragraph or provision of this Agreement or such other Loan Document.

         "Highest Lawful Rate" is defined in Section 3.3.5.

         "Impermissible Qualification" means, relative to the opinion or certification of any independent public accountant as to any financial statement of the Borrower, any qualification or exception to such opinion or certification

                 (a)         which is of a "going concern" nature;

                 (b) which relates to the limited scope of examination of matters relevant to such financial statement; or

                 (c) which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause the Borrower to be in default of any of its obligations under Section 8.4.

         "Implied Senior Debt Rating" means that "implied senior debt rating", if any, from time to time assigned to the Borrower by any of Standard & Poors, Moody's or another nationally recognized debt rating agency, provided that such other agency is acceptable to the Agent and Co-Agent.

         "Inactive Revolving Loan Commitment Amount" means, on any date, $50,000,000, less the net amount of all Activation Amounts, as such Inactive Revolving Loan Commitment Amount may be changed from time to time pursuant to
Section 2.2.

         "including" means including without limiting the generality of any description preceding such term, and, for purposes of this Agreement and each other Loan Document, the parties hereto agree that the rule of ejusdem generis shall not be applicable to limit a general statement, which is followed by or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned.

         "Indebtedness" of any Person means, without duplication:

                 (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

                 (b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit (except those which have as collateral cash or Cash Equivalent Investments, whether or not drawn), and banker's acceptances issued for the account of such Person;

                 (c) all obligations of such Person as lessee under leases which have been or should be, in accordance with GAAP, recorded as Capitalized Lease Liabilities except to the extent such obligations are offset by the contractual obligations of a third party to make payments to such Person to reimburse such Person for a portion of such Capitalized Lease Liabilities and such third party is current with respect to such payments;

                 (d) all other items which, in accordance with GAAP, would be included as liabilities on the liability side of the balance sheet of such Person as of the date at which Indebtedness is to be determined except that, in the case of the Borrower, any preferred stock of the Borrower, now existing or hereafter issued, which by its express terms is not required to be redeemed in cash, property, notes or other debt instruments by either the Borrower or the holder of such preferred stock prior to a date seven years after the Effective Date, is excluded from Indebtedness;


                 (e)         net liabilities of such Person under all Hedging
         Obligations;

                 (f) whether or not so included as liabilities in accordance with GAAP, advance payment agreements on which performance is incomplete and all obligations of such Person to pay the deferred purchase price of property or services, and indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; and

                 (g) all Guarantees of such Person in respect of any of the foregoing.

For all purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer.

         "Indemnified Liabilities" is defined in Section 11.4.

         "Indemnified Parties" is defined in Section 11.4.

         "Interest Period" means, relative to any Fixed Rate Loans comprising part of the same Borrowing, the period beginning on (and including) the date on which such Fixed Rate Loan is made or continued as, or converted into, a Fixed Rate Loan pursuant to Section 2.3 or 2.4 and shall end on (but exclude) the day which is, in the case of a CD Rate Loan, 30, 60, 90 or 180 days thereafter, or which in the case of a LIBO Rate Loan, numerically corresponds to such date one, two, three or six months thereafter (or, if such month has no numerically corresponding day, on the last Business Day of such month), in either case as the Borrower may select in its relevant notice pursuant to Section 2.3 or 2.4; provided, however, that

                 (a) the Borrower shall not be permitted to select Interest Periods to be in effect at any one time which have expiration dates occurring on more than five different dates;

                 (b) Interest Periods commencing on the same date for Loans comprising part of the same Borrowing shall be of the same duration;

                 (c) if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day

         (unless, if such Interest Period applies to LIBO Rate Loans, such next following Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the Business Day next preceding such numerically corresponding day); and

                 (d) no Interest Period for a Revolving Loan may end later than 180 days after the Revolving Loan Commitment Termination Date and no Interest Period for a Term Loan may end later than the Stated Maturity Date of such Term Loan.

         "Investment" means, relative to any Person,

                 (a) any loan or advance made by such Person to any other Person (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business);

                 (b)         any Guarantee of such Person; and

                 (c) any ownership or similar interest held by such Person in any other Person.

The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property.

         "Lender Assignment Agreement" means a Lender Assignment Agreement substantially in the form of Exhibit D hereto.

         "Lenders" is defined in the preamble.

         "LIBO Rate" means, relative to any Interest Period for LIBO Rate Loans, the rate of interest equal to the average (rounded upwards, if necessary, to the nearest 1/16 of 1%) of the rates per annum at which Dollar deposits in immediately available funds are offered to the Reference Banks' respective LIBO Office in the London interbank market as at or about 10:00 a.m. United States Central time two Business Days prior to the beginning of such Interest Period for delivery on the first day of such Interest Period, and in an amount approximately equal to the amount of such Reference Bank's LIBO Rate Loan and for a period approximately equal to such Interest Period.

         "LIBO Rate Loan" means a Loan bearing interest, at all times during an Interest Period applicable to such Loan, at a fixed rate of interest determined by reference to the LIBO Rate.

         "LIBO Office" means, relative to any Lender, the office of such Lender designated as such below its signature hereto [or designated in the Lender Assignment Agreement] or such other office of a Lender as designated from time to time by notice from such Lender to the Borrower and the Agent, whether or not outside the United States, which shall be making or maintaining LIBO Rate Loans of such Lender hereunder.

         "Lien" means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other) of any kind or nature whatsoever (other than a Guarantee) with respect to any property, real or personal.

         "Loan" shall mean any Revolving Loan or Term Loan.

         "Loan Document" means this Agreement, the Notes and any Subsidiary Guaranty.

         "Majority-owned Subsidiary" means, with respect to any Person, any partnership or joint venture in which such Person is a general partner and any corporation of which more than 90% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person.

         "Non-Recourse Indebtedness" means any Indebtedness of the Borrower and its Subsidiaries with respect to which the holder thereof agrees that (i) the Borrower and its Subsidiaries are not personally liable and (ii) such holder may require payment only to the extent specifically identified properties of the Borrower and its Subsidiaries are available to provide therefor, such matters to be set forth in an agreement or other instrument in form and substance reasonably satisfactory to the Required Lenders.

         "Note" means a promissory note of the Borrower payable to any Lender, in the form of Exhibit A hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from outstanding Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

         "Obligations" means all obligations (monetary or otherwise) of the Borrower arising under or in connection with this Agreement, the Notes and each other Loan Document.

         "Organic Document" means, relative to any Person and as applicable, its certificate of incorporation, by-laws, or other general rules of governance or association other than, with respect to publicly held Persons, any non-public shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized shares of capital stock.

         "Participant" is defined in Section 11.11.

         "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

         "Pension Plan" means a "pension plan", as such term is defined in section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in section 4001(a)(3) of ERISA), and to which the Borrower or any corporation, trade or business that is, along with the Borrower, a member of a Controlled Group, may have liability, including any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

         "Percentage" means, relative to any Lender, the percentage set forth opposite its signature hereto or set forth in the Lender Assignment Agreement, as such percentage may be adjusted from time to time pursuant to Lender Assignment Agreement(s) executed by such Lender and its Assignee Lender(s) and delivered pursuant to Section 11.11.

         "Person" means any natural person, corporation, firm, association, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

         "Plan" means any Pension Plan or Welfare Plan.

         "Prime Rate" means, on any date and with respect to all Prime Rate Loans, a fluctuating rate of interest per annum equal to the higher of

                 (a) the rate of interest most recently announced by the Agent at its Domestic Office as its Prime Rate; and

                 (b) the Federal Funds Rate most recently determined by the Agent plus 1%.

The Prime Rate is not necessarily intended to be the lowest rate of interest charged by the Agent in connection with extensions of credit. Changes in the rate of interest on that portion of any Loans maintained as Prime Rate Loans will take effect simultaneously with each change in the Prime Rate. The Agent will give notice promptly to the Borrower and the Lenders of changes in the Prime Rate.

         "Prime Rate Loan" means a Loan bearing interest at a fluctuating rate determined by reference to the Prime Rate.

         "Proved Developed Behind Pipe Reserves" means those Proved Reserves which are recoverable from zones behind casing in existing wells, which will require additional completion work or a future recompletion prior to the start of production.

         "Proved Developed Producing Reserves" means those Proved Reserves which are recoverable from completion intervals in existing wells currently open and producing to market. Improved recovery reserves are considered to be producing only after an improved recovery project has been installed and is in operation.

         "Proved Developed Shut-in Reserves" means Proved Reserves that are recoverable from completion intervals open, but not producing.

         "Proved Reserves" means those recoverable hydrocarbons which have been proved to a high degree of certainty by reason of existing production, adequate testing, or in certain cases by adequate core data and other engineering and geologic information on zones which are present in existing wells or in known reservoirs which are recoverable under existing economic and operating conditions. Reserves that can be produced economically through the application of established improved recovery techniques are included in the proved classification when (a) successful testing by a pilot project or the operation of any installed program in that reservoir or one in the immediate area with similar rock and fluid properties provides support for the engineering analysis on which the project or program was based, and (b) it is reasonably certain the project will proceed. Reserves to be recovered by improved recovery techniques that have yet to be established through repeated economically successful applications are included in the proved category only after successful testing by a pilot project or after the operation of an installed program in the reservoir provides support for the engineering analysis on which the project or program was based. Improved recovery includes all methods for supplementing natural reservoir forces and energy, or otherwise increasing ultimate recovery from a reservoir, including (1) pressure maintenance, (2) cycling, and (3) secondary recovery in its original sense. Improved recovery also includes the enhanced recovery methods of thermal, chemical flooding, and the use of miscible and immiscible displacement fluids.

         "Proved Undeveloped Reserves" means Proved Reserves that are recoverable by new wells on undrilled acreage, from existing wells where a relatively large expenditure is required for recompletion and from acreage where the application of an improved recovery technique is planned and the costs required to place the project in operation are relatively large. Proved Undeveloped Reserves on undrilled acreage shall be limited to those drilling units offsetting productive units that are reasonably certain of production when drilled. Proved Reserves for other undrilled units are Proved Undeveloped Reserves only where it can be demonstrated with certainty that there is continuity of production from the existing productive formation.

         "Qualified Partnership Properties" means Proved Reserves owned by a partnership or joint venture in which the Borrower or a Majority-owned Subsidiary is a general partner provided that no consent of any other partner nor amendment of the partnership agreement or any other agreement is or will be necessary to the granting of a Lien on such property.

         "Quarterly Payment Date" means the last day of each January, April, July and October or, if any such day is not a Business Day, the next succeeding Business Day.

         "Reference Banks" means the Agent and the Co-Agent.

         "Regulatory Change" means, with respect to any Lender, any change in or adoption of United States federal, state or foreign law, rule or regulations or the adoption of, making of, or any change in any interpretations or directives applying to a class of banks including such Lender under any United States federal, state or foreign law or regulations by any court, governmental or monetary authority or central bank charged with the interpretation or administration thereof.

         "Release" means a "release", as such term is defined in CERCLA.

         "Required Lenders" means, at any time, Lenders holding at least 60% of the then aggregate outstanding principal amount of the Notes then held by the Lenders, or, if no such principal amount is then outstanding, Lenders having at least 60% of the Commitments.

         "Reserve Report" means a report of Ryder Scott Company Petroleum Engineers or other independent petroleum engineers satisfactory to the Agent and the Required Lenders showing, in form and detail satisfactory to the Agent and Required Lenders, such engineers' estimate of the Proved Reserves on the Borrowing Base Properties and the future Gross Revenue and Future Net Income to be derived from such Proved Reserves as of the Reserve Report Date for each year. The Reserve Report shall estimate the Proved Reserves and income data for the Proved Developed Producing Reserves, the Proved Developed Shut-In Reserves, the Proved Developed Behind Pipe Reserves and the Proved Undeveloped Reserves, and shall, in each case, report only the Proved Reserves and income data attributable to Borrower's working interest percentage in or Borrower's pro rata share of, as the case may be, any Proved Reserves located on the Borrowing Base Properties, less the Borrower's obligations or pro rata share of such obligations, as the case may be, for advance payments for each such property. All calculations including the calculation of Applicable Prices in the Reserve Report shall be made on a property-by-property and an interest-by-interest basis in order to reflect the varying royalties, costs and expenses, working interests and advance payments applicable to the various Borrowing Base Properties covered by the Reserve Report. Except as otherwise specifically required herein, the Reserve Report shall be prepared and presented in accordance with the requirements of the S.E.C. from time to time in effect. If any report which purports to be a Reserve Report and which is delivered by the Borrower pursuant to the terms of this Agreement is unsatisfactory in substance, form or detail to Lenders with an aggregate Percentage of at least 75%, or if Lenders with an aggregate Percentage of 75% or more disagree with the engineers' estimate of Proved Reserves, the Borrower shall, as promptly as practicable but in any event within 90 days of notice to the Borrower by the Agent that such report is not satisfactory, deliver to the Agent and the Lenders an Audited Reserve Report of independent petroleum engineers (other than the engineers which prepared the report previously deemed unsatisfactory by such Lenders) which engineers are satisfactory to the Borrower and the Agent. The Reserve Report so certified or revised by the Audited Reserve Report shall qualify as a Reserve Report for the purposes of this Agreement.

         "Reserve Report Date" means January 1, with respect to Reserve Reports, and July 1, with respect to Alternate Reserve Reports, it being understood that no date shall be deemed a Reserve Report Date until a Reserve Report or Alternate Reserve Report with respect thereto is available.

         "Revised Borrowing Base" is defined in Section 3.1.2.

         "Revolving Loan" is defined in Section 2.1.1 of this Agreement.

         "Revolving Loan Commitment" means, relative to any Lender, such Lender's obligation to make Revolving Loans pursuant to Section 2.1.1 of this Agreement.

         "Revolving Loan Commitment Amount" means, on any date, the sum total of the Active Revolving Loan Commitment Amount on such date and the Inactive Revolving Loan Commitment Amount on such date.

         "Revolving Loan Commitment Termination Date" means the earliest of

                 (a)         the Stated Maturity Date of the Revolving Loans;

                 (b) the date on which the Revolving Loan Commitment Amount is terminated in full or reduced to zero pursuant to Section 2.2; and

                 (c) the date on which any Commitment Termination Event occurs.

Upon the occurrence of any event described in clause (b) or (c), the Revolving Loan Commitment shall terminate automatically and without any further action.

         "S.E.C." means the Securities and Exchange Commission or any successor agency.

         "Senior Debt" means all indebtedness for borrowed money (including Loans outstanding under this Agreement) other than Subordinated Indebtedness and Non-Recourse Indebtedness.

         "Specified Debt" means the principal of all obligations of the Borrower for borrowed money, and all obligations of the Borrower evidenced by bonds, debentures, notes or other similar instruments (but excluding Non-Recourse Indebtedness).

         "Stated Maturity Date" means

                 (a)  with respect to Revolving Loans, January 1, 1998; and

                 (b)  with respect to the Term Loans, January 2, 2000.

         "Subordinated Indebtedness" means (i) the eight percent (8%) Convertible Subordinated Debentures due December 31, 2005 issued by the Borrower pursuant to the Indenture dated as of October 15, 1980, between the Borrower and First Interstate Bank of Texas, Trustee, (ii) the five and one half percent (5 1/2%) Convertible Subordinated Notes due 2004 issued by the Borrower pursuant to the Indenture dated as of March 23, 1994 between the Borrower and Shawmut Bank Connecticut, National Association, as Trustee and
(iii) new Indebtedness incurred, all or a portion of the proceeds of which are used to repay in whole or in part any issue of Subordinated Indebtedness of the Borrower, provided that:

                             (a) such new Indebtedness has covenants regarding the matters set forth in Section 8.4 not materially more restrictive to the Borrower than the covenants contained in
                 Section 8.4 of this Agreement;

                             (b) such new Indebtedness has subordination terms not materially less favorable to the holders of the Notes than the Subordinated Indebtedness to be repaid;

                             (c) the aggregate principal payments for such new Indebtedness scheduled to be paid (i) in any Fiscal Year ending prior to the Stated Maturity Date for the Term Loans are no greater than the aggregate principal payments under the existing schedule of principal payments of the Subordinated Indebtedness being repaid and (ii) prior to a period ending thirty-six (36) months after the Stated Maturity Date for the Term Loans shall not exceed the aggregate principal payments under the existing schedule of principal payments of the Subordinated Indebtedness being repaid; and

                             (d) the maturity dates thereof are no earlier than thirty-six (36) months after the Stated Maturity Date of the Term Loans.

         "Subsidiary" means, with respect to any Person, any partnership or joint venture in which such Person is a general partner and any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person.

         "Subsidiary Guaranty" means any Guaranty executed and delivered by a Subsidiary of the Borrower pursuant to Section 7.10, substantially in the form of Exhibit F, as the same may from time to time be amended, supplemented, restated or otherwise modified.

         "Taxes" is defined in Section 4.7.

         "Term Loan" is defined in Section 2.1.2.

         "Term Loan Commitment" means, relative to any Lender, such Lender's obligation to make Term Loans pursuant to Section 2.1.2 of this Agreement.

         "Term Loan Commitment Amount" means the least of (i) the aggregate Revolving Loans outstanding to all Lenders as of the Revolving Loan Commitment Termination Date, (ii) the Commitment Amount in effect with respect to Revolving Loans as of the Resolving Loan Commitment Termination Date, or (iii) the Borrowing Base in effect on the Revolving Loan

Commitment Termination Date minus all Senior Debt other than the Revolving Loans outstanding on such date.

         "Term Loan Commitment Termination Date" means the earlier of

                 (a) the Business Day after the Stated Maturity Date of the Revolving Loans; and

                 (b) the date on which any Commitment Termination Event occurs.

Upon the occurrence of any event described in clause (b), the Term Loan Commitment shall terminate automatically and without any further action.

         "Trade Indebtedness" means all Indebtedness owed by any Person on ordinary trade terms to vendors, suppliers, and other Persons providing goods and services used by it in the ordinary course of its business.

         "Type" means, relative to any Borrowing or Loan, the portion thereof, if any, being maintained as a Prime Rate Loan, CD Rate Loan or a LIBO Rate Loan.

         "United States" or "U.S." means the United States of America, its fifty States and the District of Columbia.

         "Updated Reserve Report" means a reserve report prepared internally by the Borrower and which shall have been reviewed by Ryder Scott Company Petroleum Engineers or another independent petroleum engineer satisfactory to the Agent and the Required Lenders who shall have certified that the estimates in the Updated Reserve Report are reasonable estimates using generally accepted petroleum engineering and evaluation principles and that the methods and procedures used in preparing the Updated Reserve Report are reasonable. The principles to be utilized are those set forth in the Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserve Information promulgated by the Society of Petroleum Engineers. If any report which purports to be an Updated Reserve Report and which is delivered by the Borrower pursuant to the terms of this Agreement is unsatisfactory in substance, form or detail to Lenders with an aggregate Percentage of at least 75%, or if Lenders with an aggregate Percentage of 75% or more disagree with the estimate of Proved Reserves, the Borrower shall, as promptly as practicable but in any event within 90 days deliver to the Agent and the Lenders an Audited Reserve Report of independent petroleum engineers (other than the engineers which reviewed the report previously deemed unsatisfactory by such Lenders) which engineers are satisfactory to the Borrower and the Agent. The Updated Reserve Report so certified or revised by the Audited Reserve Report shall qualify as an Updated Reserve Report for the purposes of this Agreement.

         "Welfare Plan" means a "welfare plan", as such term is defined in section 3(1) of ERISA.

         SECTION 1.2. Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in the Disclosure Schedule and in each Note, Borrowing Request, Continuation/Conversion Notice, Loan Document, notice and other communication delivered from time to time in connection with this Agreement or any other Loan Document.

         SECTION 1.3. Cross-References. Unless otherwise specified, references in this Agreement and in each other Loan Document to any Article or Section are references to such Article or Section of this Agreement or such other Loan Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

         SECTION 1.4. Accounting and Financial Determinations. Unless otherwise specified, all accounting terms used herein or in any other Loan Document shall be interpreted, all accounting determinations and computations hereunder or thereunder (including under Section 8.4) shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared in accordance with, those generally accepted accounting principles ("GAAP") applied in the preparation of the financial statements referred to in
Section 6.5.


                                   ARTICLE II

                  COMMITMENTS, BORROWING PROCEDURES AND NOTES

         SECTION 2.1. Commitments. On the terms and subject to the conditions of this Agreement (including Article V), each Lender severally agrees to make Loans pursuant to the Commitments described in this Section 2.1.

         SECTION 2.1.1. Revolving Loan Commitment. From time to time on any Business Day occurring prior to the Revolving Loan Commitment Termination Date, each Lender will make revolving loans (relative to such Lender, its "Revolving Loan") to the Borrower equal to such Lender's Percentage of the aggregate amount of the Borrowing requested by the Borrower to be made on such day. The Commitment of each Lender described in this Section 2.1.1 is herein referred to as its "Revolving Loan Commitment". On the terms and subject to the conditions hereof, the Borrower may from time to time borrow, prepay and reborrow Revolving Loans.

         SECTION 2.1.2. Term Loan Commitment. On the Revolving Loan Commitment Termination Date (unless such date shall occur as a result of clause
(c) of the definition thereof), each Lender will make one term loan (relative to such Lender its "Term Loan") to the Borrower equal to the lesser of the then outstanding principal amount of its Revolving Loan and the amount described in
Section 2.1.3(b).  The Commitment of each Lender described in this Section
2.1.2 is herein referred to as its "Term Loan Commitment". No amounts paid or prepaid with respect to the Term Loan may be reborrowed. Fixed Rate

Loans for which the Interest Period shall not have terminated as of the Revolving Loan Commitment Termination Date shall be continued as Fixed Rate Loans for the applicable Interest Period and Prime Rate Loans shall be continued as Prime Rate Loans after the Revolving Loan Commitment Termination Date, unless the Borrower shall have elected otherwise by delivery of a Continuation/Conversion Notice pursuant to Section 2.4; provided that such Fixed Rate Loans which shall have converted to Term Loans shall be in a minimum amount of $5,000,000 and an integral multiple of $1,000,000. Any principal repayments received on the Revolving Loan Commitment Termination Date for Revolving Loans not converted into Term Loans shall be applied first to Prime Rate Loans and, after Prime Rate Loans have been paid in full, to Fixed Rate Loans, unless the Borrower shall have otherwise instructed the Agent in writing. Upon a Lender making such Term Loan, its Term Loan Commitment shall terminate and it shall have no further Commitment to make Loans.

         SECTION 2.1.3. Lenders Not Permitted or Required To Make Loans in Excess of Commitment. No Lender shall be permitted or required to make any Loan if, after giving effect thereto,

                 (a) in the case of Revolving Loans, the aggregate outstanding principal amount of all Revolving Loans outstanding would exceed the lesser of (i) the Revolving Loan Commitment Amount and (ii) the Borrowing Base then in effect minus all other Senior Debt outstanding;

                 (b) in the case of Term Loans, the aggregate original principal amount of all Term Loans would exceed the Term Loan Commitment Amount;

                 (c) in the case of Revolving Loans, the aggregate outstanding principal amount of all Revolving Loans of any such Lender would exceed such Lender's Percentage of the Revolving Loan Commitment Amount; or

                 (d) in the case of Term Loans, the aggregate outstanding principal amount of the Term Loan of any such Lender would exceed such Lender's Percentage of the Term Loan Commitment Amount.

         SECTION 2.2. Termination, Reduction, and Extension of the Commitment Amounts. Each of the Commitment Amounts is subject to reduction from time to time pursuant to this Section 2.2.

         SECTION 2.2.1. Optional. The Borrower may, from time to time on any Business Day occurring after the time of the initial Borrowing hereunder, voluntarily reduce the amount of any Commitment Amount; provided, however, that all such reductions shall require at least three Business Days' prior notice to the Agent specifying whether such reduction is temporary or permanent, whether the reduction relates to the Active Revolving Loan Commitment Amount or the Inactive Revolving Loan Commitment Amount, and the amount by which such Commitment Amount is being reduced which amount shall be limited as follows:

                 (a) with respect to any reduction of the Active Revolving Loan Commitment Amount, (i) if such reduction is a permanent reduction, such reduction shall be in a minimum amount of $5,000,000 and in increments of $1,000,000 and (ii) if such reduction is in connection with the redesignation by the Borrower of a portion of the Active Revolving Loan Commitment Amount as a part of the Inactive Revolving Loan Commitment Amount, then such reduction shall be in a minimum amount of $12,500,000 and in increments of $12,500,000; and

                 (b) with respect to any reduction of the Inactive Revolving Loan Commitment Amount, (i) if such reduction is a permanent reduction, such reduction shall be in a minimum amount of $5,000,000 and in increments of $2,500,000 and (ii) if such reduction is in connection with the conversion by the Borrower of a portion of the Inactive Revolving Loan Commitment Amount into a part of the Active Revolving Loan Commitment Amount as part of a Activation Amount, then such reduction shall be in a minimum amount of $12,500,000 and in increments of $12,500,000.

         SECTION 2.2.2. Mandatory as to Revolving Loans. The Revolving Loan Commitment Amount shall be reduced or terminated as described below:

                 (a) Each Lender's Revolving Loan Commitment shall be automatically terminated on the Revolving Loan Commitment Termination Date.

                 (b) Each reduction in the Revolving Loan Commitment Amount hereunder shall be made ratably among the Lenders in accordance with their respective Percentages. The Borrower shall pay to the Agent for the account of the Lenders, on the date of each termination or reduction, the Commitment Fees accrued pursuant to Section 3.4.1 on the amount of Commitments so terminated or reduced through the date of such termination or reduction.

                 (c) Should the Commitment Amount exceed the Borrowing Base at any time, the Commitment Amount shall be reduced to the Borrowing Base that is then in effect. Such reduction in Commitments shall be allocated first to the Inactive Revolving Credit Commitment Amount until such Inactive Revolving Credit Commitment Amount is reduced to zero and thereafter to the Active Revolving Credit Commitment Amount.

         SECTION 2.2.3. Mandatory as to Term Loans. The Term Loan Commitment Amount shall be reduced or terminated as described below:

                 (a) Each Lender's Term Loan Commitment shall be automatically terminated on the Term Loan Commitment Termination Date.

                 (b) Each reduction in the Term Loan Commitment Amount hereunder shall be made ratably among the Lenders in accordance with their respective Percentages.

         SECTION 2.3. Borrowing Procedure. The Borrower may from time to time irrevocably request that a Borrowing be made in a minimum amount of (i) $1,000,000 for Prime Rate Loans, (ii) $5,000,000 for CD Rate Loans and (iii) $5,000,000 for LIBO Rate Loans, and in an integral multiple of $1,000,000 or in the case of a Revolving Loan, in the unused amount of the Revolving Loan Commitment Amount. Such request shall be made by delivering a Borrowing Request to the Agent on or before 10:00 a.m. United States Central time, (x) on the Business Day of such Borrowing in the case of a Prime Rate Borrowing, (y) on a Business Day not less than two Business Days in advance of a CD Rate Borrowing and (z) on a Business Day not less than three Business Days in advance of a LIBO Rate Borrowing. On the terms and subject to the conditions of this Agreement, each Borrowing shall be comprised of the Type of Loans, and shall be made on the Business Day, specified in such Borrowing Request. With respect to any Borrowing, the Agent shall have given each of the Lenders notice of such Borrowing on or before 10:30 a.m. United States Central time on the date of such Borrowing and on or before 11:00 a.m. United States Central time on such Business Day each Lender shall deposit with the Agent same day funds in an amount equal to such Lender's Percentage of the requested Borrowing. Such deposit will be made to an account which the Agent shall specify from time to time by notice to the Lenders. To the extent funds are received from the Lenders, the Agent shall make such funds available to the Borrower by wire transfer to the accounts the Borrower shall have specified in its Borrowing Request. No Lender's obligation to make any Loan shall be affected by any other Lender's failure to make any Loan.

         SECTION 2.4. Continuation and Conversion Elections. The Borrower may from time to time irrevocably elect that all, or any portion in an aggregate minimum amount of $5,000,000 and an integral multiple of $1,000,000, of any Borrowing be, in the case of Prime Rate Loans, converted into Fixed Rate Loans or, in the case of Fixed Rate Loans, be converted into Prime Rate Loans or continued as Fixed Rate Loans of the same or different Type. Such request for a continuation or conversion of a Borrowing shall be made by delivering a Continuation/Conversion Notice to the Agent on or before 10:00 a.m., United States Central time, on a Business Day, such Continuation/Conversion Notice to be delivered at least (i) two Business Days in advance for any Borrowing continued as or converted into a CD Rate Loan and (ii) three Business Days in advance for any Borrowing continued as or converted into a LIBO Rate Loan. In the absence of delivery of a Continuation/Conversion Notice (i) with respect to any CD Rate Loan at least two Business Days before the last day of the then current Interest Period with respect thereto or (ii) with respect to any LIBO Rate Loan at least three Business Days before the last day of the then current Interest Period with respect thereto, such Fixed Rate Loan shall, on such last day, automatically convert to a Prime Rate Loan. Notwithstanding the above, no portion of the outstanding principal amount of any Loans may be continued as, or be converted into, Fixed Rate Loans when any Default has occurred and is continuing.

         SECTION 2.5. Funding. Each Lender may, if it so elects, fulfill its obligation to make, continue or convert Fixed Rate Loans hereunder by causing one of its foreign branches or Affiliates (or an international banking facility created by such Lender) to make or maintain such Fixed Rate Loan; provided, however, that such Fixed Rate Loan shall nonetheless be deemed to have been made and to be held by such Lender, and the obligation of the Borrower to repay such Fixed Rate Loan shall nevertheless be to such Lender for the account of such foreign branch, Affiliate or international banking facility. In addition, the Borrower hereby consents and agrees that, for purposes of any determination to be made for purposes of Sections 4.1, 4.2, 4.3 or 4.4, it shall be conclusively assumed that each Lender elected to fund all Fixed Rate Loans by purchasing, as the case may be, Dollar certificates of deposit in the U.S. or Dollar deposits in its LIBO Office's interbank eurodollar market.

         SECTION 2.6. Determination of Borrowing Base. Upon delivery of a Reserve Report or Alternate Reserve Report pursuant to Section 7.2 hereof and provided, that (i) such delivery shall be on or before the dates required therein and (ii) such Reserve Report or Alternate Reserve Report shall not have been found unsatisfactory in substance, form or detail, or unsatisfactory by reason of the estimates of Proved Reserves contained therein, by Lenders with an aggregate Percentage of at least 75%, then the Agent will notify the Borrower of the new Borrowing Base on or before (i) the next April 30th, in the case of a Reserve Report and (ii) the next October 31st, in the case of an Alternate Reserve Report, which Borrowing Base shall remain in effect until the next October 31st or April 30th (subject to delivery of an Updated Reserve Report pursuant to Section 3.1.2 or 3.1.3 and the determination of a Revised Borrowing Base); provided that, if pursuant to a Reserve Report dated January 1st of any year the ratio of (x) Borrowing Base to (y) Commitment Amount plus the amount of Senior Debt (other than the Loans) that is outstanding on such date which is permitted pursuant to Section 8.2(a)(ii) is at least 1.5 to 1.0, then the Agent shall not redetermine the Borrowing Base pursuant to the Alternate Reserve Report and shall not notify the Borrower of any redetermination of the Borrowing Base pursuant to the Alternate Reserve Report dated as of July 1st of such year. Notwithstanding the foregoing, if any Reserve Report or Alternate Reserve Report pursuant to which a Borrowing Base is to be determined shall have been unsatisfactory in form, substance or detail, or unsatisfactory by reason of the estimates of Proved Reserves therein, to Lenders with an aggregate Percentage of at least 75%, then the Borrowing Base in effect as of the Reserve Report Date of such Reserve Report or Alternate Reserve Report shall remain in effect until (i) the Borrower shall have delivered to the Agent and the Lenders an Audited Reserve Report or the results of an Alternate Reserve Report Review, as the case may be, which report shall be delivered within 90 days of notice from the Agent to the Borrower that the Reserve Report or Alternate Reserve Report, as the case may be, was not satisfactory, and (ii) the Agent shall have notified the Borrower of the new Borrowing Base, which notification shall be made within 5 Business Days of the delivery of such Audited Reserve Report or the results of such Alternate Reserve Report Review.

         SECTION 2.7. Notes. Each of the Lenders' Loans under a Commitment shall be evidenced by a Note payable to the order of such Lender in a maximum principal amount equal to such Lender's Percentage of the original applicable Commitment Amount. The Borrower hereby irrevocably authorizes each Lender to make (or cause to be made) appropriate notations on the grid attached to such Lender's Note (or on any continuation of such grid), which notations, if made, shall evidence, inter alia, the date of, the outstanding principal of, and the interest rate and Interest Period applicable to the Loans evidenced thereby. Such notations shall be conclusive and binding on the Borrower absent manifest error; provided, however, that the failure of any Lender to make any such notations shall not limit or otherwise affect any Obligations of the Borrower.

                                  ARTICLE III

                   REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

         SECTION 3.1.        Repayments and Prepayments.   The Borrower shall
make mandatory repayments and prepayments and may also make voluntary prepayments from time to time pursuant to this Section 3.1. Each prepayment of any Loans made pursuant to this Section shall be without premium or penalty, except as may be required by Section 4.4.

         SECTION 3.1.1. Repayments. To the extent that Term Loans are made to the Borrower on the Revolving Loan Commitment Termination Date, such Term Loans shall be deemed to be for repayment of the principal of Revolving Loans outstanding as of the Revolving Loan Commitment Termination Date. The Borrower shall repay in full the unpaid aggregate principal amount of each Loan upon the Stated Maturity Date therefor. Prior thereto, the Borrower shall, on each Quarterly Payment Date occurring after the Revolving Loan Commitment Termination Date, make a scheduled repayment of the outstanding principal amount of the Term Loans (i) on each of the first four Quarterly Payment Dates following the Revolving Loan Commitment Termination Date (or if any such day is not a Business Day, the next succeeding Business Day), each in an amount equal to 15% of the original principal amount of the Term Loan and (ii) on each of the next four Quarterly Payment Dates thereafter, in an amount equal to 10% of the original principal amount of the Term Loan; provided that, in the event that the first Quarterly Payment Date falls on a date that is less than eighty-eight (88) days after conversion of a Revolving Loan to a Term Loan, the first Quarterly Payment Date for such Term Loan shall be the next succeeding Quarterly Payment Date and provided further that, the final scheduled repayment shall be in an amount necessary to repay in full the unpaid principal of the Term Loan.

         SECTION 3.1.2. Mandatory Prepayments on Revolving Loans. If at any time prior to the Revolving Loan Commitment Termination Date, the aggregate principal amount of all Senior Debt outstanding shall exceed the Borrowing Base then in effect, the Borrower shall, at the Borrower's option, either (i) forthwith repay the Revolving Loans in an aggregate amount equal to such excess or (ii) prepay the Revolving Loans, in no more than five substantially equal monthly installments, in an amount such that upon the conclusion of such mandatory prepayments, the aggregate principal amount of all outstanding Senior Debt will not exceed the Borrowing Base. The first such payment pursuant to Clause (ii) above shall be due within 30 days after the date on which it is first determined that the principal amount of all Senior Debt exceeds such Borrowing Base, and the remaining payments shall be due on the numerically corresponding day of each of the subsequent months. If a subsequent month does not contain a numerically corresponding day, the Borrower shall make such payment on the last Business Day of such month, or if the numerically corresponding day is not a Business Day, such payment will be due on the preceding Business Day.

         If any Reserve Report or any Alternate Reserve Report which, pursuant to Section 2.6, is to serve as the basis for the redetermination of the Borrowing Base shall be found unsatisfactory in substance, form or detail, or unsatisfactory by reason of the estimate of Proved Reserves, by Lenders having an aggregate Percentage of at least 75% and, upon the delivery of an Audited Reserve Report or the results of an Alternate Reserve Report Review, as the case may be, by the Borrower, the Agent shall determine that the aggregate principal amount of all Senior Debt outstanding exceeds the Borrowing Base then in effect determined pursuant to such Audited Reserve Report or Alternate Reserve Report Review, then the Deficiency Period shall be deemed to have begun on (i) the April 30th following the date of an Audited Reserve Report relating to a Reserve Report (or the first date thereafter on which Senior Debt outstanding shall have exceeded the Borrowing Base as determined pursuant to the Audited Reserve Report) or (ii) the October 31st following the date of an Alternate Reserve Report so reviewed pursuant to the Alternate Reserve Report Review (or the first date thereafter on which Senior Debt outstanding shall have exceeded the Borrowing Base as determined pursuant to such Alternate Reserve Report Review) and, upon notification by the Agent of the new Borrowing Base, any and all mandatory prepayments of principal which, pursuant to the immediately preceding paragraph, would have been due and payable on or prior to the date of such notice from the Agent during the Deficiency Period beginning on the date so deemed the beginning date for such Deficiency Period, together with accrued interest thereon, shall be immediately due and payable.

         During any Deficiency Period, the Borrower may deliver to the Lenders an Updated Reserve Report. If the Updated Reserve Report (i) reflects a revised Borrowing Base ("Revised Borrowing Base"), (ii) is satisfactory in form, substance and detail and as to the estimates of Proved Reserves, to the Lenders and/or the Agent as required by the definition of "Updated Reserve Report" and
(iii) such Updated Reserve Report evidences an increase in Proved Reserves over those shown in the Reserve Report or Alternate Reserve Report, as applicable, most recently previously delivered pursuant to Section 7.2, the installment payments otherwise required pursuant to this Section 3.1.2 may be reduced or eliminated, as the case may be, to the extent that the aggregate principal amount of all Senior Debt does not exceed the Revised Borrowing Base.

         SECTION 3.1.3. Mandatory Prepayments on Term Loans. If at any time after the making of the Term Loans, the ratio of (a) the lesser of (i) the Discounted Present Value of Future Net Income attributable to Proved Reserves or (ii) 10/7 times the Discounted Present Value of Future Net Income attributable to the Proved Developed Producing Reserves (in either case based on the data in the Reserve Report or Alternate Reserve Report, as the case may be, used to determine the Borrowing Base then in effect), to (b) the outstanding principal amount of the Senior Debt shall at any time be less that 1.5 to 1.0, the Borrower shall, at the Borrower's option, either (i) forthwith repay Term Loans in an aggregate amount equal to such deficiency, or (ii) prepay the Term Loans, in no more than five substantially equal monthly installments, in an amount such that, upon the conclusion of such mandatory prepayments, such ratio would be at least 1.5 to 1.0. The first such payment pursuant to clause(ii) above shall be due within 30 days after the date on which it is first determined that such ratio is less than 1.5 to 1.0, and the remaining payments shall be due on the numerically corresponding day of each of the subsequent months.

         If a subsequent month does not contain a numerically corresponding day, the Borrower shall make such payment on the last Business Day of such month, or if the numerically corresponding day is not a Business Day, such payment will be due on the preceding Business Day. If any Reserve Report or any Alternate Reserve Report which, pursuant to Section 2.6, is to serve as the basis for the redetermination of the Borrowing Base shall be found unsatisfactory in substance, form or detail, or unsatisfactory by reason of the estimate of Proved Reserves, by Lenders having an aggregate Percentage of at least 75% and, upon the delivery of an Audited Reserve Report or the results of an Alternate Reserve Report Review, as the case may be, by the Borrower, the Agent shall determine that the ratios set forth in clause (a) and (b) of the preceding paragraph are not satisfied, then the Deficiency Period shall be deemed to have begun on (i) the April 30th following the date of such Audited Reserve Report relating to a Reserve Report or (ii) the October 31st following the date of an Alternate Reserve Report so reviewed by an Alternate Reserve Report Review relating to an Alternate Reserve Report and, upon notification by the Agent of the new Borrowing Base, any mandatory prepayments of principal which, pursuant to the immediately preceding paragraph, would have been due and payable on or prior to the date of such notice from the Agent during the Deficiency Period beginning on the date so deemed the beginning date for such Deficiency Period, together with accrued interest thereon, shall be immediately due and payable upon notification by the Agent of the Revised Borrowing Base.

         Mandatory prepayments pursuant to this Section 3.1.3 shall be in addition to and not in lieu of payments required pursuant to Section 3.1.1; provided, that such mandatory prepayments shall be applied to the next scheduled repayment or repayments required pursuant to Section 3.1.1 if, as of such repayment date, after giving effect to such scheduled repayment, the ratios set forth in clauses (a) and (b) of the first paragraph of this Section
3.1.3 are satisfied.

         During any Deficiency Period, the Borrower may deliver to the Lenders an Updated Reserve Report. If the Updated Reserve Report (i) reflects a Revised Borrowing Base (ii) is satisfactory in form, substance and detail, and as to estimates of Proved Reserves, to the Lenders and/or Agent as required by the definition of "Updated Reserve Report" and (iii) such Updated Reserve Report evidences an increase in Proved Reserves over those shown in the Reserve Report or Alternate Reserve Report, as applicable, most recently previously delivered pursuant to Section 7.2, further installment payments otherwise required pursuant to this

Section 3.1.3 may be reduced or eliminated, as the case may be, provided that after such reduction or elimination, the ratios set forth in this Section 3.1.3 shall be satisfied as of the next installment payment date.

         SECTION 3.1.4. Repayment Upon Acceleration. The Borrower shall, immediately upon any acceleration of the Stated Maturity Date of any Loans pursuant to Section 9.2 or 9.3, repay all Loans.

         SECTION 3.2. Voluntary Prepayments. The Borrower may, from time to time on any Business Day prior to the Stated Maturity Date, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of all Loans comprising the same Borrowing; provided, however, that

                 (i) any such prepayment shall be made pro rata among the Lenders with respect to Loans of the same Type and, if applicable, having the same Interest Period;

                 (ii) no such prepayment of any Fixed Rate Loan may be made on any day other than the last day of the Interest Period for such Loan;

                 (iii) all such voluntary prepayments of Fixed Rate Loans shall require at least one but no more than five Business Days' prior written notice to the Agent and the Lenders and all such voluntary prepayments of Prime Rate Loans shall require prior written notice to the Agent on or before 10:00 a.m. United States Central Time on the Business Day of such voluntary repayment; and

                 (iv) all such voluntary partial prepayments shall be in a minimum amount equal to $1,000,000 for Prime Rate Loans and $5,000,000 for Fixed Rate Loans, and an integral multiple of $1,000,000.

No voluntary prepayment of principal of any Revolving Loan shall cause a reduction in the Revolving Loan Commitment Amount. No voluntary prepayment of principal of any Term Loan may be reborrowed. All voluntary prepayments of Term Loans shall be applied to scheduled repayments as the Borrower may direct by written notice to the Agent.

         SECTION 3.3. Interest Provisions. Interest on the outstanding principal amount of Loans shall accrue and be payable in accordance with this
Section 3.3.

         SECTION 3.3.1. Rates. Pursuant to an appropriately delivered Borrowing Request or Continuation/Conversion Notice, the Borrower may elect that Loans comprising a Borrowing accrue interest at a rate per annum:

                 (a) on that portion maintained from time to time as a Prime Rate Loan, equal to the Prime Rate from time to time in effect;

                 (b) on that portion maintained as a CD Rate Loan, during each Interest Period applicable thereto, equal to the sum of the CD Rate (Reserve Adjusted) for such Interest Period plus the Applicable Margin; and

                 (c) on that portion maintained as a LIBO Rate Loan, during each Interest Period applicable thereto, equal to the sum of the LIBO Rate for such Interest Period plus the Applicable Margin.

The LIBO Rate for any Interest Period for LIBO Rate Loans will be determined by the Agent on the basis of the applicable rates furnished to and received by the Agent from the Reference Banks, two Business Days before the first day of such Interest Period. All Fixed Rate Loans shall bear interest from and including the first day of the applicable Interest Period to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such Fixed Rate Loan.

         SECTION 3.3.2. Post-Maturity Rates. After the date any principal amount of any Loan is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise), or after any other monetary Obligation of the Borrower shall have become due and payable, the Borrower shall pay interest (after as well as before judgment) on such amounts at a rate per annum equal to the Prime Rate plus a margin of 2%.

         SECTION 3.3.3. Payment Dates. Interest accrued on each Loan shall be payable, without duplication:

                 (a)         on the Stated Maturity Date therefor;

                 (b) on the date of any payment or prepayment, in whole or in part, of principal outstanding on such Loan;

                 (c) with respect to Prime Rate Loans, on each Quarterly Payment Date occurring after the date of the initial Borrowing hereunder;

                 (d) with respect to Fixed Rate Loans, the last day of each applicable Interest Period (and, if such Interest Period shall exceed 90 days, on the 90th day of such Interest Period);

                 (e) with respect to any Prime Rate Loans converted into Fixed Rate Loans on a day when interest would not otherwise have been payable pursuant to clause (c), on the date of such conversion; and

                 (f) on any Loans the Stated Maturity Date of which is accelerated pursuant to Section 9.2 or Section 9.3, immediately upon such acceleration.

Interest accrued on Loans or other monetary Obligations arising under this Agreement or any other Loan Document after the date such amount is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise) shall be payable upon demand. Notwithstanding clauses (a) and (b) above, except as otherwise provided in this Section 3.3.3, no accrued interest shall be due and payable on the Revolving Loan Commitment Termination Date on those Revolving Loans the principal of which is deemed to have been repaid by Term Loans to the Borrower pursuant to Section 3.1.1.

         SECTION 3.3.4. Interest Rate Determination. Each Reference Bank agrees to furnish to the Agent timely information for the purpose of determining the CD Rate or LIBO Rate, as applicable. If either of the Reference Banks shall fail to timely furnish such information to the Agent for such interest rate, the Agent shall determine such interest rate on the basis of information furnished by the remaining Reference Bank.

         SECTION 3.3.5. Maximum Interest. It is the intention of the parties hereto to conform strictly to applicable usury laws and, anything herein to the contrary notwithstanding, the obligations of the Borrower to the Lenders under this Agreement, the Loan Documents and any other document or instrument executed in connection herewith or therewith, shall be subject to the limitation that payments of interest or of other amounts constituting interest under applicable law to a Lender shall not be required to the extent that receipt thereof would be in excess of the Highest Lawful Rate, or otherwise contrary to provisions of law applicable to such Lender limiting rates of interest which may be charged or collected by such Lender. Accordingly, if the transactions or the amount paid or otherwise agreed to be paid for the use, forbearance or detention of money under this Agreement, the Loan Documents and any other document or instrument executed in connection herewith or therewith would exceed the Highest Lawful Rate or otherwise be usurious under applicable law (including the federal and state laws of the United States of America, or of any other jurisdiction whose laws may be mandatorily applicable) with respect to any Lender then, in that event, notwithstanding anything to the contrary in this Agreement or the Loan Documents and any other document or instrument executed in connection herewith or therewith, it is agreed as follows as to such Lender:

                 (a)         in respect to such Lender, the provisions of this
         Section 3.3.5 shall govern and control over any other provision in this Agreement, the Loan Documents and any other document or instrument executed in connection herewith or therewith and each provision set forth therein is hereby so limited;

                 (b) the aggregate of all consideration which constitutes interest under applicable law that is contracted for, charged or received under this Agreement, or under any of the other aforesaid agreements or otherwise in connection with this Agreement by such Lender shall under no circumstances exceed the maximum amount of interest allowed by applicable law (such maximum lawful interest rate, if any, with respect to such Lender herein called the Highest Lawful Rate"), and all amounts owed under this Agreement, the Loan Documents and any other document or instrument executed in connection herewith or therewith shall be held subject to reduction and (i) the amount of interest which would otherwise be payable to such Lender hereunder and under the Loan Documents and any other document or instrument executed in connection herewith or therewith, shall be automatically reduced to the amount allowed under applicable law and (ii) any unearned interest paid by the Borrower in excess of the Highest Lawful Rate shall be credited to the Borrower by such Lender (or, if such consideration shall have been paid in full, refunded to the Borrower);

                 (c) all sums paid, or agreed to be paid, to such Lender for the use, forbearance and detention of the indebtedness of the Borrower to such Lender hereunder shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the actual rate of interest is uniform throughout the full term thereof;

                 (d) if at any time the interest provided pursuant to Sections 3.3.1 or 3.3.2, as the case may be, together with any other fees payable pursuant to or in connection with this Agreement and deemed interest under applicable law, with respect to any Lender exceeds that amount which would have accrued at the Highest Lawful Rate, the amount of interest and any such fees to accrue to such Lender pursuant to this Agreement shall be limited, notwithstanding anything to the contrary in this Agreement to that amount which would have accrued at the Highest Lawful Rate for such Lender, but any subsequent reductions, as applicable, shall not reduce the interest to accrue pursuant to this Agreement below such Lender's Highest Lawful Rate until the total amount of interest payable to such Lender (including all consideration which constitutes interest) equals the amount of interest which would have been payable to such Lender (including all consideration which constitutes interest) assuming a varying rate per annum equal to the interest provided pursuant to Sections 3.3.1 and 3.3.2 at all times in effect, plus the amount of fees which would have been received but for the effect of this Section 3.3.5.

For purposes of Article 5069-1.04, Vernon's Texas Civil Statutes, as amended, to the extent, if any, applicable to any Lender, the Borrower agrees that the Highest Lawful Rate for such Lender shall be the "indicated (weekly) rate ceiling" as defined in said Article, provided that such Lender may also rely, to the extent permitted by applicable laws, on alternative maximum rates of interest under other laws applicable to such Lender if greater. To the extent that Texas law shall be applicable to the determination of the Highest Lawful Rate of any Lender, the provisions of Chapter 15 of Subtitle 3, Title 79 of the Revised Civil Statutes of Texas, 1925, as amended, shall not apply to this Agreement or the Notes.

         SECTION 3.4. Fees. The Borrower agrees to pay the fees set forth in this Section 3.4. All such fees shall be non-refundable.

         SECTION 3.4.1.      Commitment Fee.   The Borrower agrees to pay to
the Agent for the account of each Lender, for the period (including any portion thereof when any of

Commitments are suspended by reason of the Borrower's inability to satisfy any condition of Article V) commencing on the Effective Date and continuing through the Revolving Loan Commitment Termination Date, commitment fees (collectively, the "Commitment Fees") at the rate of:

                             (a) 5/16 of 1% per annum on such Lender's Percentage of the sum of the average daily unused portion of the Active Revolving Loan Commitment Amount;

                             (b) 1/8 of 1% per annum on such Lender's Percentage of the sum of the average daily unused portion of the Inactive Revolving Loan Commitment Amount; and

                             (c) on each occasion the Borrower elects to convert any portion of the Inactive Revolving Loan Commitment Amount into an Active Revolving Loan Commitment Amount, a fee on such Activation Amount equal to the product of (i) 1/4 of 1% of such Activation Amount, and (ii) the lesser of six (6) or the number of calendar months (rounded to the next highest integer, not to exceed six) that have elapsed since (A) the Effective Date or (B) the Inactive Designation Date (as defined hereafter) (in either case, and as applicable, the "Calculation Period"). For purposes of determining the Calculation Period, to the extent that any Activation Amount is converted back into an Inactive Revolving Loan Commitment Amount (the effective date of such redesignation herein an "Inactive Designation Date") and then subsequently redesignated herein an Activation Amount (such amount herein a "Reactivated Amount"), the Calculation Period in respect of the portion of the Activation Amount which is equal to each such Reactivated Amount shall be determined, with respect to such Reactivated Amount, from the Inactive Designation Date or Inactive Designation Dates, as the case may be, of each such Reactivated Amount.

         Such Commitment Fees shall be payable by the Borrower in arrears on each Quarterly Payment Date, commencing with the first such day following the Effective Date, and on the Revolving Loan Commitment Termination Date.

         SECTION 3.4.2.      Other Fees.          The Borrower agrees to pay to
the Agent and the Co-Agent, the fees as described in the fee letter agreements dated as September 23, 1992 between the Borrower and the Agent and Co-Agent.


                                   ARTICLE IV

                CERTAIN CD RATE, LIBO RATE AND OTHER PROVISIONS

         SECTION 4.1. Fixed Rate Lending Unlawful. If any Lender shall determine (which determination shall, upon notice thereof to the Borrower and the Lenders, be conclusive and binding on the Borrower if made in good faith) that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful for such Lender to make, continue or maintain any Loan as, or to convert any Loan into, a Fixed Rate Loan, the obligations of such Lender to make, continue, maintain or convert any such Loans shall, upon such determination, forthwith be suspended until such Lender shall notify the Agent that the circumstances causing such suspension no longer exist, and Fixed Rate Loans of such Lender shall automatically convert into Prime Rate Loans at the end of the then current Interest Periods with respect thereto or sooner, if required by such law or regulation.

         SECTION 4.2. Rates Unavailable. If the Agent or the Required Lenders shall have determined that by reason of circumstances affecting the Agent's or the Required Lenders' relevant market, adequate means do not exist for ascertaining the interest rate applicable hereunder to Fixed Rate Loans of such Type, then, upon notice from the Agent (given at the direction of the Required Lenders if such determination shall have been made by the Required Lenders) to the Borrower and the Lenders, the obligations of all Lenders under
Section 2.3 and Section 2.4 to make or continue any Loans as, or to convert any Loans into, Fixed Rate Loans shall forthwith be suspended until the Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

         SECTION 4.3. Increased Fixed Rate Loan Costs, etc. The Borrower agrees to reimburse each Lender for any increase in the cost to such Lender of, or any reduction in, the amount of any sum receivable by such Lender in respect of, making, continuing or maintaining (or of its obligation to make, continue or maintain) any Loans as, or of converting (or of its obligation to convert) any Loans into, Fixed Rate Loans (such increases in costs and reductions in amounts receivable, after taking into account such Lender's estimate, which shall be conclusive if given in good faith, of the net tax benefit, if any, realized by such Lender from such additional costs and reductions, being herein called "Additional Costs"), resulting from any Regulatory Change after the Effective Date which: (i) changes the basis of taxation of any amounts payable to such Lender under this Agreement in respect of any of such Fixed Rate Loans (other than taxes imposed on the overall net income of such Lender for any such Fixed Rate Loans by the jurisdiction in which such Lender has its principal office) or (ii) imposes or modifies (without duplication of any other amount required to be paid hereunder) any reserve, special deposit, minimum capital, capital ratio or similar requirements relating to the making by such Lender of any Fixed Rate Loans (including any increase in cost to a Lender by reason of an increase in any reserve requirement specified from time to time by the F.R.S. Board and applicable to "Eurodollar Liabilities" as defined in Regulation D of the F.R.S. Board or other similar reserve requirements affecting eurodollar deposits). Such Lender shall promptly notify the Agent and the Borrower in writing of the occurrence of any such event, such notice to state, in reasonable detail, the reasons therefor and the Additional Costs. Such Additional Costs shall be payable by the Borrower directly to such Lender within thirty days of the Borrower's receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on the Borrower.

         SECTION 4.4. Funding Losses. In the event any Lender shall incur any loss or reasonable expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make, continue or maintain any portion of the principal amount of any Loan as, or to convert any portion of the principal amount of any Loan into, a Fixed Rate Loan) as a result of

                 (a) any conversion or repayment or prepayment of the principal amount of any Fixed Rate Loans on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to Section 3.1 or otherwise;

                 (b) any Loans not being made as Fixed Rate Loans in accordance with the Borrowing Request therefor; or

                 (c) any Loans not being continued as, or converted into, Fixed Rate Loans in accordance with the Continuation/ Conversion Notice therefor,

then, upon the written notice of such Lender to the Borrower (with a copy to the Agent), the Borrower shall, within thirty days of its receipt thereof, pay directly to such Lender such amount as will (in the reasonable determination of such Lender) reimburse such Lender for such loss or expense, provided that, the Borrower shall not be liable to a Lender hereunder for any such loss or expense incurred by such Lender as a result of such Lender's gross negligence or wilful misconduct, breach of this Agreement or failure to comply with a Borrowing Request or Continuation/ Conversion Notice. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and, if made in good faith, binding on the Borrower.

         SECTION 4.5. Increased Capital Costs. Without duplication of any other provision of this Article IV, if any Regulatory Change after the Effective Date affects the amount of capital required to be maintained by any Lender or any Person controlling such Lender, and such Lender determines (in its sole and absolute discretion) that the rate of return on its or such controlling Person's capital as a consequence of its Commitments or the Loans made by such Lender is reduced as a result of such Regulatory Change to a level below that which such Lender or such controlling Person could have achieved but for the occurrence of such Regulatory Change, then, in any such case upon notice from time to time by such Lender to the Borrower, the Borrower shall within thirty days pay directly to such Lender additional amounts (after taking into account such Lender's estimates, which shall be conclusive if made in good faith, of the net tax benefit, if any, realized by such Lender resulting from such Regulatory Change) sufficient to compensate such Lender or such controlling Person for such reduction in rate of return. A statement of such Lender as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and, if made in good faith, binding on the Borrower. In determining such amount, such Lender may use any method of averaging and attribution that it (in its sole and absolute discretion) shall deem applicable.

         SECTION 4.6. Period of Liability. The Borrower shall not be liable to any Lender pursuant to Section 4.3, 4.4, or 4.5 in respect of such compensation for any period commencing more than one year before the delivery of any notice pursuant to Sections 4.3, 4.4, or 4.5 except that the Borrower may be liable for an earlier period if the Regulatory Change resulting in such notice shall have been given retroactive effect affecting any period beginning more than 365 days prior to such notice.

         SECTION 4.7. Taxes. All payments by the Borrower of principal of, and interest on, the Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, stamp or other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, other than taxes imposed on or measured by any Lender's net income or receipts and franchise taxes (such non-excluded items being called "Taxes"). In the event that any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Borrower will

                 (a) pay directly to the relevant authority the full amount required to be so withheld or deducted;

                 (b) promptly forward to the Agent an official receipt or other documentation satisfactory to the Agent evidencing such payment to such authority; and

                 (c) pay to the Agent for the account of the Lenders such additional amount or amounts as is necessary to ensure that the net amount actually received by each Lender will equal the full amount such Lender would have received had no such withholding or deduction been required.

Upon the request of the Borrower, each Lender and each subsequent holder of any Note that is organized under the laws of a jurisdiction other than the U.S. shall, prior to the due date of any payments under the Notes, execute and deliver to the Borrower, on or about the first scheduled payment date in each Fiscal Year, a United States Internal Revenue Service Form 4224 or Form 1001, as may be applicable (or any successor form), appropriately completed. Without prejudice to the survival of any other agreement of the Borrower hereunder or any other Loan Document, the agreements of the Borrower contained in this Section shall survive the payment in full of all its Obligations.

         SECTION 4.8. Payments, Computations, etc. Unless otherwise expressly provided, all payments by the Borrower pursuant to this Agreement, the Notes or any other Loan Document shall be made by the Borrower to the Agent for the pro rata account of the Lenders entitled to receive such payment. The Borrower shall make each payment required to be made to the Agent not later than 11:00 a.m., United States Central time, on the date due, in same day or immediately available funds, to such account as the Agent shall specify from time to time by notice to the Borrower. Funds received after that time shall be deemed to have been received by the Agent on the next succeeding Business Day. The Agent shall promptly remit in same day funds to each Lender its share, if any, of such payments received by the Agent for the account of such Lender. All interest on Fixed Rate Loans and all fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days and in the case of interest on a Prime Rate Loan, 365 days or, if appropriate, 366 days. Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing interest, if any, in connection with such payment.

         SECTION 4.9. Sharing of Payments. If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Loan (other than pursuant to the terms of Sections 4.3, 4.4 and 4.5 or by reason of differences in CD Reserve Requirements) in excess of its pro rata share of payments then or therewith obtained by all Lenders, such Lender shall purchase from the other Lenders such participations in Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and each Lender which has sold a participation to the purchasing Lender shall repay to the purchasing Lender the purchase price to the ratable extent of such recovery together with an amount equal to such selling Lender's ratable share (according to the proportion of

                 (a) the amount of such selling Lender's required repayment to the purchasing Lender to

                 (b)         the total amount so recovered from the purchasing
         Lender)

of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section 4.10) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section to share in the benefits of any recovery on such secured claim.

         SECTION 4.10. Setoff. Each Lender shall, upon the occurrence of any Default described in clauses (a) through (d) of Section 9.1.9 with respect to the Borrower or any

Subsidiary or, upon the occurrence of any other Event of Default, have the right to appropriate and apply to the payment of the Obligations owing to it (whether or not then due), and (as security for such Obligations) the Borrower hereby grants to each Lender a continuing security interest in, any and all balances, credits, deposits, accounts or moneys of the Borrower then or thereafter maintained with such Lender; provided, however, that any such appropriation and application shall be subject to the provisions of Section 4.9. Each Lender agrees promptly to notify the Borrower and the Agent after any such setoff and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which such Lender may have.

         SECTION 4.11. Use of Proceeds. The Borrower shall apply the proceeds of each Borrowing in accordance with the third recital; without limiting the foregoing, and except as permitted by Section 8.5(d), no proceeds of any Loan will be used to acquire any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934 if such acquisition would result in the Borrower's owning more than five percent (5%) of the issuer's outstanding voting stock and no proceeds of any Loan will be used to acquire such stock if such acquisition would result in any violation of F.R.S. Board Regulation U by the Borrower or the Lender.


                                   ARTICLE V

                            CONDITIONS TO BORROWING

         SECTION 5.1. Initial Borrowing. The obligations of the Lenders to fund the initial Borrowing after the date hereof shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 5.1.

         SECTION 5.1.1. Corporate or Partnership Existence. The Agent shall have received from the Borrower and each of its Majority-owned Subsidiaries that have executed a Subsidiary Guaranty, a copy of its certificate or articles of incorporation, including all amendments thereto, certified as of a recent date by the Secretary of State of the state of its organization, and a certificate as to the good standing of the Borrower or such Majority-owned Subsidiary as of a recent date, from such Secretary of State.
The Agent shall have received from each of the Borrower's Subsidiaries which is organized as a limited partnership, a copy of the certificate of limited partnership, certified as of a recent date by the Secretary of State of the state of its organization. The Agent shall also receive from any Subsidiary organized as a partnership, its partnership agreement, including all amendments thereto, and a certificate of an Authorized Officer of the Borrower dated the date of the Initial Borrowing stating that the partnership agreement has not been amended since the date of the last amendment thereto shown. The Agent shall also receive from the Secretary of the Borrower and each Majority-owned Subsidiary that has executed a Subsidiary Guaranty, a certificate dated as of the date hereof, stating that the certificate or articles of incorporation of Borrower or such Majority-owned Subsidiary have not been amended since the date of the last amendment thereto shown.

         SECTION 5.1.2. Resolutions, etc. The Agent shall have received from the Borrower a certificate, dated the date of this Agreement, of its Secretary as to

                 (a) a copy of the by-laws of the Borrower, attached thereto, that such attached by-laws are a true and complete copy of the by-laws of the Borrower and that such by-laws had been in effect since a date prior to the resolutions of its Board of Directors referred to in (b) below;

                 (b) resolutions of its Board of Directors then in full force and effect authorizing the execution, delivery and performance of this Agreement, the Notes and each other Loan Document to be executed by it; and

                 (c) the incumbency and signatures of those of its officers authorized to act with respect to this Agreement, the Notes and each other Loan Document executed by it,

upon which certificate each Lender may conclusively rely until it shall have received a further certificate of the Secretary of the Borrower canceling or amending such prior certificate.

         SECTION 5.1.3. Compliance with Representations and Warranties. The Agent shall have received a certificate from an Authorized Officer confirming compliance with Section 5.2.1 and stating that the Reserve Report of January 1, 1995, previously delivered to the Lenders, includes as a basis for Future Net Income only Proved Reserves which are either owned by the Borrower, a Majority-owned Subsidiary that has executed a Subsidiary Guaranty, or qualify as Qualified Partnership Properties.

         SECTION 5.1.4. Delivery of Notes. The Agent shall have received, for the account of each Lender, its Note duly executed and delivered by the Borrower.

         SECTION 5.1.5.      [Intentionally Omitted.].

         SECTION 5.1.6. Opinions of Counsel. The Agent shall have received opinions, dated the date of the initial Borrowing and addressed to the Agent and all Lenders, from

                 (a) Gerald A. Morton, Corporate Secretary and Associate General Counsel to the Borrower, substantially in the form of Exhibit E hereto; and

                 (b) Mayer, Brown & Platt, special Illinois counsel to the Agent in form and substance satisfactory to the Lenders.

         SECTION 5.1.7. Closing Fees, Expenses, etc. The Agent shall have received for its own account, or for the account of each Lender, as the case may be, all fees, costs, and expenses due and payable pursuant to Section 3.4 and Section 11.3, if then invoiced.

         SECTION 5.2. Conditions Precedent to Revolving Loans. The obligation of each Lender to fund any Revolving Loan (including the initial Borrowing) shall be subject to the satisfaction of each of the conditions precedent set forth in this Section 5.2.

         SECTION 5.2.1. Compliance with Warranties, No Default, etc. Both before and after giving effect to any such Borrowing the following statements shall be true and correct

                 (a)         the representations and warranties set forth in
         Article VI (excluding, however, those contained in Section 6.7) shall be true and correct with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date);

                 (b) except as disclosed by the Borrower to the Agent and the Lenders pursuant to Section 6.7;

                             (i) no labor controversy, litigation, arbitration or governmental investigation or proceeding shall be pending or, to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries which has a significant probability of consequences that would materially adversely affect the Borrower's business, operations, assets, revenues, properties or prospects or which purports to affect the legality, validity or enforceability of this Agreement, the Notes or any other Loan Document; and

                             (ii) no development shall have occurred in any labor controversy, litigation, arbitration or governmental investigation or proceeding disclosed pursuant to Section 6.7 which has a significant probability of consequences that would materially adversely affect the businesses, operations, assets, revenues, properties or prospects of the Borrower, or of the Borrower and its Subsidiaries taken as a whole;

                 (c) no Default shall have then occurred and be continuing, and neither the Borrower nor any of its Subsidiaries are in material violation of any law or governmental regulation or court order or decree; and

                 (d) the Active Commitment Amount plus all Senior Debt outstanding other than the Loans does not exceed the Borrowing Base and the Borrower is in compliance with the Current Ratio and Fixed Charge Coverage Ratio as required by Sections 8.4(c) and 8.4(d), respectively, and, immediately after giving effect to the proposed Borrowing, Senior Debt shall not exceed the Borrowing Base then in effect and the

         Indebtedness of the Borrower shall not exceed the amount permitted under clause(a) of Section 8.4.

         SECTION 5.2.2. Borrowing Request. The Agent shall have received a Borrowing Request for such Borrowing. Each of the delivery of a Borrowing Request and the acceptance by the Borrower of the proceeds of such Borrowing shall constitute a representation and warranty by the Borrower that on the date of such Borrowing (both immediately before and after giving effect to such Borrowing and the application of the proceeds thereof) the statements made in
Section 5.2.1 are true and correct.

         SECTION 5.2.3. Satisfactory Legal Form. All documents executed or submitted pursuant hereto by or on behalf of the Borrower or any of its Subsidiaries shall be satisfactory in form and substance to the Agent and its counsel; the Agent and its counsel shall have received all information, approvals, opinions, documents or instruments as the Agent or its counsel may reasonably request.

         SECTION 5.3. Conditions Precedent to the Making of the Term Loans. The obligation of each Lender to make its Term Loan is subject to (a) the condition precedent that the principal of all Revolving Loans and accrued interest on all Revolving Loans, except those Revolving Loans the principal of which shall be deemed to have been repaid by Term Loans pursuant to Section
3.1.1 and for which such interest is not otherwise due and payable, shall have been paid in full prior to or concurrently with the making of such Term Loan,
(b) the conditions precedent set forth in Sections 5.2.1(c) and (d), and (c) the condition precedent that the representations and warranties set forth in Sections 6.1, 6.2, 6.3, and 6.4 are true and correct with the same effect as if then made. The acceptance by the Borrower of the proceeds of the Term Loans shall constitute a representation and warranty that on the Revolving Loan Commitment Termination Date (both before and after giving effect to such Term Loans and the application of the proceeds thereof) the statements made in
Section 5.2.1(c) and (d) are true and correct and the representations and warranties set forth in Sections 6.1, 6.2, 6.3 and 6.4 are true and correct with the same effect as if then made.


                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

         In order to induce the Lenders and the Agent to enter into this Agreement and to make Loans hereunder, the Borrower represents and warrants unto the Agent and each Lender as set forth in this Article VI.

         SECTION 6.1. Organization, etc. The Borrower and each of its corporate Subsidiaries is a corporation validly organized and existing and in good standing under the laws of the State, or country, of its incorporation, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of its business requires such qualification, except where failure to qualify would not have a material adverse effect on the business or financial condition of the Borrower and its Subsidiaries taken as a whole or the

Borrower's ability to perform the Loan Documents. Each of the Borrower's Subsidiaries which is organized as a partnership is validly organized and existing and in good standing under the laws of the state of its formation, and is duly qualified to do business and is in good standing as a foreign partnership where the nature of its business requires such qualification, except where failure to qualify would not have a material adverse effect on the business or financial condition of the Borrower, or the Borrower and its Subsidiaries taken as a whole or the Borrower's ability to perform under the Loan Documents. The Borrower and each of its Subsidiaries has full power and authority and holds all requisite governmental licenses, permits and other approvals to enter into and perform its Obligations under this Agreement, the Notes and each other Loan Document and to own and hold under lease its property and to conduct its business substantially as currently conducted by it.

         SECTION 6.2. Due Authorization, Non-Contravention, etc. The execution, delivery and performance by the Borrower or any Subsidiary of this Agreement, the Notes and each other Loan Document executed or to be executed by it, are within the Borrower's or the Subsidiary's corporate or partnership powers, as the case may be, have been duly authorized by all necessary corporate or partnership action, as the case may be, and do not

                 (a) contravene the Borrower's or such Subsidiary's Organic Documents or partnership agreement, as the case may be;

                 (b) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting the Borrower or any Subsidiary; or

                 (c) result in, or require the creation or imposition of, any Lien on any properties of the Borrower or its Subsidiaries.

         SECTION 6.3. Government Approval, Regulation, etc. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery or performance by the Borrower or any Subsidiary of this Agreement, the Notes or any other Loan Document. Neither the Borrower nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         SECTION 6.4. Validity, etc. This Agreement constitutes, and the Notes and each other Loan Document executed by the Borrower or any Subsidiary will, on the due execution and delivery thereof, constitute, the legal, valid and binding obligations of the Borrower or such Subsidiary, as the case may be, enforceable in accordance with their respective terms except as such enforceability is subject to the effect of (i) any applicable bankruptcy, insolvency, reorganization or similar law relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), including concepts of materiality, reasonableness, good faith and fair dealing.

         SECTION 6.5. Financial Information. The consolidated balance sheets of the Borrower and its Subsidiaries as at December 31, 1994 and March 31, 1995 and the related consolidated statements of income and cash flow of the Borrower and its Subsidiaries for the periods then ended, copies of which have been furnished to the Agent and the Co-Agent and each other Lender, have been prepared in accordance with GAAP consistently applied, and present fairly the consolidated financial condition of the corporations and partnerships covered thereby as at the dates thereof and the results of their operations for the periods then ended subject, in the case of the consolidated balance sheets of March 31, 1995 and the related consolidated statements of income and cash flow as of such date, to the making of normal year-end audit adjustments and the year-end addition of notes required pursuant to GAAP. Attached hereto as Item
8.5 ("Ongoing Investments") of the Disclosure Schedule is a complete and correct schedule of loans, investments and advances by the Borrower and its Subsidiaries as of March 31, 1995. Except as noted on said schedule, since the date thereof there have been, as of the date of this Agreement, no material increases in the respective outstanding amounts of or changes in the terms or conditions of such loans, investments and advances.

         SECTION 6.6. No Material Adverse Change. Since March 31, 1995, there has been no material adverse change in the financial condition, operations, assets, business, properties or prospects of the Borrower, or the Borrower and its Subsidiaries taken as a whole other than those changes as may affect the oil and gas industry generally.

         SECTION 6.7. Litigation, etc. There is no pending or, to the knowledge of the Borrower, threatened labor controversy, litigation, action, or proceeding against, or to the knowledge of the Borrower, affecting the Borrower or any of its Subsidiaries, or any of their respective properties, assets or revenues, which has a significant probability of consequences that would materially adversely affect the financial condition, operations, assets, business, properties or prospects of the Borrower, or of the Borrower and any Subsidiaries taken as a whole, except as disclosed in the Borrower's most recent Form 10-K or 10-Q filed with the S.E.C. or Item 6.7 ("Litigation") of the Disclosure Schedule, or which purports to affect the legality, validity or enforceability of this Agreement, the Notes or any other Loan Document.
Neither the Borrower nor any of its Subsidiaries is in default with respect to any judgment, order, writ, injunction, decree, rule or regulation of any court or Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which default could materially adversely affect the business operations, properties, assets or condition, financial or other, of the Borrower, or of the Borrower and its Subsidiaries taken as a whole.

         SECTION 6.8.        Subsidiaries.  The Borrower has no existing U.S.
Subsidiaries, except those Subsidiaries

                             (a) which are identified in Item 6.8 (a)
                 ("Existing Subsidiaries") of the Disclosure Schedule; or

                             (b) which are permitted to have been acquired or
                 formed in accordance with Section 8.5 or 8.7.

         As of June 1, 1995, the Borrower is the record or beneficial owner of the issued and outstanding shares of capital stock of each such corporate Subsidiary which is identified inItem 6.8(a) of the Disclosure Schedule. Such shares are free and clear of any Liens, including, without limitation, claims arising out of any preemptive rights granted in connection with the issuance of any such shares.
         All such shares are duly issued, fully paid and nonassessable and there are no outstanding options, warrants or other rights entitling the holder thereof to purchase any shares of capital stock of any such Subsidiary. The Borrower's partnership interest in any Subsidiary organized as a partnership is free and clear of any Liens.

         SECTION 6.9. Ownership of Properties. The Borrower and each of its Subsidiaries owns good and marketable title to all of its properties and assets, real and personal, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights), and all properties and assets and all revenues (present and future) of the Borrower and its Subsidiaries are free and clear of all Liens, charges or claims (including infringement claims with respect to patents, trademarks, copyrights and the like) except (i) as to any such charges or claims (other than Liens) are disclosed in the Borrower's most recent Form 10-K filed with the S.E.C. or (ii) as permitted pursuant to Section 8.3.

         SECTION 6.10. Taxes. The Borrower and each of its Subsidiaries has filed all tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

         SECTION 6.11. Pension and Welfare Plans. During the twelve-consecutive-month period prior to the date of the execution and delivery of this Agreement and prior to the date of any Borrowing hereunder, no steps have been taken to terminate any Pension Plan, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which might result in the incurrence by the Borrower or any member of the Controlled Group of any material liability, fine or penalty. Except as disclosed in Item 6.11 ("Employee Benefit Plans") of the Disclosure Schedule, neither the Borrower nor any member of the Controlled Group has any contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA.

         SECTION 6.12.       Environmental Warranties.  Except as set forth in
Item 6.12 ("Environmental Matters") of the Disclosure Schedule:

                 (a) to the best knowledge of the Borrower, all facilities and property (including underlying groundwater) owned, leased or operated by the Borrower or any of its Subsidiaries have been, and continue to be, owned, leased or operated by the Borrower and its Subsidiaries in material compliance with all Environmental Laws;

                 (b) to the best knowledge of the Borrower, there have been no past, and there are no pending or threatened

                             (i)         claims, complaints, or notices
                 received by the Borrower or any of its Subsidiaries with respect to any alleged violation of any Environmental Law, or

                             (ii)        claims, complaints, notices or
                 inquiries to, or requests for information received by, the Borrower or any of its Subsidiaries regarding potential liability under any Environmental Law relating to operations or the condition of any facilities or property (including underlying groundwater) owned, leased or operated by the Borrower or any of its Subsidiaries that, singly or in the aggregate, have, or may reasonably be expected to have, a material adverse effect on the properties or prospects of the Borrower and its Subsidiaries taken as a whole;

                 (c) to the best knowledge of the Borrower, there have been no Releases of Hazardous Materials at, on or under any property now or previously owned, leased or operated by the Borrower or any of its Subsidiaries that, singly or in the aggregate, have, or may reasonably be expected to have, a material adverse effect on the financial condition, operations, assets, business, properties or prospects of the Borrower and its Subsidiaries taken as a whole;

                 (d) to the best knowledge of Borrower, the Borrower and its Subsidiaries have been issued and are in material compliance with all permits, certificates, approvals, licenses and other authorizations relating to environmental matters that are necessary for their businesses;

                 (e) no property now or previously owned, leased or operated by the Borrower or any of its Subsidiaries is listed or proposed for listing (with respect to owned property only) on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list of sites requiring investigation or clean- up where such listing or proposed listing would have a material adverse effect on the financial condition, operations, assets, business, properties or prospects of the Borrower and its Subsidiaries taken as a whole;

                 (f) to the best knowledge of the Borrower, there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property now or previously owned, leased or operated by the Borrower or any of its Subsidiaries that, singly or in the aggregate, have, or may reasonably be expected to have, a material adverse effect on the financial condition, operations, assets, business, properties or prospects of the Borrower and its Subsidiaries taken as a whole;

                 (g) to the best knowledge of the Borrower, neither the Borrower nor any Subsidiary of the Borrower has directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list or a site which currently is the subject of federal, state or local enforcement actions or other investigations which may lead to claims against the Borrower or such Subsidiary thereof for any remedial work, damage to natural resources or personal injury, including claims under CERCLA which claims would have a material adverse effect on the financial condition, operations, assets, business properties, or prospects of the Borrower and its Subsidiaries taken as a whole;

                 (h) to the best knowledge of the Borrower, there are no polychlorinated biphenyls or friable asbestos present at any property now or previously owned, leased or operated by the Borrower or any Subsidiary of the Borrower that, singly or in the aggregate, have, or may reasonably be expected to have, a material adverse effect on the financial condition, operations, assets, business, properties or prospects of the Borrower and its Subsidiaries taken as a whole; and

                 (i) to the best knowledge of the Borrower, no conditions exist at, on or under any property now or previously owned, leased or operated by the Borrower which, with the passage of time, or the giving of notice or both, would give rise to liability under any Environmental Law which liability would have a material adverse effect on the financial condition, operations, assets, business, properties or prospects of the Borrower and its Subsidiaries taken as a whole.

         SECTION 6.13. Regulations G, T, U and X. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Loans will be used for a purpose which violates, or would be inconsistent with, F.R.S. Board Regulation G, T, U or X. Terms for which meanings are provided in F.R.S. Board Regulation G, T, U or X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

         SECTION 6.14. Rank of Indebtedness. The obligations of the Borrower to pay the principal of and interest on the Loans made hereunder and the Notes and all other amounts payable by the Borrower hereunder constitute direct and general obligations of the Borrower and rank in right of payment prior to or pari passu with all unsecured indebtedness and liabilities for borrowed money, or other obligations arising out of the extension of credit, of the Borrower. As of March 31, 1995, the Borrower does not have outstanding any such liability or obligation which is subordinated to any other such indebtedness, liability or obligation but which is not subordinated to all indebtedness of the Borrower for money borrowed hereunder and under the Notes. Except as disclosed in the notes to the financial statements filed with the Borrower's Form 10-Q for the quarter ended March 31, 1995, there is no Senior Debt outstanding as of March 31, 1995 other than obligations pursuant to this Agreement, the Notes, and the other Loan Documents.

         SECTION 6.15. Absence of Defaults. Neither the Borrower nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in this Agreement or any other material agreement or instrument governing Indebtedness to which any of them is a party.

         SECTION 6.16. Accuracy of Information. As of March 31, 1995, the Borrower has no Indebtedness except as disclosed in Item 6.16 ("Ongoing Indebtedness") of the Disclosure Schedule, which Disclosure Schedule includes all Indebtedness reported in the Borrower's most recent Form 10-K or 10-Q filed with the S.E.C. Since March 31, 1995 there have been, as of the date of this Agreement, no material increases in the respective outstanding amounts of or (except for Trade Indebtedness and other permitted Senior Debt) changes in the terms or conditions of such Indebtedness. All factual information heretofore or contemporaneously furnished by or on behalf of the Borrower in writing to the Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all other such factual information hereafter furnished by or on behalf of the Borrower to the Agent or any Lender for purposes of or in connection with this Agreement will be, true and accurate in every material respect on the date as of which such information is dated or certified, and such information does not, or shall not, as the case may be, omit to state any material fact necessary to make such information not misleading.

         SECTION 6.17. No Contractual Violation. Borrower has no contract or agreement to which it or any of its Subsidiaries is a party or by which it or its properties are bound (excluding any agreements or contracts governing Indebtedness that do not exceed $1,000,000 at any one time outstanding in the aggregate which have been incurred to vendors to finance acquisition of assets as to the assets financed with such Indebtedness) prohibiting or having the effect of prohibiting the creation or assumption of any Lien upon any of its assets, properties or revenues whether now owned or hereafter acquired, or restricting the ability of the Borrower to amend or otherwise modify this Agreement or any other Loan Document, except as provided in this Agreement and the other Loan Documents.


                                  ARTICLE VII

                             AFFIRMATIVE COVENANTS

         SECTION 7.1. Performance of Affirmative Covenants. The Borrower agrees with the Agent and each Lender that, until all Commitments have terminated and all Obligations have been paid and performed in full, the Borrower will perform the obligations set forth in this Article VII.

         SECTION 7.2. Financial Information, Reports, Notices, etc. The Borrower will furnish, or will cause to be furnished, to each Lender and the Agent copies of the following financial statements, reports, notices and information:

                 (a) as soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Borrower, consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such Fiscal Quarter and consolidated statements of income and cash flows of the Borrower and its Subsidiaries for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, certified by the chief financial officer of the Borrower, such certificate further showing in reasonable detail and with appropriate calculations and computations in all respects reasonably satisfactory to the Agent compliance with the financial covenants set forth inSection 8.4;

                 (b) as soon as available and in any event within 90 days after the end of each Fiscal Year of the Borrower, a copy of the annual audit report for such Fiscal Year for the Borrower and its Subsidiaries, including therein consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such Fiscal Year and consolidated statements of income and cash flows of the Borrower and its Subsidiaries for such Fiscal Year, in each case certified by Arthur Andersen LLP or other independent public accountants reasonably acceptable to the Agent and the Required Lenders, together with a certificate from such accountants containing a computation of, and showing compliance with, each of the financial ratios and restrictions contained in Section 8.4 and to the effect that, in making the examination necessary for the signing of such annual report by such accountants, they have not become aware of any Default or Event of Default that has occurred and is continuing, or, if they have become aware of such Default or Event of Default, describing such Default or Event of Default and the steps, if any, being taken to cure it; provided that, if such accountants' opinion contains an Impermissible Qualification, the Borrower must satisfy the Agent and the Required Lenders that the Impermissible Qualification does not reflect a condition that materially impairs the timely collectibility by the Lenders of any monetary Obligations then outstanding;

                 (c) as soon as available and in any event within the time limits set for submission of the statements submitted under clauses (a) and (b) above, a certificate signed by an Authorized Officer of the Borrower to the effect that a review of the activities of the Borrower during the preceding Fiscal Year or Fiscal Quarter has been made under his supervision with a view to determining whether the Borrower has fulfilled all of its obligations under this Agreement and the Notes and any other Loan Document to which it is a party and that to the best of his knowledge (i) no Default has occurred, or if any such Default has occurred, specifying the nature and extent thereof and the nature of any corrective action taken or proposed to be taken to cure such Default, (ii) the Borrower has fulfilled all its obligations under this Agreement and the Notes and (iii) there have been no material adverse changes in the financial condition, operations, assets, business, properties or prospects of the Borrower and its Subsidiaries;

                 (d) as soon as possible and in any event within five Business Days after the Borrower learns of the occurrence of any Default, a statement of an Authorized Officer of the Borrower setting forth details of such Default and the action which the Borrower has taken and proposes to take with respect thereto;

                 (e) (i) as soon as available, but in no event later than 90 days after the close of each Fiscal Year of the Borrower, commencing with the Fiscal Year ended December 31, 1992, a Reserve Report prepared by Ryder Scott Company Petroleum Engineers or another independent engineering firm acceptable to the Agent and the Required Lenders as of January 1 of the next succeeding year, and (ii) as soon as available, but in no event later than 45 days after each June 30, commencing June 30, 1992, an Alternate Reserve Report dated as of July 1, provided that, if following the determination of the Borrowing Base pursuant to a Reserve Report dated as of January 1, the ratio of (x) the Borrowing Base to (y) the Commitment Amount plus the amount of Senior Debt (other than the Loans) that is outstanding on such date which is permitted pursuant toSection 8.2(a)(ii) is at least 1.5 to 1.0, then the Borrower shall deliver the report referred to in clause (ii) but the Borrowing Base shall not be redetermined pursuant thereto;

                 (f) as soon as possible and in any event within five Business Days after (i) the occurrence of any material adverse development with respect to any labor controversy, litigation, action or proceeding described in Section 6.7 or (ii) the commencement of any labor controversy, litigation, action or proceeding of the type described in Section 6.7, notice thereof and copies of all documentation relating thereto;

                 (g) promptly after the sending or filing thereof, copies of all reports which the Borrower sends to any of its security holders, and all reports and registration statements which the Borrower or any of its Subsidiaries files with the S.E.C. or any national securities exchange;

                 (h) with the reports submitted under clause (e) above, a certificate signed by an Authorized Officer of the Borrower setting forth, as of the date of the last delivered Reserve Report or Alternate Reserve Report, the name and location of each property to which Proved Reserves included in the Reserve Report or Alternate Reserve Report, as the case may be, submitted concurrently are attributable and certifying that each such property is either owned by the Borrower or constitutes a Qualified Partnership Property;

                 (i)         with the Reserve Report submitted under clause
         (e), a certificate signed by an Authorized Officer of the Borrower setting forth the Borrowing Base (calculated using data in such Reserve Report) and the calculations performed to determine the Borrowing Base;

                 (j) immediately upon becoming aware of the institution of any steps by the Borrower or any other Person to terminate any Pension Plan, or the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under section 302(f) of ERISA, or the taking of any action with respect to a Pension Plan which could result in the requirement that the Borrower furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan which could result in the incurrence by the Borrower of any material liability, fine or penalty, or any material increase in the contingent liability of the Borrower with respect to any post-retirement Welfare Plan benefit, notice thereof and copies of all documentation relating thereto;

                 (k) such other information respecting the condition or operations, financial or otherwise, of the Borrower or any of its Subsidiaries as any Lender through the Agent may from time to time reasonably request;

                 (l) as soon as available, and in any event within 90 days after the end of each Fiscal Year, or at other times as the Agent may reasonably request, a certificate from the Borrower's risk manager setting forth the nature and extent of all insurance maintained by the Borrower and its Subsidiaries;

                 (m) as soon as reasonably possible and in any event within ten (10) Business Days if the principal of the Senior Debt outstanding (including the Loans) shall exceed the Borrowing Base then in effect, notice of such excess.

         SECTION 7.3. Compliance with Laws, etc. The Borrower will, and will cause each of its Subsidiaries to, comply in all material respects with all applicable laws, rules, regulations and orders, such compliance to include (without limitation):

                 (a) the maintenance and preservation of its corporate or partnership existence and qualification as a foreign corporation or partnership except as contemplated by Section 8.7 or except where the failure to do so would not have a material adverse effect on the business and operations of the Borrowers and its Subsidiaries taken as a whole.

                 (b) the payment, before the same become delinquent, of all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books or except where the failure to do so would not have a material adverse effect on the business or operations of the Borrower and its Subsidiaries taken as a whole.

         SECTION 7.4. Maintenance of Properties. The Borrower will, and will cause each of its Subsidiaries to, maintain, preserve, protect and keep its properties, whether owned in fee or leased, in good repair, working order and condition, and make necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times unless the Borrower determines in good faith that the continued maintenance of any of its properties is no longer economically desirable.

         SECTION 7.5. Insurance. The Borrower will, and will cause each of its Subsidiaries to, maintain or cause to be maintained with responsible insurance companies insurance with respect to its properties and business (excluding business interruption insurance) against such casualties and contingencies and of such types and in such amounts as is customary in the case of similar businesses.

         SECTION 7.6. Books and Records. The Borrower will, and will cause each of its Subsidiaries to, keep books and records which accurately reflect all of its material business affairs and transactions and permit the Agent and each Lender or any of their respective representatives, at reasonable times and intervals, to visit all of its offices, to discuss its financial matters with its officers and independent public accountant (and the Borrower hereby authorizes such independent public accountant to discuss the Borrower's financial matters with each Lender or its representatives whether or not any representative of the Borrower is present) and to examine (and, at the expense of the Borrower, photocopy extracts from) any of its books or other corporate or partnership records. The Borrower shall pay any fees of such independent public accountant incurred in connection with the Agent's or any Lender's exercise of its rights pursuant to this Section.

         SECTION 7.7. Environmental Covenant. The Borrower will, and will cause each of its Subsidiaries to,

                 (a) use, operate and maintain all facilities and properties under its control in material compliance with all Environmental Laws, keep all necessary material permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in material compliance therewith, and handle all Hazardous Materials in material compliance with all applicable Environmental Laws; and

                 (b) promptly notify the Agent and provide copies upon receipt of all written claims, complaints, or notices of material violations relating to the condition of its facilities and properties or compliance with Environmental Laws, and shall promptly furnish to the Agent a statement of its proposed actions and proceedings relating to its compliance with Environmental Laws.

         SECTION 7.8.        [Intentionally Omitted].

         SECTION 7.9. Payment of Indebtedness. The Borrower shall pay all Trade Indebtedness owed by it as such Trade Indebtedness shall become due and shall pay and discharge when due all other Indebtedness now or hereafter owed by it, except in each case to the extent being diligently contested in good faith by appropriate proceedings.

         SECTION 7.10.       Subsidiary Guaranties.   Prior to, or
contemporaneous with, the transfer by Borrower of a Borrowing Base Property to a Subsidiary of Borrower, Borrower shall cause such Subsidiary to execute and deliver to the Lenders a Subsidiary Guaranty if such Subsidiary has not previously executed a similar Guaranty for the benefit of the Lenders.


                                  ARTICLE VIII

                               NEGATIVE COVENANTS

         SECTION 8.1. Performance of Negative Covenants. The Borrower agrees with the Agent and each Lender that, until all Commitments have terminated and all Obligations have been paid and performed in full, the Borrower will perform the obligations set forth in this Article VIII.

         SECTION 8.2. Indebtedness. The Borrower hereby agrees that it shall not, and shall not permit any of its Subsidiaries to:

                 (a) create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Senior Debt, other than, without duplication, the following:

                             (i) Senior Debt in respect of the Loans and other Obligations; and

                             (ii)        other Senior Debt not to exceed
                 $10,000,000 in the aggregate at any time outstanding; or

                 (b) create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Non-Recourse Indebtedness secured by a Lien on Borrowing Base Properties.

         SECTION 8.3. Liens. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its property, revenues or assets, whether now owned or hereafter acquired, except:

                 (a)         [Intentionally Omitted];

                 (b) Liens granted prior to the Effective Date to secure payment of Indebtedness which is identified in Item 6.16 ("Ongoing Indebtedness") of the Disclosure Schedule;

                 (c)         [Intentionally Omitted]

                 (d) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

                 (e) Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

                 (f) Liens incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

                 (g) judgment Liens in existence less than 15 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance;

                 (h) Liens on cash or Cash Equivalent Investments which are collateral for letters of credit;

                 (i) statutory Liens and easements or other servitudes arising in the ordinary course of business and minor irregularities of title which do not materially impair the ownership or use of the property subject thereto for the purposes for which such property is owned and held by the Borrower or any of its Subsidiaries; and

                 (j) Liens which do not encumber Borrowing Base Properties and which secure or relate to Non-Recourse Indebtedness.

         SECTION 8.4.        Financial Condition.  The Borrower will not permit:

                 (a) the Indebtedness of the Borrower and its Subsidiaries, less current liabilities (except for current maturities of long-term Indebtedness), Non-Recourse Indebtedness, deferred taxes and deferred credits, to exceed $300,000,000 on a consolidated basis;

                 (b)         [Intentionally Omitted];

                 (c) its Current Ratio to be equal to or less than 1.0:1.0 at the end of any Fiscal Quarter; or

                 (d) its Fixed Charge Coverage Ratio to be equal to or less than 2.00:1.00 at the end of any Fiscal Quarter;

provided that, no breach of clause (c) or (d) shall be deemed to have occurred unless and until financial statements for such Fiscal Quarter are available to the Borrower that reflect such breach.

         SECTION 8.5. Investments. The Borrower will not, and will not permit any of its Subsidiaries to, make, incur, assume or suffer to exist any Investment in any other Person, except:

                 (a) Investments existing on the Effective Date and identified in Item 8.5 ("Ongoing Investments") of the Disclosure Schedule so long as it is not increased, extended or renewed and so long as there are no changes in the terms and conditions with respect thereto;

                 (b)         Cash Equivalent Investments;

                 (c) in the ordinary course of business, Investments by the Borrower in any of its Subsidiaries, or by any such Subsidiary in any of its Subsidiaries whether or not existing on the date hereof, by way of contributions to capital or loans or advances;

                 (d) if such Investment shall not result in any violation of F.R.S. Board Regulation U, other equity Investments of a class required to be registered pursuant to Section 12 of the Securities Exchange Act of 1934 provided that the Borrower's ownership interest will not exceed 5% of the issuer's outstanding shares entitled to vote, unless such ownership interest is acquired solely in exchange for capital stock of the Borrower or any of its Subsidiaries and such exchange complies with Sections 8.7 and 8.8;

                 (e) loans and advances in the ordinary course of business which are appropriate in connection therewith and stock, obligations or securities received in settlement of debts so created and owing to the Borrower or any Subsidiary of the Borrower;

                 (f) any evidence of Indebtedness, maturing not more than one year after such time, issued or guaranteed by any agency of the United States Government, which has a rating of A- or better from Standard & Poor's Corporation or a rating of A3 or better from Moody's Investors Service, Inc.;

                 (g) any interest bearing account at, or certificate of deposit maturing not more than one year after such time issued by, a
         U. S. savings and loan association which has a rating of A- or better from Standard & Poor's Corporation or a rating of A3 or better from Moody's Investors Service, Inc. on its long term unsecured debt and which has combined capital and surplus and undivided profits of not less than $500,000,000;

                 (h) any interest bearing account at, or certificate of deposit maturing not more than one year after such time, payable in U.S. Dollars and issued by, (i) a foreign banking institution or foreign branch of a U. S. banking institution, which banking institution has a rating of A- or better from Standard & Poor's Corporation or a rating of A3 or better from Moody's Investors Service, Inc. on its long-term unsecured debt and combined capital and surplus and undivided profits of not less than $500,000,000, or
         (ii) any foreign subsidiary of a U.S. banking institution, which U.S. banking institution has a rating of A- or better from Standard & Poor's Corporation or a rating of A3 or better from Moody's Investors Service, Inc. and which subsidiary has combined capital and surplus and undivided profits of not less than $500,000,000 or (iii) by any Lender;

                 (i) any evidence of Indebtedness, maturing not more than one year after such time, issued by any State of the United States, by any county or municipality organized or incorporated under the laws of any State of the United States or by any agency or subdivision of any of the foregoing, in each case rated A- or better by Standard & Poor's Corporation or rated A3 or better by Moody's Investors Service, Inc.; and

                 (j)         auction rate preferred stock of a U. S.
         corporation or mutual investment company rated A- or better by Standard & Poor's Corporation or rated A3 or better by Moody's Investors Service, Inc. provided that such Investment will not result in any violation of F.R.S. Board Regulation U and further provided that the Borrower's ownership interest will not exceed (and will not be convertible into shares which exceed) 5% of the issuer's outstanding shares entitled to vote; and

                 (k) mutual funds or similar investment vehicles investing primarily in Investments of the types set forth in clauses
         (a) through (d) of the definition of Cash Equivalent Investments or in the foregoing clauses (f) through (k), provided that ratings requirements shall be applicable to the mutual fund rather than the underlying Investments, as follows: such mutual funds shall, in each case, have a rating of A- or better from Standard & Poor's Corporation or a rating of A3 from Moody's Investors' Service, Inc. or a rating satisfactory to the Agent from another recognized rating agency satisfactory to the Agent, provided, however, that it is agreed that
         (i) any Investment which when made complies with the requirements of any of the foregoing clauses (f), (g) or (h) may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements; and (ii) no Investment otherwise permitted by clauses (i) or (j) shall be permitted to be made directly or indirectly through a mutual fund if, immediately before or after giving effect thereto, any Default shall have occurred and be continuing.


provided, however, that

                 (l) any Investment which when made complies with the requirements of the definition of the term "Cash Equivalent Investment" may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements; and

                 (m)         no Investment otherwise permitted by clause (c) or
         (d) shall be permitted to be made if, immediately before or after giving effect thereto, any Default shall have occurred and be continuing.

         SECTION 8.6. Restricted Payments, etc. On and at all times after the Effective Date:

                 (a) the Borrower will not declare, pay or make any dividend or distribution (in cash, property or obligations) on any shares of any class of capital stock (now or hereafter outstanding) of the Borrower or on any warrants, options or other rights with respect to any shares of any class of capital stock (now or hereafter outstanding) of the Borrower (other than dividends or distributions payable in its common stock or rights or warrants to purchase its capital stock or split-ups or reclassifications of its stock into additional or other shares of its common stock) or apply, or permit any of its Subsidiaries to apply, any of its funds, property or assets to the purchase, redemption, sinking fund or other retirement of any shares of any class of capital stock (now or hereafter outstanding) of the Borrower, other than (i) payments of dividends as required on preferred stock outstanding and (ii) dividends on common stock and purchases and redemptions of capital stock, provided further that the aggregate of all such dividends, purchases, and redemptions paid after January 1, 1992 does not exceed the sum of (x) thirty-three percent of cumulative income, net of cumulative losses, after January 1, 1992 and (y) one hundred percent of the cumulative proceeds from the issuance of any capital stock after January 1, 1992; provided further that no dividends on common stock shall be paid in cash, property, or obligations unless the net worth of the Borrower, based on the Borrower's latest available balance sheet, after subtracting therefrom intangible assets including goodwill, franchises, licenses, patents, trademarks, tradenames, copyrights, service marks, and brand names, is positive and provided further that notwithstanding any restriction contained in this Section 8.6, the Borrower may redeem any of its shares of capital stock in exchange for, or out of the proceeds of the substantially concurrent sale of, shares of capital stock, and any dividend otherwise permitted under the terms of this Section 8.6 on the date of such dividend's declaration shall be payable notwithstanding that on the date of payment, such dividend would not be permitted under this section;

                 (b) the Borrower will not, and will not permit any of its Subsidiaries to,

                             (i) except to the extent of any payment, prepayment, redemption, purchase or defeasance paid from the proceeds of the issuance or sale of Subordinated Indebtedness or capital stock, make any payment or prepayment of principal of any Subordinated Indebtedness on any day prior to the stated, scheduled date for such payment or prepayment set forth in the documents and instruments memorializing such Subordinated Indebtedness, or redeem, purchase or defease any Subordinated Indebtedness if such payments, prepayments, redemptions, purchases or defeasance shall be in an aggregate amount in excess of $10,000,000 in any one year, or $20,000,000 in the aggregate after the date hereof and prior to February 1, 1998; or

                             (ii) make any payment or prepayment of principal of any Subordinated Indebtedness which would violate the subordination provisions of such Subordinated Indebtedness; or

                             (iii) make any payment or prepayment of interest on any Subordinated Indebtedness, other than payments or prepayments of interest in connection with any payment, prepayment, redemption, purchase or defeasance permitted under
                 Section 8.6.(b)(i), on any day prior to the stated scheduled date for such payment or prepayment set forth in the documents memorializing such Subordinated Indebtedness, or which would violate the subordination provisions of such Subordinated Indebtedness; and

                 (c) the Borrower will not, and will not permit any Subsidiary to, make any deposit for any of the foregoing prohibited purposes and no payment, dividend, distribution, prepayment, redemption, purchase or defeasance otherwise permitted by clause (a) or (b) shall be permitted to be made if, immediately before or after giving effect thereto, any Default shall have occurred and be continuing provided that, in determining if any Default pursuant to Section 8.4 shall have occurred or is continuing immediately before or after such payment, dividend, distribution, prepayment, redemption, purchase or defeasance, the Borrower may rely on financial information available to it since the date of the financial statements most recently delivered by it pursuant to Sections 7.2(a) and 7.2(b).

         SECTION 8.7. Consolidation, Merger, etc. The Borrower will not, and will not permit any of its Subsidiaries to, liquidate, wind up or dissolve, consolidate with, or merge into or with, any other corporation, or purchase or otherwise acquire all or substantially all of the assets of any Person (or of any division thereof) except as set forth below and so long as the Borrower (if the Borrower is a party thereto) is the surviving entity:

                 (a) any such Subsidiary may liquidate or dissolve voluntarily into, and may merge with and into, the Borrower or any other Subsidiary; and

                 (b) so long as no Default has occurred and is continuing or would occur after giving effect thereto, the Borrower or any of its Subsidiaries may purchase all or substantially all of the assets of any Person (other than the Borrower), or acquire such Person (other than the Borrower) by merger.

         SECTION 8.8. Asset Dispositions. In either of the first half or second half of any Fiscal Year:

                 (a) the aggregate value of assets (including cash accounts, accounts receivable, production payments, and capital stock of or partnership interests in Subsidiaries, but excluding oil, gas, and other liquid or gaseous hydrocarbons sold in the ordinary course of business) sold, transferred, leased, contributed, or otherwise conveyed by the Borrower and its Subsidiaries other than to the Borrower or its Subsidiaries, or to which the Borrower and its Subsidiaries may grant options, warrants, or other rights, shall not exceed, in the aggregate, $5,000,000. Notwithstanding the foregoing, the Borrower and its Subsidiaries may grant, sell, or convey production payments as permitted by this Agreement in connection with Non-Recourse Indebtedness. For purposes of this Section 8.8(a), the value of any asset is the greater of its book value or fair market value at the time of any disposition; and

                 (b) the Discounted Present Value of Borrowing Base Properties sold, transferred, leased, contributed or otherwise conveyed by the Borrower to any Subsidiary shall not exceed, in the aggregate, ten percent (10%) of the Borrowing Base determined pursuant to the most recent Reserve Report or Alternate Reserve Report without first obtaining the consent of the Required Lenders, which consent shall not be unreasonably withheld and shall not require the payment of a fee or other compensation by the Borrower.

         SECTION 8.9. Modification of Certain Agreements. The Borrower will not consent to any amendment, supplement or other modification of any of the terms or provisions contained in, or applicable to any document or instrument evidencing or governing any existing Subordinated Indebtedness, other than any amendment, supplement or other modification which (a) does not accelerate the date of or increase the amount of any repayment or redemption required pursuant to such agreements, prior to January 2, 2000, (b) does not contain covenants regarding the matters set forth in Section 8.4 materially more restrictive than the covenants contained in Section 8.4 of this Agreement,
(c) does not increase the rate of interest payable or fees and other compensation, except to the extent such fees and other compensation are usual and customary for transactions of such type, and (d) does not contain or result in subordination terms materially less favorable to holders of the Notes than the original terms. After giving effect to any amendment, supplement, or modification which conforms to clauses (a), (b), (c), and (d) of this Section 8.9, the Indebtedness of the Borrower shall not exceed the limits permitted pursuant to clause (a) of Section 8.4.

         SECTION 8.10. Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, enter into, or cause, suffer or permit to exist any arrangement or contract with any of its other Affiliates unless such arrangement, as of the date it was entered into, is fair and equitable to the Borrower or such Subsidiary and is (as of such date) not of a sort which would not be entered into by a prudent Person in the position of the Borrower or such Subsidiary with, or which is on terms which are less favorable than are obtainable from, any Person which is not one of its Affiliates.

         SECTION 8.11.       [Intentionally Omitted].

         SECTION 8.12. Negative Pledges, etc. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any agreement (excluding this Agreement, any other Loan Document, any agreement related to Indebtedness permitted under Section 8.2(a)(ii) and any agreement governing Indebtedness not to exceed $1,000,000 at any one time outstanding in the aggregate which is incurred to vendors to finance acquisitions of assets as to the assets financed with proceeds of such Indebtedness) prohibiting or having the effect of prohibiting the creation or assumption of any Lien upon any of its properties, revenues or assets, whether now owned or hereafter acquired, or restricting the ability of the Borrower to amend or otherwise modify this Agreement or any other Loan Document.


                                   ARTICLE IX

                               EVENTS OF DEFAULT

         SECTION 9.1. Listing of Events of Default. Each of the following events or occurrences described in this Section 9.1 shall constitute an "Event of Default".

         SECTION 9.1.1. Non-Payment of Obligations. The Borrower shall default in the payment or prepayment, including any mandatory prepayment pursuant to Section 3.1.2. or 3.1.3, when due of any principal of any Loan, or the Borrower shall default (and such default shall continue unremedied for a period of five days) in the payment when due of interest on any Loan, any Commitment Fee or other fee provided for in this Agreement or of any other Obligation.

         SECTION 9.1.2. Breach of Warranty. Any representation or warranty of the Borrower or any Subsidiary made or deemed to be made hereunder or in any other Loan Document or any other writing or certificate furnished by or on behalf of the Borrower (including any certificate delivered pursuant to Article VII) to the Agent or any Lender for the purposes of or in connection with this Agreement or any such other Loan Document (including any certificates delivered pursuant to Article V) is or shall be incorrect when made in any material respect.

         SECTION 9.1.3. Non-Performance of Certain Covenants and Obligations. The Borrower shall default in the due performance and observance of any of its obligations under Article VIII (excluding Section 8.4) and, with respect to Section 8.3, 8.5 or 8.6, such default shall continue unremedied for a period of five (5) Business Days after notice thereof shall have been given to the Borrower by the Agent or any Lender.

         SECTION 9.1.4. Non-Performance of Other Covenants and Obligations. The Borrower or any Subsidiary shall default in the due performance and observance of any other covenant or agreement contained herein, including Section 8.4, or in any other Loan Document, and such default shall continue unremedied for a period of 30 days after notice thereof shall have been given to the Borrower by the Agent or any Lender.

         SECTION 9.1.5. Default on Other Indebtedness. A default shall occur in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise of any Indebtedness (other than Indebtedness described in Section 9.1.1 or Non-Recourse Indebtedness) in excess of $10,000,000 of the Borrower or any of its Subsidiaries, or a default shall occur in the performance or observance of any obligation or condition with respect to such Indebtedness if the effect of such default is to accelerate the maturity of any such Indebtedness or to permit the holder or holders thereof, or any trustee or agent for such holders, to cause such Indebtedness to become due and payable prior to its expressed maturity.

         SECTION 9.1.6. Judgments. Any judgments or orders for the payment of money which are, in aggregate, in excess of $10,000,000 at any one time outstanding shall be rendered against the Borrower or any of its Subsidiaries and the same shall remain undischarged and either

                 (a) enforcement proceedings shall have been commenced by any creditor upon such judgment or order; or

                 (b) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

         SECTION 9.1.7. Pension Plans. Any of the following events shall occur with respect to any Pension Plan

                 (a) the institution of any steps by the Borrower, any member of its Controlled Group or any other Person to terminate a Pension Plan if, as a result of such termination, the Borrower or any such member could be required to make a contribution to such Pension Plan, or could reasonably expect to incur a liability or obligation to such Pension Plan, in excess of $1,000,000; or

                 (b) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA.

         SECTION 9.1.8. Control of the Borrower. Any Change in Control shall occur.

         SECTION 9.1.9. Bankruptcy, Insolvency, etc. The Borrower or any of its Subsidiaries shall

                 (a) generally fail to pay, or admit in writing its inability or unwillingness to pay, its debts as they become due;

                 (b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Borrower or any of its Subsidiaries or any property of any thereof, or make a general assignment for the benefit of creditors;

                 (c) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Borrower or any of its Subsidiaries or for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days;

                 (d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding (except the voluntary dissolution, not under any bankruptcy or insolvency law, of a Subsidiary pursuant to Section 8.7), in respect of the Borrower or any of its Subsidiaries, and, if any such case or proceeding is not commenced by the Borrower or such Subsidiary, such case or proceeding shall be consented to or acquiesced in by the Borrower or such Subsidiary or shall result in the entry of an order for relief or shall remain for 60 days undismissed; or

                 (e) take any corporate, or in the case of a Subsidiary organized as a partner, partnership action authorizing, or in furtherance of, any of the foregoing.

         SECTION 9.2. Action if Bankruptcy. If any Event of Default described in clauses (a) through (d) of Section 9.1.9 shall occur, the outstanding principal amount of all outstanding Loans and all other Obligations shall automatically be and become immediately due and payable, without notice or demand.

         SECTION 9.3. Action if Other Event of Default. If any Event of Default (other than any Event of Default described in clauses (a) through (d) of Section 9.1.9) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Agent, upon the direction of the Required Lenders, shall by notice to the Borrower declare the outstanding principal amount of the Loans and other Obligations to be due and payable, whereupon the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment.



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


                                   ARTICLE X

                           THE AGENT AND THE CO-AGENT

         SECTION 10.1. Actions. Each Lender hereby appoints the Agent as its agent under and for purposes of this Agreement, the Notes and each other Loan Document. Each Lender authorizes the Agent to act on behalf of such Lender under this Agreement, the Notes and each other Loan Document and, in the absence of other written instructions from the Required Lenders received from time to time by the Agent (with respect to which the Agent agrees that it will comply, except as otherwise provided in this Section or as otherwise advised by counsel), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. Each Lender hereby indemnifies (which indemnity shall survive any termination of this Agreement) each of the Agent and the Co-Agent, pro rata according to such Lender's Percentage, from and against any and all liabilities, obligations, losses, damages, claims, costs or expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against, the Agent and the Co-Agent in any way relating to or arising out of this Agreement, the Notes and any other Loan Document, including reasonable attorneys' fees, and as to which the Agent or Co-Agent is not reimbursed by the Borrower; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, claims, costs or expenses which are determined by a court of competent jurisdiction in a final proceeding to have resulted solely from the Agent's or the Co-Agent's gross negligence or wilful misconduct. Neither the Agent nor the Co-Agent shall be required to take any action hereunder, under the Notes or under any other Loan Document, or to prosecute or defend any suit in respect of this Agreement, the Notes or any other Loan Document, unless it is indemnified hereunder to its satisfaction.
If any indemnity in favor of the Agent or the Co-Agent shall be or become, in the Agent's or the Co-Agent's determination, inadequate, the Agent or the Co-Agent may call for additional indemnification from the Lenders and cease to do the acts indemnified against hereunder until such additional indemnity is given.

         SECTION 10.2. Funding Reliance, etc. Unless the Agent shall have been notified by telephone, confirmed in writing, by any Lender by 5:00 p.m., United States Central time on the day prior to a Borrowing in the case of Fixed Rate Loans, or by 11:00 a.m. U.S. Central time on the day of any Borrowing in the case of Prime Rate Loans, that such Lender will not make available the amount which would constitute its Percentage of such Borrowing on the date specified therefor, the Agent may assume that such Lender has made such amount available to the Agent and, in reliance upon such assumption, make available to the Borrower a corresponding amount. If and to the extent that such Lender shall not have made such amount available to the Agent, such Lender and the Borrower severally agree to repay the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date the Agent made such amount available to the Borrower to the date such amount is repaid to the Agent, at the Federal Funds Rate at that time.

         SECTION 10.3. Exculpation. Neither the Agent, the Co-Agent nor any of their directors, officers, employees or agents shall be liable to any Lender for any action taken or omitted to be taken by it under this Agreement or any other Loan Document, or in connection herewith or therewith, except for their own wilful misconduct or gross negligence, nor responsible for any recitals or warranties herein or therein, nor for the effectiveness, enforceability, validity or due execution of this Agreement or any other Loan Document, nor to make any inquiry respecting the performance by the Borrower of its obligations hereunder or under any other Loan Document. The Agent and the Co-Agent shall each be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which the Agent or the Co-Agent believes to be genuine and to have been presented by a proper Person.

         SECTION 10.4. Successor. The Agent may resign as such at any time upon at least 30 days' prior notice to the Borrower and all Lenders. If the Agent at any time shall resign, the Required Lenders, with the consent of the Borrower, may appoint another Lender or a commercial banking institution organized under the laws of the U.S. (or any state thereof) or a U.S. branch or agency of a commercial banking institution, and having a combined capital and surplus of at least $500,000,000 as a successor Agent which shall thereupon become the Agent hereunder. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be one of the Lenders or a commercial banking institution organized under the laws of the U.S. (or any State thereof) or a U.S. branch or agency of a commercial banking institution, and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall be entitled to receive from the retiring Agent such documents of transfer and assignment as such successor Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation hereunder as the Agent, the provisions of

                 (a) this Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement; and

                 (b) Section 11.3 shall continue to inure to its benefit.

         SECTION 10.5. Loans by the Agent and Banque Paribas. Each of the Agent and Banque Paribas shall have the same rights and powers with respect to (x) the Loans made by it or any of its Affiliates, and (y) the Notes held by it or any of its Affiliates as any other Lender and may exercise the same as if it were not the Agent or Co-Agent, as the case may be.

         SECTION 10.6. Credit Decisions. Each Lender acknowledges that it has, independently of the Agent and each other Lender, and based on such Lender's review of the financial information of the Borrower and such other documents, information and investigations as such Lender has deemed appropriate, made its own credit decision to extend its Commitments. Each Lender also acknowledges that it will, independently of the Agent and each other Lender, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any other Loan Document.

         SECTION 10.7. Copies, etc. The Agent shall give prompt notice to each Lender of each notice or request required or permitted to be given to the Agent by the Borrower pursuant to the terms of this Agreement (unless concurrently delivered to the Lenders by the Borrower). The Agent will distribute to each Lender each document or instrument received for its account and copies of all other communications received by the Agent from the Borrower for distribution to the Lenders by the Agent.


                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

         SECTION 11.1. Waivers, Amendments, etc. The provisions of this Agreement and of each other Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Borrower and the Required Lenders; provided, however, that no such amendment, modification or waiver which would:

                 (a) modify any requirement hereunder that any particular action be taken by all the Lenders or by the Required Lenders shall be effective unless consented to by each Lender;

                 (b) modify this Section 11.1, change the definition of "Required Lenders", increase any Commitment Amount or the Percentage of any Lender, change the definition of Prime Rate", "CD Rate" or "LIBO Rate" to reduce interest payable or the Applicable Margin by the Borrower, reduce any fees described in Article III, or extend any Commitment Termination Date shall be made without the consent of each Lender and each holder of a Note;

                 (c) extend the Stated Maturity Date for, or reduce the amount of, any scheduled repayment or any mandatory prepayment (whether pursuant to Section 3.1.2 or 3.1.3 or otherwise) or of any interest payment due to any Lender on any Loan (or reduce the principal amount of or rate of interest on any Loan) shall be made without the consent of the holder of that Note evidencing such Loan; or

                 (d) affect adversely the interests, rights or obligations of the Agent qua the Agent, or the Co-Agent qua Co-Agent, shall be made without consent of the Agent or Co-Agent, as the case may be.

No failure or delay on the part of the Agent, any Lender or the holder of any
Note in exercising any power or right under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Borrower in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Agent, any Lender or the holder of any Note under this Agreement or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

         SECTION 11.2. Notices. All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by Telex or by facsimile and addressed, delivered or transmitted to such party at its address, Telex or facsimile number set forth below its signature hereto or set forth in the Lender Assignment Agreement or at such other address, Telex or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by Telex or facsimile, shall be deemed given when transmitted (answerback confirmed in the case of Telexes).

         SECTION 11.3. Payment of Costs and Expenses. The Borrower agrees to promptly pay all reasonable expenses of each of the Agent and Co-Agent (including the reasonable fees and out-of-pocket expenses of counsel to the Agent or Co-Agent and of local counsel, if any, who may, following reasonable notice to the Borrower, be retained by counsel to the Agent or Co-Agent) in connection with

                 (a) the negotiation, preparation, execution and delivery of this Agreement and of each other Loan Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to this Agreement or any other Loan Document as may from time to time hereafter be required, whether or not the transactions contemplated hereby are consummated, and

                 (b) the preparation and review of the form of any document or instrument relevant to this Agreement or any other Loan Document.

The Borrower further agrees to pay, and to save the Agent and the Lenders harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution or delivery of this Agreement, the borrowings hereunder, or the issuance of the Notes or any other Loan Documents. The Borrower also agrees to reimburse the Agent and each Lender upon demand for all reasonable out-of-pocket expenses (including attorneys' fees, which attorneys' fees may include those of an attorney who is an employee of a Lender, and legal expenses) incurred by the Agent or such Lender in connection with the enforcement of any Obligations.

         SECTION 11.4. Indemnification. In consideration of the execution and delivery of this Agreement by each Lender and the extension of the Commitments, the Borrower hereby indemnifies, exonerates and holds the Co-Agent and each Agent, Lender and each of their respective officers, directors, employees and agents (collectively, the "Indemnified Parties") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (collectively, the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to

                 (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan;

                 (b) the entering into and performance of this Agreement and any other Loan Document by any of the Indemnified Parties (including any action brought by or on behalf of the Borrower as the result of any determination by the Required Lenders pursuant to Article V not to fund any Borrowing);

                 (c) any investigation, litigation or proceeding related to any acquisition or proposed acquisition by the Borrower or any of its Subsidiaries of any portion of the stock or assets of any Person, whether or not the Agent or such Lender is party thereto;

                 (d) any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment or the Release by the Borrower or any of its Subsidiaries of any Hazardous Material; or

                 (e) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases from, any real property owned or operated by the Borrower or any Subsidiary thereof of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, the Borrower or such Subsidiary, except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the activities of the Indemnified Party on the property of the Borrower conducted subsequent to a foreclosure on such property by the Lenders or by reason of the relevant Indemnified Party's gross negligence or wilful misconduct or breach of this

Agreement, and if and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The Borrower shall be obligated to indemnify the Indemnified Parties for all Indemnified Liabilities subject to and pursuant to the foregoing provisions, regardless of whether the Borrower or any of its Subsidiaries had knowledge of the facts and circumstances giving rise to such Indemnified Liability.

         Promptly after the receipt by an Indemnified Party of notice of the commencement of any action to which the Borrower is not a party, such Indemnified Party will, if a claim for indemnity in respect thereof is to be made against the Borrower, notify the Borrower of the commencement thereof. If the Borrower will have acknowledged in writing that this Section 11.4 will cover any Indemnified Liabilities in any such action, suit, proceeding or investigation, and, in the sole determination of the Indemnified Party, the Borrower has the financial ability to pay such Indemnified Liabilities, then the Borrower will have the right, on behalf of such Indemnified Party, but at the Borrower's expense, to defend such action, suit or proceeding, or participate in such investigation, with counsel selected by it, and will have sole discretion as to whether to litigate, appeal or settle.

         SECTION 11.5. Survival. The obligations of the Borrower under Sections 4.3, 4.4, 4.5, 4.7, 11.3 and 11.4, and the obligations of the Lenders under Section 10.1 and of the Agent and the Lenders under Section 11.12, shall in each case survive any termination of this Agreement. The representations and warranties made by the Borrower in this Agreement and in each other Loan Document shall survive the execution and delivery of this Agreement and each such other Loan Document.

         SECTION 11.6. Severability. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

         SECTION 11.7. Headings. The various headings of this Agreement and of each other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such other Loan Document or any provisions hereof or thereof.

         SECTION 11.8. Execution in Counterparts, Effectiveness, etc. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective when counterparts hereof executed on behalf of the Borrower and each Lender (or notice thereof satisfactory to the Agent) shall have been received by the Agent and notice thereof shall have been given by the Agent to the Borrower and each Lender.

         SECTION 11.9. Governing Law; Entire Agreement. THIS AGREEMENT, THE NOTES AND EACH OTHER LOAN DOCUMENT SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS. This Agreement, the Notes and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

         THIS WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

         THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         SECTION 11.10. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that:

                 (a) the Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of the Agent and all Lenders; and

                 (b) the rights of sale, assignment and transfer of the Lenders are subject to Section 11.11.

         SECTION 11.11. Sale and Transfer of Loans and Notes; Participations in Loans and Notes. Each Lender may assign, or sell participations in, its Loans and Commitments to one or more other Persons in accordance with this Section 11.11.

         SECTION 11.11.1.    Assignments.  Any Lender,

                 (a) with the written consents of the Borrower and the Agent (which consents shall not be unreasonably delayed or withheld and which consent, in the case of the Borrower, shall be deemed to have been given in the absence of a written notice delivered by the Borrower to the Agent, on or before the tenth Business Day after receipt by the Borrower of such Lender's request for consent, stating, in reasonable detail, the reasons why the Borrower proposes to withhold such consent) may at any time assign and delegate to one or more commercial banks or other financial institutions, each of which banks or institutions has capital and surplus and undivided profits of not less than $500,000,000, and

                 (b) with notice to the Borrower and the Agent, but without the consent of the Borrower or the Agent, may assign and delegate to any of its Affiliates or to any other Lender

(each Person described in either of the foregoing clauses as being the Person to whom such assignment and delegation is to be made, being hereinafter referred to as an "Assignee Lender"), all or any fraction of such Lender's total Loans and Commitment (which assignment and delegation shall be of a constant, and not a varying, percentage of all the assigning Lender's Loans and Commitment) in a minimum aggregate amount for any Commitment equal to the lesser of $5,000,000 or the Lender's entire Commitment; provided, however, that any such Assignee Lender will comply with Section 11.12 and, if applicable, with the provisions contained in the penultimate sentence of Section 4.7 and further, provided, however, that, the Borrower and the Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned and delegated to an Assignee Lender until

                 (c) written notice of such assignment and delegation, together with payment instructions, addresses and related information with respect to such Assignee Lender, shall have been given to the Borrower and the Agent by such Lender and such Assignee Lender,

                 (d) such Assignee Lender shall have executed and delivered to the Borrower and the Agent a Lender Assignment Agreement, accepted by the Agent, and

                 (e) the processing fees described below shall have been paid.

From and after the date that the Agent accepts such Lender Assignment Agreement in accordance with the foregoing, (x) the Assignee Lender thereunder shall be deemed automatically to have become a party hereto and to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee Lender in connection with such Lender Assignment Agreement, shall have the rights and obligations of a Lender hereunder and under the other Loan Documents, and (y) the assignor Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it in connection with such Lender

Assignment Agreement, shall be released from its obligations hereunder and under the other Loan Documents. Within five Business Days after its receipt of notice that the Agent has received an executed Lender Assignment Agreement, the Borrower shall execute and deliver to the Agent (for delivery to the relevant Assignee Lender) new Notes evidencing such Assignee Lender's assigned Loans and Commitment and, if the assignor Lender has retained any Loans and Commitment hereunder, replacement Notes in the principal amount of the Loans and Commitment obligations retained by the assignor Lender hereunder (such Notes to be in exchange for, but not in payment of, those Notes then held by such assignor Lender). Each such Note shall be dated the date of the predecessor Notes. The assignor Lender shall mark the predecessor Notes "exchanged" and deliver them to the Borrower. Accrued interest on that part of the predecessor Notes evidenced by the new Notes, and accrued fees, shall be paid as provided in the Lender Assignment Agreement. Accrued interest on that part of the predecessor Notes evidenced by the replacement Notes shall be paid to the assignor Lender. Accrued interest and accrued fees shall be paid at the same time or times provided in the predecessor Notes and in this Agreement. Such assignor Lender or such Assignee Lender must also pay a processing fee to the Agent upon delivery of any Lender Assignment Agreement in the amount of $2,000. Any attempted assignment and delegation not made in accordance with this
Section 11.11.1 shall be null and void.

         SECTION 11.11.2. Participations. Any Lender may at any time sell to one or more commercial banks or other Persons (each of such commercial banks and other Persons being herein called a "Participant") participating interests in any of the Loans, Commitments, or other interests of such Lender hereunder; provided, however, that

                 (a)         no participation contemplated in this Section
         11.11 shall relieve such Lender from its Commitments or its other obligations hereunder or under any other Loan Document,

                 (b) such Lender shall remain solely responsible for the performance of its Commitment and such other obligations,

                 (c) the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and each of the other Loan Documents,

                 (d) no Participant, unless such Participant is an Affiliate of such Lender, or is itself a Lender, shall be entitled to require such Lender to take or refrain from taking any action hereunder or under any other Loan Document, except that such Lender may agree with any Participant that such Lender will not, without such Participant's consent, take any actions of the type described in clause (b) or (c) of Section 11.1, and

                 (e) no Participant shall be entitled to payment of any amount under Section 4.6 that would not have been required to be paid to such Lender had no participation occurred.

         The Borrower acknowledges and agrees that each Participant, for purposes of Sections 4.3, 4.4, 4.5, 4.9, 4.10, 11.3 and 11.4, shall be considered a Lender.

         SECTION 11.12. Confidentiality. The Lenders shall hold all non-public information obtained pursuant to the requirements of this Agreement in accordance with the Confidentiality Letters, and

                 (a) may not disclose or discuss such information with any other persons except that any Lender may disclose such information
         (i) to any bank regulatory authority at the request of such authority or in connection with an examination of such Lender by any such authority, (ii) pursuant to subpoena, other court process or as otherwise required by law, (iii) at the express direction of any other agency of any State of the United States, (iv) to such Lender's independent auditors, counsel or independent petroleum engineers retained by such Lender or (v) to any Assignee Lender or proposed Assignee Lender of all or any portion of any Lender's interests, rights and obligations under the Agreement and any participant or proposed participant in all or a portion of a Lender's obligations under the Agreement, in each case, only if such Assignee Lender or proposed Assignee Lender or participant or proposed participant shall execute and deliver to the Borrower prior to any disclosure of information or conclusions based on such information, a Confidentiality Letter.

                 (b) The obligation of confidentiality shall not apply to such portions of the information which the Lender establishes (i) are in the public domain, (ii) hereafter become part of the public domain without breach of this Section 11.12 or any Confidentiality Letter, (iii) are previously known from some source other than the Borrower, (iv) are developed without using the Borrower's information or (v) are hereafter obtained from a third party who owes no obligation of confidence to the Borrower with respect to such information.

                 (c) Unless prohibited by applicable law or court order, each Lender and the Agent will promptly notify the Borrower (in advance, if practicable) if it is required to disclose any such information or conclusions pursuant to clause (a)(ii) above.

                 (d) Each Lender and the Agent agree that it will not use any information obtained, inspected or reviewed by it in connection with the Agreement for the purpose of bidding, or in any manner advising or assisting in the bidding (including advising or assisting in advising in the nomination of tracts to be leased), on future lease sales of tracts in offset tracts or in drainage tracts to the Borrower's interests or for the purpose of purchasing, selling, offering to purchase or offering to sell, directly or indirectly, any equity securities of the Borrower (or assisting or advising others in connection therewith).

                 (e)         All obligations of any Lender pursuant to this
         Section 11.12 shall terminate on the second anniversary of the date on which all Obligations of the Borrower to such Lender under the Agreement and the Notes have been fulfilled.

                 (f) Each Lender and the Agent agree that it shall be responsible for the compliance with this Agreement by all its officers and employees to the same extent as if they were parties hereto.

         SECTION 11.13. Other Transactions. Nothing contained herein shall preclude the Agent or any other Lender from engaging in any transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Affiliates in which the Borrower or such Affiliate is not restricted hereby from engaging with any other Person.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                           POGO PRODUCING COMPANY


                                           By  /s/  D. STEPHEN SLACK
                                           -----------------------------------
                                           Name:    D. Stephen Slack
                                           Title:   Senior Vice President and
                                                    Chief Financial Officer

                                           Address:  5 Greenway Plaza,
                                                     Suite 2700
                                                     Houston, Texas 77046-0504

                                           Facsimile No.:  (713) 297-4950
                                           Attention:  Mr. D. Stephen Slack
                                                       Senior Vice President
                                                         and Chief Financial
                                                         Officer


                                           BANK OF MONTREAL,
                                             acting through its U.S. branches
                                             and agencies, including initially
                                             its Chicago, Illinois branch,
                                             as Agent


                                           By   /s/  M. D. SMITH
                                             ----------------------------------
                                           Name:     M. D. Smith
                                           Title:    Director

                                           Address:  115 South LaSalle Street
                                                     Chicago, Illinois  60603

                                               with copy to:

                                                     Bank of Montreal
                                                     Houston Agency
                                                     700 Louisiana Street
                                                     4400 NationsBank Center
                                                     Houston, Texas  77002

                                           Facsimile No.:  (713) 223-4007
                                           Attention:  Mr. M. D. Smith

                                                  Director


                                           BANQUE PARIBAS
                                             acting through its Houston Agency,
                                             as Co-Agent


                                           By  /s/ BARTON D. SCHOUEST
                                             ----------------------------------
                                           Name:   Barton D. Schouest
                                           Title:  Group Vice President


                                           By  /s/ MARK M. GREEN
                                             ----------------------------------
                                           Name:   Mark M. Green
                                           Title:  Vice President


                                           Domestic
                                           Office:  1200 Smith, Suite 3100
                                                    Houston, Texas 77002

                                           Facsimile No.: (713) 659-3832
                                           Attention:   Mr. Mark M. Green



     PERCENTAGE                                      LENDERS

      31.000%                              BANK OF MONTREAL


                                           By  /s/ M. D. SMITH
                                             ---------------------------------
                                           Name:   M. D. Smith
                                           Title:  Director

                                           Domestic
                                           Office:   115 South LaSalle Street
                                                     Chicago, Illinois  60603

                                           LIBOR
                                           Office:   115 South LaSalle Street
                                                     Chicago, Illinois  60603
                                                   with copy to:

                                                      Bank of Montreal
                                                      Houston Agency
                                                      4400 NationsBank Center
                                                      700 Louisiana Street
                                                      Houston, Texas  77002

                                           Facsimile No.:  (713) 223-4007
                                           Attention:    Mr. M. D. Smith
                                                           Director


        25.000%                            BANQUE PARIBAS


                                           By /s/ BARTON D. SCHOUEST
                                             ---------------------------------
                                           Name:  Barton D. Schouest
                                           Title: Group Vice President


                                           By /s/ MARK M. SMITH
                                             ----------------------------------
                                           Name:  Mark M. Green
                                           Title: Vice President

                                           Domestic
                                           Office:     1200 Smith, Suite 3100
                                                       Houston, Texas  77002
                                           Attention:  Mr. Mark M. Green
                                           Facsimile No.:  (713) 659-3832

                                           LIBOR
                                           Office:       SAME AS ABOVE

                                                  ----------------------------

                                           Facsimile No.:    SAME AS ABOVE
                                           Attention:      LEAH EVANS-HUGHES

22.000%                                    THE FIRST NATIONAL BANK OF BOSTON


                                           By /s/ J. B. VAUGHN, JR.
                                              -------------------------------
                                           Name:  J. B. VAUGHN, JR.
                                           Title: VICE PRESIDENT AND DIRECTOR
                                                  ENERGY & UTILITIES DIVISION
                                           Domestic
                                           Office:  100 Federal Street
                                                    Boston, Massachusetts 02110

                                           Facsimile No.:   617/434-3652
                                           Attention:  Mr. Terrence Ronan
                                                       Assistant Vice-President

                                           LIBOR
                                           Office: _____________________________
                                                   _____________________________

                                           Facsimile No.:______________________
                                           Attention:__________________________

22.000%                                    NBD BANK


                                           By /s/ GEORGE R. SCHANZ
                                               --------------------------------
                                           Name:  GEORGE R. SCHANZ
                                           Title: Vice President

                                           Domestic
                                           Office:  611 Woodward
                                                    Detroit, Michigan 48226

                                           Facsimile No.:  313-225-2649
                                           Attention:  George R. Schanz


                                           LIBOR
                                           Office:  611 Woodward
                                                    Detroit, Michigan 48213

                                           Facsimile No.: 313-225-2649
                                           Attention:  George R. Schanz

                              DISCLOSURE SCHEDULE

ITEM 6.7       Litigation.

         Description of Proceeding         Action or Claim Sought
         -------------------------         ----------------------
                 None




ITEM 6.8(a)      Existing Subsidiaries.

                                                                           Jurisdiction of
         Name                                                              Organization
         ----                                                              ------------
Pogo British Isles, Inc.                                                     Delaware
Pogo Gulf Coast Limited                                                      Texas (L.P.)
Pogo Hungary Oil & Gas Company Kft                                           Hungary (Kft)
Pogo Netherlands, Inc.                                                       Delaware
Pogo Offshore Pipeline Co.                                                   Delaware
Pogo Petroles Compagnie, Inc.                                                Delaware
Pogo Thailand, Inc.                                                          Delaware
Pogo Turkey Inc.                                                             Delaware
Sampack Inc.                                                                 Delaware
Thaipo Limited                                                               Thailand

ITEM 6.11.       Employee Benefit Plans.

                 The Company provides medical insurance converage and $3,000 life insurance coverage under its group welfare plans to retirees.

ITEM 6.12        Environmental Matters.

                 None, except as disclosed in Part I, Item 3 of the Company's annual report on Form 10-K for the year ended December 31, 1994.

ITEM 6.16          Ongoing Indebtedness (as of March 31, 1995)


(a)      Obligations for borrowed money:   Outstanding Principal
                                           ---------------------
Senior debt:
         Bank revolving credit agreement       $ 21,000,000
         Uncommitted credit lines with
           banks                                  9,000,000

Total senior debt                                30,000,000

Subordinated debt
         5 1/2% Convertible subordinated
           notes, due 2004                       86,250,000

         8% Convertible subordinated
           debentures, due 2005                  42,910,000
                                               ------------

Total subordinated debt                         129,160,000
                                               ------------

Obligations for borrowed money                 $159,160,000
                                               ============

(b)      Letters of credit:
                 Bank of Boston                $  1,269,000

(c)      Capitalized Lease Liabilities:                 N/A

(d)      All other liabilities:

         Accounts payable, various creditors   $ 7,309,000
         Other payables, various creditors       8,642,000
         Accrued interest payable                1,178,000
         Accrued payroll and related benefits    1,303,000
         Other current liabilities                  25,000

         Deferred federal income taxes          38,299,000
         Deferred credits                        9,119,000
         Pogo Producing Company advances from:
           Pogo Offshore Pipeline Company       17,256,000
           Pogo British Isles, Inc.              9,014,000
                                               ------------

         All other liabilities                  92,145,000
                                               ------------

(e)      All Hedging Obligations                     3,000


(f)      Advance payment agreements:                N/A

(g)      All guarantees in respect to
           the foregoing:                           N/A

Ongoing Indebtedness                       $252,577,000
                                           ------------


ITEM 8.5                  Ongoing Investments (as of March 31, 1995)
                          ------------------------------------------

                 Description of Investment                                   Outstanding Amount
                 -------------------------                                   ------------------
(a)      Any loan or advance:
         Pogo Producing Company advances to:
                 Pogo Netherlands, Inc.                                      $    785,000
                 Pogo Turkey Inc.                                              12,008,000
                 Pogo Petroles Compagnie, Inc.                                    110,000
                 Pogo Thailand, Inc.                                            1,334,000
                 Sampack Inc.                                                       4,000
                 Thaipo Limited                                                24,081,000
                 Pogo Hungary Oil and Gas Company Kft                              73,000

                                                                              -----------
                                                                               38,395,000
                                                                              -----------
         Pogo Producing Company advances from:
                 Pogo Offshore Pipeline Company                                17,256,000
                 Pogo British Isles, Inc.                                       9,014,000
                                                                              -----------
                                                                               26,270,000
                                                                              -----------
                                                                               64,665,000
                                                                              -----------

(b)      Any Guarantee:                                                               N/A

(c)      Any ownership or similar interest held
         Pogo Producing Company's investment in the stock of:
                 Pogo British Isles, Inc.                                           1,000
                 Pogo Gulf Coast Limited                                        4,017,000
                 Pogo Hungary Oil & Gas Company Kft                                10,000
                 Pogo Netherlands, Inc.                                             1,000
                 Pogo Offshore Pipeline Co.                                         1,000
                 Pogo Petroles Compagnie, Inc.                                      1,000
                 Pogo Thailand, Inc.                                                1,000
                 Pogo Turkey Inc.                                                   1,000
                 Sampack Inc.                                                       1,000
                 Thaipo Limited                                                 3,902,000
                                                                              -----------
                                                                                7,936,000
                                                                              -----------
         Ongoing Investments                                                  $72,601,000
                                                                              ===========

                                                                       Exhibit A

                                      NOTE

                                 Chicago, Illinois
$_______________                                                   June 1, 1995

         On or before the Stated Maturity Date therefor (as defined in the Credit Agreement herein after referred to), the undersigned, FOR VALUE RECEIVED, promises to pay to the order of _________________ (the "Lender") at the office of Bank of Montreal (the "Agent") in Chicago, Illinois, _______________ DOLLARS ($___________) or, if less, the aggregate unpaid principal amount of all Loans (as defined in the Credit Agreement hereinafter referred to) made by the Lender to the undersigned pursuant to the Credit Agreement, as shown in the schedule attached hereto (and any continuation thereof).

         The undersigned also promises to pay interest on the unpaid principal amount hereof from time to time outstanding from the date hereof until maturity (whether by acceleration or otherwise) and, after maturity, until paid, at the rates per annum and on the dates specified in the Credit Agreement; provided, however, that in no event shall such interest exceed the Highest Lawful Rate (as hereinafter defined).

         Payments of both principal and interest are to be made in lawful money of the United States of America in same day or immediately available funds.

         This Note is a Note described in, and is subject to the terms and provisions of, the Amended and Restated Credit Agreement, dated as of June 1, 1995 (as the same may at any time be amended or modified and in effect, the "Credit Agreement"), among the undersigned, certain financial institutions (including the Lender), the Agent and Banque Paribas, acting through its Houston Agency, as co-agent (the "Co-Agent"). Reference is hereby made to the Credit Agreement for a statement of the prepayment rights and obligations of the undersigned and for a statement of the terms and conditions under which the due date of this Note may be accelerated. Upon the occurrence of any Event of Default as specified in the Credit Agreement, the principal balance hereof and the interest accrued hereon may be declared to be forthwith due and payable, and any indebtedness of the holder hereof to the undersigned may be appropriated and applied hereon.

         "Highest Lawful Rate" shall mean the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on this Note under laws applicable to the payee which are presently in effect or, to the extent allowed by applicable law, under such laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow and determination of the rate of interest for the purpose of determining whether the loan is usurious under applicable laws shall be made by amortizing, prorating, allocating, and spreading, in equal parts during the period of the full stated term of the loan represented hereby, all interest at any time contracted for, charged, or received from the undersigned in connection with such loan; however, in the event such loan is paid in full by the undersigned prior to the full stated term of the loan and the interest received for the actual period of the existence of such loan exceeds the Highest Lawful Rate, the payee shall refund to the undersigned the amount of the excess or shall credit the amount of the excess against amounts owing under such loan and shall not be subject to any of the penalties provided by law for contracting for, charging, or receiving interest in excess of the Highest Lawful Rate.

         It is the intention of the payee to conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby would be usurious as to the payee under laws applicable to it (INCLUDING THE LAWS OF THE UNITED STATES OF AMERICA AND THE STATE OF ILLINOIS OR ANY OTHER JURISDICTION WHOSE LAWS MAY BE MANDATORILY APPLICABLE TO SUCH PAYEE NOTWITHSTANDING THE OTHER PROVISIONS OF THIS NOTE OR THE CREDIT AGREEMENT), then, in that event, notwithstanding anything to the contrary in this Note, the Credit Agreement or any other instrument or agreement entered into in connection with this Note, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under law applicable to the payee that is contracted for, taken, reserved, charged or received by the payee under this Note, the Credit Agreement, or under any of the aforesaid agreements or instruments entered into in connection with this Note or otherwise shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be credited by such payee on the principal amount of this Note (or, if the principal amount of this Note shall have been paid in full, refunded by such payee to the undersigned); and (ii) in the event that the maturity of this Note is accelerated by reason of an election of the holder or holders thereof resulting from any Event of Default under the Credit Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to the payee may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in the Credit Agreement or otherwise shall be automatically cancelled by such payee as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such payee on the principal amount of this Note (or if the principal amount of this Note shall have been paid in full, refunded by such payee to the undersigned).

         To the extent that Article 5069-1.04 of Vernon's Texas Civil Statutes as amended is relevant to payee for the purpose of determining the Highest Lawful Rate, payee hereby elects to determine the applicable rate ceiling under such Article by the "indicated (weekly) rate ceiling", as defined in said article, from time to time in effect, subject to payee's right subsequently to change such method in accordance with applicable law and provided that payee may also rely, to the extent permitted by applicable laws, on alternative maximum rates of interest under other laws applicable to payee if greater.

         In addition to and not in limitation of the foregoing and the provisions of the Credit Agreement, the undersigned further agrees, subject only to any limitation imposed by applicable law, to pay all expenses, including reasonable attorneys' fees and legal expenses, incurred by the holder of this Note in endeavoring to collect any amounts payable hereunder which are not paid when due, whether by acceleration or otherwise.

         All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

         THIS NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS.


                                        POGO PRODUCING COMPANY


                                        By______________________________________
                                           D. Stephen Slack,
                                           Senior Vice President and
                                           Chief Financial Officer

                          LOANS AND PRINCIPAL PAYMENTS


-----------------------------------------------------------------------------------------------------------------------------
                                                              Amount of                          Unpaid
       Amount of                                              Principal                         Principal
       Loan Made                                               Repaid                            Balance
------------------------         Interest            -------------------------           -----------------------
Prime     Libo       CD         Period (if           Prime      Libo       CD            Prime     Libo     CD       Notation
Rate      Rate      Rate       applicable)           Rate       Rate      Rate           Rate      Rate    Total     Made By
----      ----      ----       -----------           ----       ----      ----           ----      ----    -----     --------

_____________________________________________________________________________________________________________________________

_____________________________________________________________________________________________________________________________

_____________________________________________________________________________________________________________________________

_____________________________________________________________________________________________________________________________

_____________________________________________________________________________________________________________________________

_____________________________________________________________________________________________________________________________

_____________________________________________________________________________________________________________________________

_____________________________________________________________________________________________________________________________

_____________________________________________________________________________________________________________________________

_____________________________________________________________________________________________________________________________

_____________________________________________________________________________________________________________________________

_____________________________________________________________________________________________________________________________

_____________________________________________________________________________________________________________________________

_____________________________________________________________________________________________________________________________

_____________________________________________________________________________________________________________________________

_____________________________________________________________________________________________________________________________

_____________________________________________________________________________________________________________________________

_____________________________________________________________________________________________________________________________

_____________________________________________________________________________________________________________________________


                                                                       Exhibit B

                               BORROWING REQUEST


Bank of Montreal
Houston Agency
700 Louisiana Street
4400 NationsBank Center
Houston, Texas  77002

Attention:  Mr. Mark Smith
            Director

            Pogo Producing Company Amended and Restated Credit Agreement,
                           dated as of June 1, 1995.


Gentlemen and Ladies:

         This Borrowing Request is delivered to you pursuant to Section 2.3 of the Amended and Restated Credit Agreement, dated as of June 1, 1995 (together with all amendments, if any, from time to time made thereto, the "Credit Agreement"), among Pogo Producing Company, a Delaware corporation (the "Borrower"), certain financial institutions, the Bank of Montreal, acting through its Chicago, Illinois branch, as agent (the "Agent") and Banque Paribas, acting through its Houston Agency, as co-agent (the "Co-Agent"). Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

         The Borrower hereby requests that a Loan be made in the aggregate principal amount of $__________ on __________, 19___ as a [[CD] [LIBO] Rate Loan having an Interest Period of ____ days] [Prime Rate Loan]. [The Borrower hereby acknowledges that a Loan made pursuant to this Borrowing Request will result in Borrower exceeding the current Active Revolving Credit Commitment Amount. Therefore, Borrower requests that $_________________ of the Inactive Revolving Loan Commitment Amount be converted to an Active Revolving Loan Commitment Amount simultaneously with the funding of the Loan pursuant to this Borrowing Request.]

         The Borrower hereby certifies and warrants that on the date the borrowing requested hereby is made (after giving effect to the making of such borrowing, but without, if any Default of the type referred to in Section 9.1.5 of the Credit Agreement shall have occurred with respect to any other Indebtedness, giving effect to the application, directly or indirectly, of the proceeds thereof):

                                                                       Exhibit B

                 (a)      the representations and warranties set forth in
         Article VI of the Credit Agreement (excluding, however, those set forth in Section 6.7) are and will be true and correct as if then made, except to the extent such representations and warranties relate solely to an earlier date (in which case such representations and warranties shall have been true and correct on and as of such earlier date);

                 (b) no Default has occurred and is continuing or will have occurred and be continuing; and

                 (c) Senior Debt, both before and after giving effect to the borrowing requested hereby, is not in excess of the Borrowing Base.

         The Borrower agrees that if prior to the time of the borrowing requested hereby any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify the Agent. Except to the extent, if any, that prior to the time of the borrowing requested hereby the Agent shall receive written notice to the contrary from the Borrower, each matter certified to herein shall be deemed once again to be certified as true and correct at the date of such borrowing as if then made.

         Please wire transfer the proceeds of the borrowing to the accounts of the following person(s) at the financial institution(s) indicated respectively:


Amount to be                  Person to be Paid          Name, Address, etc.
                          --------------------------
Transferred               Name           Account No.     of Transferee Lender
------------              --------------------------     ---------------------


$___________              ____________   ___________     ____________________
                                                         ____________________
                                                         Attention: _________

Balance of                The Borrower   ___________     ____________________
such proceeds                                            ____________________
                                                         Attention: _________

         The Borrower has caused this Borrowing Request to be executed and delivered, and the certification and warranties contained herein to be made, by its duly Authorized Officer this ___ day of ___________, 19___.

                                        POGO PRODUCING COMPANY

                                        By ______________________________
                                        Title:

                                                                       Exhibit C

                         CONTINUATION/CONVERSION NOTICE


Bank of Montreal
Houston Agency
700 Louisiana Street
4400 NationsBank Center
Houston, Texas  77002

Attention:  [Name]
            [Title]

            Pogo Producing Company Amended and Restated Credit Agreement,
                              dated as of June 1, 1995


Gentlemen and Ladies:

         This Continuation/Conversion Notice is delivered to you pursuant to
Section 2.4 of the Amended and Restated Credit Agreement, dated as of June 1, 1995 (together with all amendments, if any, from time to time made thereto, the "Credit Agreement"), among Pogo Producing Company, a Delaware corporation (the "Borrower"), certain financial institutions, the Bank of Montreal, acting through its Chicago, Illinois branch, as agent (the "Agent") and Banque Paribas, acting through its Houston Agency, as co-agent (the "Co-Agent"). Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

         The Borrower hereby requests that on ____________, 19___,

         (1) $___________ of the presently outstanding principal amount of the Loans originally made on ________, 19___,

         (2) and all presently being maintained as *[Prime Rate Loans] [CD Rate Loans] [LIBO Rate Loans],

         (3)     be [converted into] [continued as],





__________________________________

*        Select appropriate interest rate option.

                                                                       Exhibit C

         (4) **[CD Rate Loans] [LIBO Rate Loans] having an Interest Period of __________ [days] [months] [Prime Rate Loans].

The Borrower hereby:

                 (a) certifies and warrants that no Default has occurred and is continuing; and

                 (b) agrees that if prior to the time of such continuation or conversion any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify the Agent.

Except to the extent, if any, that prior to the time of the continuation or conversion requested hereby the Agent shall receive written notice to the contrary from the Borrower, each matter certified to herein shall be deemed to be certified at the date of such continuation or conversion as if then made.

         The Borrower has caused this Continuation/Conversion Notice to be executed and delivered, and the certification and warranties contained herein to be made, by its Authorized Officer this ___ day of _________, 19___.


                                        POGO PRODUCING COMPANY


                                        By  ______________________________
                                            Title:





__________________________________

**       Insert appropriate interest rate option.

                                                                       Exhibit D

                          LENDER ASSIGNMENT AGREEMENT


To:      Pogo Producing Company


To:      Bank of Montreal,
         as the Agent


         Re:     Assignment by [Assignor] to [Assignee]
                 of Loans under Credit Facility

Gentlemen and Ladies:

         We refer to clause (d) of Section 11.11.1 of the Amended and Restated Credit Agreement, dated as of June 1, 1995 (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "Credit Agreement"), among Pogo Producing Company, a Delaware corporation (the "Borrower"), the various financial institutions (the "Lenders") as are, or shall from time to time become, parties thereto, the Bank of Montreal, acting through its Chicago, Illinois branch, as agent (the "Agent") and Banque Paribas, acting through its Houston Agency, as co-agent (the "Co-Agent") for the Lenders. Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

         This agreement is delivered to you pursuant to clause (d) of Section
11.11.1 of the Credit Agreement and also constitutes notice to each of you, pursuant to clause (c) of Section 11.11.1 of the Credit Agreement, of the assignment and delegation to ____________ (the "Assignee") of ___% of the Loans and Commitments of __________ (the "Assignor") outstanding under the Credit Agreement on the date hereof. After giving effect to the foregoing assignment and delegation, the Assignor's and the Assignee's Percentages for the purposes of the Credit Agreement are set forth opposite such Person's name on the signature pages hereof.

         [Add paragraph dealing with accrued interest and fees with respect to Loans assigned.]

         The Assignee hereby acknowledges and confirms that it has received a copy of the Credit Agreement and the exhibits related thereto, together with copies of the documents which were required to be delivered under the Credit Agreement as a condition to the making of the Loans thereunder. The Assignee further confirms and agrees that in becoming a Lender and in making its Commitments and Loans under the Credit Agreement, such actions have been and will be made without recourse to, or representation or warranty by the Agent.

         Except as otherwise provided in the Credit Agreement, effective as of the date of acceptance hereof by the Agent

                 (a)      the Assignee

                          (i) shall be deemed automatically to have become a party to the Credit Agreement, have all the rights and obligations of a "Lender" under the Credit Agreement and the other Loan Documents as if it were an original signatory thereto to the extent specified in the second paragraph hereof; and

                          (ii)    agrees to be bound by the terms and
                 conditions set forth in the Credit Agreement and the other Loan Documents as if it were an original signatory thereto; and

                 (b) the Assignor shall be released from its obligations under the Credit Agreement and the other Loan Documents to the extent specified in the second paragraph hereof.

         The Assignor and the Assignee hereby agree that the [Assignor] [Assignee] will pay to the Agent the processing fee referred to in Section
11.11.1 of the Credit Agreement upon the delivery hereof.

         The Assignee hereby advises each of you of the following administrative details with respect to the assigned Loans and Commitments and requests the Agent to acknowledge receipt of this document:

                 (A)      Address for Notices:

                                  Institution Name:

                                  Attention:

                                  Domestic Office:

                                  Telephone:

                                  Facsimile:

                                  Telex (Answerback):

                 (B)      Payment Instructions:

         The Assignee agrees to furnish the tax form required by the second to last sentence of Section 4.7 (if so required) of the Credit Agreement no later than the date of acceptance hereof by the Agent).

         This Agreement may be executed by the Assignor and Assignee in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

Adjusted Percentage                                [ASSIGNOR]

Commitment
and Loan:                    __%
                                                  By:___________________________
                                                     Title:

Percentage                                         [ASSIGNEE]

Commitment
and Loan:                    __%
                                                  By:___________________________
                                                     Title:




Accepted and Acknowledged
this ___ day of _____, 19___


____________________________,
  as Agent


By:_________________________
   Title:

                                                                       Exhibit E


              Opinion of Gerald A. Morton, Corporate Secretary and Associate
                           General Counsel to the Borrower


                                                                    June 1, 1995



To Each of the Lenders, Parties to
  the Amended and Restated Credit
  Agreement hereinafter referred to,
  The Bank of Montreal, as Agent
  and Banque Paribas, as Co-Agent
c/o Bank of Montreal
115 South LaSalle Street
Chicago, Illinois  60603

Ladies and Gentlemen:

                 This opinion is being furnished to you in connection with the preparation, authorization, execution and delivery of, and the consummation of the transactions contemplated by the Amended and Restated Credit Agreement dated as of June 1, 1995 (the "Agreement") among Pogo Producing Company, a Delaware corporation (the "Company"), the financial institutions which are parties thereto (the "Lenders") and Bank of Montreal, as Agent and Banque Paribas, as Co-Agent for the Lenders under the Agreement, including the execution and delivery of the amended and restated Notes (as such term is defined in the Amendment). Except as otherwise specified, capitalized terms used in this opinion which are defined in the Agreement are used herein with the same meaning. I have acted as counsel to the Company in connection with the execution and delivery by the Company of the Agreement.

                 In my capacity as counsel to the Company, I have examined the originals, or copies certified or otherwise identified, of the Agreement, the Notes, the certificates of incorporation and by-laws of the Company, records of the Company, certificates of public officials and of representatives of the Company, statutes and other instruments and documents as a basis for the opinions hereinafter expressed.

                 I have assumed that all signatures on documents examined by me are genuine, that all documents submitted to me as originals are authentic and all documents submitted to me as certified or photostatic copies conform with the original copies of those documents. In addition, I have assumed that the Lenders, the Agent and Co-Agent will perform their obligations under the Agreement and the Notes reasonably, in good faith and with fair dealing

                                                                       Exhibit E

and that they will act reasonably, in good faith and with fair dealing in taking action, exercising discretion and making determinations thereunder.

                 Based on the foregoing, and subject to the qualifications stated herein, I am of the opinion that:

                 1. The Company and each of its corporate U.S. Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of the state of Delaware, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of its business requires such qualification, except where the failure to qualify would not have a material adverse effect on business or financial condition of the Company and its U.S. Subsidiaries taken as a whole. Pogo Gulf Coast, Ltd. is validly organized and existing and in good standing under the laws of the State of Texas, and is duly qualified to do business and is in good standing as a foreign partnership where the nature of its business requires such qualification, except where the failure to qualify would not have a material adverse effect on business or financial condition of the Company and its U.S. Subsidiaries taken as a whole.

                 2. The Company has all requisite corporate power and authority to execute and deliver the Agreement and the Notes and to perform its obligations thereunder. The execution, delivery and performance of the Agreement by the Company and the consummation by the Company of the transactions contemplated thereby has been duly authorized by all necessary corporate action on the part of the Company. The Agreement and the Notes have been duly and validly executed and delivered by the Company and (assuming the due authorization, execution and delivery thereof by all the parties thereto) the Agreement, and the Notes, each constitutes the legal, valid and binding obligation of the Company, enforceable against the same in accordance with its terms.

                 3. The execution and delivery of the Agreement and the Notes, the consummation of the transactions contemplated thereby and compliance by the Company with the provisions thereof will not conflict with, constitute a default under or violate (i) any of the terms, conditions or provisions of the certificate of incorporation or by-laws of the Company, (ii) any of the terms, conditions or provisions of any material document, agreement or other instrument to which the Company is a party or by which it is bound of which I am aware, the default under or breach of which would have a material adverse effect on the business, assets or financial condition of the Company and its subsidiaries taken as a whole, (iii) any Texas, Delaware corporate or federal law or regulation (other than federal and state securities or blue sky laws, as to which I express no opinion), or (iv) any judgment, writ, injunction, decree, order or ruling of any court or governmental authority binding on the Company of which I am aware. No consent, approval, waiver, license or authorization or other action by or filing with any Texas, Delaware corporate or federal governmental authority (other than the filing of the Agreement with the Securities and Exchange Commission as a material document under Rule

                                                                       Exhibit E

601(b)(iv) of Regulation S-K) is required in connection with the execution and delivery by the Company of the Agreement and Notes.

                 4. Except as set forth on the Disclosure Schedule to the Agreement, to the best of my knowledge, there is no litigation, proceeding or governmental investigation pending or overtly threatened against the Company (other than those that are common to the oil and gas industry generally) which, if adversely determined, would have a material adverse effect on the business, assets or financial condition of the Company and its Subsidiaries taken as a whole.

                 5. The Company is not an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

                 6. The Company is not a "holding company" or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

Additional Assumptions and Qualifications

                 The opinions express herein are subject to the following additional assumptions and qualifications:

                 A. All of the opinions expressed herein are limited to the laws of the State of Texas, the corporate laws of the State of Delaware and the federal laws of the United States of America. I am only admitted to practice law in the State of Texas. Because the amended Notes, and the Agreement are governed by Illinois law, I have assumed, with your permission, that the laws of Illinois and Texas are the same.

                 B. The opinions expressed herein are subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity), and subject to the qualification that certain remedial provisions of the Agreement may further be limited by the laws of the States of Illinois and Texas; however, such limitations do not, in my opinion, make the remedies afforded by the Agreement inadequate for the practical realization of the benefits provided thereby.

                 C. In rendering the opinions above, I express no opinion as to the (i) enforceability of provisions which purport to restrict access to legal or equitable remedies or which purport to waive any rights to notices, or which purport to establish evidentiary

                                                                       Exhibit E

standards, or (ii) enforceability of provisions relating to subrogation rights, delay or omission of enforcement of rights or remedies waivers or ratifications of future acts, the rights of third parties, prohibitions against the transfer, alienation, or hypothecation of property, indemnity, severance, marshalling of assets, transferability of assets which by their nature are non-transferrable, or sales in inverse order of alienation; provided, however, any limitations imposed by law or court decisions on the enforceability of said provisions will not, in my opinion, materially diminish the practical realization of the benefits intended to be conferred thereby except for the economic consequences of any delay which may result from such limitations.

                 D. No opinion is expressed herein as to the validity or enforceability of any of the following types of provisions in the Agreement:
(i) provisions relating to the waiver of any defense to the performance of a contract obligation which cannot, as a matter of law, be effectively waived or
(ii) any forum selection provision or waiver of service of process.

                 E.       I express no opinion as to Sections 3.3.5(c), 11.4 or
11.6 of the Agreement.

                 F. With respect to the opinion expressed in paragraph 3 above, I note that the Company is a general partner of Pogo Gulf Coast, Ltd. and as such may have duties and responsibilities to its limited partner under established principles of law, irrespective of the terms of the Agreement.

                 G. With respect to the opinion set forth in paragraph 2 above, I express no opinion as to any section of the Agreement insofar as such section authorizes each purchaser of a participation to set off and apply any deposits at any time held, and any other indebtedness at any time owing, by such purchaser of a participation to or for the account of the Company.

                 This opinion is rendered solely for your benefit in connection with the transaction described above. This opinion may not be used or relied upon by any other person and may not be disclosed, quoted, filed with a governmental agency or otherwise referred to without my prior written consent; provided, however, that a Lender may disclose, refer to or furnish a copy of this opinion to a governmental agency having oversight authority over such Lender in connection with ordinary course auditing of such Lender by such governmental agency, if such disclosure, reference to or furnishing a copy of is not discretionary on the part of Lender.

                                        Very truly yours,

                                                                       EXHIBIT K



                          Form of Subsidiary Guaranty                  EXHIBIT F

                                    GUARANTY


         THIS GUARANTY (this "Guaranty"), dated as of _____ __, 19__, made by [NAME OF SUBSIDIARY], a __________ (the "Guarantor"), in favor of each of the Lender Parties (as defined below).

                              W I T N E S S E T H:

         WHEREAS, pursuant to a Credit Agreement, dated as of September 23, 1992, and amended as of September 30, 1992 and December ___, 1993 (as so amended and together with all further amendments and other modifications, if any, from time to time thereafter made thereto, the "Credit Agreement"), among Pogo Producing Company, a Delaware corporation (the "Borrower"), the various commercial lending institutions (individually a "Lender" and collectively the "Lenders") as are, or may from time to time become, parties thereto and Bank of Montreal, acting through its Chicago, Illinois branch, as agent (together with any successor(s) thereto in such capacity, the "Agent") for the Lenders and Banque Paribas, acting through its Houston Agency, as co-agent (the "Co-Agent") for the Lenders, the Lenders have extended Commitments to make Loans to the Borrower; and

         WHEREAS, the Guarantor has duly authorized the execution, delivery and performance of this Guaranty; and

         WHEREAS, it is in the best interests of the Guarantor to execute this Guaranty inasmuch as the Guarantor will derive substantial direct and indirect benefits from Loans made from time to time to the Borrower by the Lenders pursuant to the Credit Agreement;

         NOW THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, and in order to induce the Lenders to make Loans (including the initial Loans) to the Borrower pursuant to the Credit Agreement, the Guarantor agrees, for the benefit of each Lender Party, as follows:

                                   ARTICLE I

                                  DEFINITIONS

         SECTION 1.1. Certain Terms. The following terms (whether or not underscored) when used in this Guaranty, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

         "Agent" is defined in the first recital.

         "Borrower" is defined in the first recital.

         "Co-Agent" is defined in the first recital.

         "Credit Agreement" is defined in the first recital.

         "Guarantor" is defined in the preamble.

         "Guaranty" is defined in the preamble.

         "Lender" is defined in the first recital.

         "Lender Party" means, as the context may require, any Lender, the Agent, the Co-Agent or the Collateral Agent and each of the respective successors, transferees and assigns of any of the foregoing.

         "Lenders" is defined in the first recital.

         "Obligations" means all obligations (monetary or otherwise) of the Borrower arising with respect to the Credit Agreement, the Notes, or any other Loan Document.

         "Obligor" means the Borrower or any other Person (other than the Agent, Co-Agent or any Lender) obligated under any Loan Document.

         SECTION 1.2. Credit Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Guaranty, including its preamble and recitals, have the meanings provided in the Credit Agreement.

                                   ARTICLE II

                              GUARANTY PROVISIONS

         SECTION 2.1. Guaranty. The Guarantor hereby absolutely, unconditionally and irrevocably

                 (a) guarantees the full and punctual payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all Obligations of the Borrower now or hereafter existing under the Credit Agreement, the Notes and each other Loan Document to which the Borrower is or may become a party, whether for principal, interest, fees, expenses or otherwise (including all such amounts which would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. Section 362(a), and the operation of Sections 502(b) and 506(b) of the United States Bankruptcy Code, 11 U.S.C. Section 502(b) and Section 506(b)), and

                 (b) indemnifies and holds harmless each Lender Party and each holder of a Note for any and all costs and expenses (including reasonable attorney's fees and expenses) incurred by such Lender Party or such holder, as the case may be, in enforcing any rights under this Guaranty;

provided, however, that the Guarantor shall be liable under this Guaranty for the maximum amount of such liability that can be hereby incurred without rendering this Guaranty, as it relates to the Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount. This Guaranty constitutes a guaranty of payment when due and not of collection, and the Guarantor specifically agrees that it shall not be necessary or required that any Lender Party or any holder of any Note exercise any right, assert any claim or demand or enforce any remedy whatsoever against the Borrower or any other Obligor (or any other Person) before or as a condition to the obligations of the Guarantor hereunder.

         SECTION 2.2. Acceleration of Guaranty. The Guarantor agrees that, in the event of the dissolution or insolvency of the Guarantor, or the inability or failure of the Guarantor to pay debts as they become due, or an assignment by the Guarantor for the benefit of creditors, or the commencement of any case or proceeding in respect of the Guarantor under any bankruptcy, insolvency or similar laws, and if such event shall occur at a time when any of the Obligations of the Borrower may not then be due and payable, the Guarantor will pay to the Lenders forthwith the full amount which would be payable hereunder by the Guarantor if all such Obligations were then due and payable.

         SECTION 2.3. Guaranty Absolute, etc. This Guaranty shall in all respects be a continuing, absolute, unconditional and irrevocable guaranty of payment, and shall remain in full force and effect until all Obligations of the Borrower have been paid in full, all obligations of the Guarantor hereunder shall have been paid in full and all Commitments shall have terminated. The Guarantor guarantees that the Obligations of the Borrower will be paid strictly in accordance with the terms of the Credit Agreement and each other Loan Document under which they arise, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Lender Party or any holder of any Note with respect thereto. The liability of the Guarantor under this Guaranty shall be absolute, unconditional and irrevocable irrespective of:

                 (a) any lack of validity, legality or enforceability of the Credit Agreement, any Note or any other Loan Document;

                 (b) the failure of any Lender Party or any holder of any Note

                          (i) to assert any claim or demand or to enforce any right or remedy against the Borrower, any other Obligor or any other Person (including any other guarantor) under the provisions of the Credit Agreement, any Note, any other Loan Document or otherwise, or

                          (ii) to exercise any right or remedy against any other guarantor of, or collateral securing, any Obligations of the Borrower or any other Obligor;

                 (c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of the Borrower or any other Obligor, or any other extension, compromise or renewal of any Obligation of the Borrower or any other Obligor;

                 (d) any reduction, limitation, impairment or termination of any Obligations of the Borrower or any other Obligor for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and the Guarantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Obligations of the Borrower, any other Obligor or otherwise;

                 (e) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of the Credit Agreement, any Note or any other Loan Document;

                 (f) any addition, exchange, release, surrender or non-perfection of any collateral, or any amendment to or waiver or release or addition of, or consent to departure from, any other guaranty, held by any Lender Party or any holder of any Note securing any of the Obligations of the Borrower or any other Obligor; or

                 (g) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, the Borrower, any other Obligor, any surety or any guarantor.

         SECTION 2.4. Reinstatement, etc. The Guarantor agrees that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Obligations is rescinded or must otherwise be restored by any Lender Party or any holder of any Note, upon the insolvency, bankruptcy or reorganization of the Borrower, any other Obligor or otherwise, all as though such payment had not been made.

         SECTION 2.5. Waiver, etc. The Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations of the Borrower or any other Obligor and this Guaranty and any requirement that the Agent, any other Lender Party or any holder of any Note protect, secure, perfect or insure any security interest or Lien, or any property subject thereto, or exhaust any right or take any action against the Borrower, any other Obligor or any other Person (including any other guarantor) or entity or any collateral securing the Obligations of the Borrower or any other Obligor, as the case may be.

         SECTION 2.6. Waiver of Subrogation. The Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Borrower or any other Obligor that arise from the existence, payment, performance or enforcement of the Guarantor's obligations under this Guaranty or any other Loan Document, including any right of subrogation, reimbursement, exoneration, or indemnification, any right to participate in any claim or remedy of the Lender Parties against the Borrower or any other Obligor or any collateral which the Agent or other Lender Party now has or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including the right to take or receive from the Borrower or any other Obligor, directly or indirectly, in cash or other property or by set-off or in any manner, payment or security on account of such claim or other rights. If any amount shall be paid to the Guarantor in violation of the preceding sentence and the Obligations shall not have been paid in cash in full and the Commitments have not been terminated, such amount shall be deemed to have been paid to the Guarantor for the benefit of, and held in trust for, the Lender Parties, and shall forthwith be paid to the Lender Parties to be credited and applied upon the Obligations, whether matured or unmatured. The Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Credit Agreement and that the waiver set forth in this
Section is knowingly made in contemplation of such benefits.

         SECTION 2.7. Successors, Transferees and Assigns; Transfers of Notes, etc. This Guaranty shall:

                 (a) be binding upon the Guarantor, and its successors, transferees and assigns; and

                 (b) inure to the benefit of and be enforceable by the Agent and each other Lender Party.

Without limiting the generality of the foregoing clause (b), any Lender may assign or otherwise transfer (in whole or in part) any Note or Loan held by it to any other Person or entity, and such other Person or entity shall thereupon become vested with all rights benefits, duties and obligations in respect thereof granted to such Lender under any Loan Document (including this Guaranty) or otherwise, subject, however, to any contrary provisions in such assignment or transfer, and to the provisions of Article X and Sections 11.11,
11.12 and 11.14 of the Credit Agreement.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         SECTION 3.1. Representations and Warranties. The Guarantor hereby represents and warrants unto each Lender Party as set forth in this Article.

         SECTION 3.1.1. Organization, etc. [The Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of its incorporation, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of its business requires such qualification, except where failure to qualify would not have a material adverse effect on the business or financial condition of the Guarantor or on its ability to perform its Obligations pursuant to this Guaranty and each other Loan Document to which it is a party.] [The Guarantor is a partnership duly organized, validly existing and in good standing under the laws of the State of its formation, and is duly qualified to do business and is in good standing as a foreign partnership where the nature of its business requires such qualification, except where failure to qualify would not have a material adverse effect on the business or financial condition of the Guarantor or the Guarantor's ability to perform its Obligations under this Guaranty and any other Loan Documents to which it is a party.] The Guarantor has full power and authority and holds all requisite governmental licenses, permits and other approvals to enter into and perform its Obligations under this Guaranty and each other Loan Document to which it is a party and to own and hold under lease its property and to conduct its business substantially as currently conducted by it.

         SECTION 3.1.2. Due Authorization, Non-Contravention, etc. The execution, delivery and performance by the Guarantor of this Guaranty and each other Loan Document, including the Security Documents executed or to be executed by it, are within the Guarantor's [corporate] [partnership] powers, have been duly authorized by all necessary [corporate] [partnership] action, and do not

                 (a) contravene the Guarantor's [Organic Documents] [partnership agreement];

                 (b) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting the Guarantor; or

                 (c) result in, or require the creation or imposition of, any Lien on any properties of the Guarantor, except as Liens will be imposed, created, or required upon execution and delivery of the Security Documents pursuant to Section 7.8 of the Credit Agreement.

         SECTION 3.1.3. Government Approval, Regulation, etc. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery or performance by the Guarantor of this Guaranty or any other Loan Document to which it is or will be a party. The Guarantor is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         SECTION 3.1.4. Validity, etc. This Guaranty constitutes, and the Security Documents and each other Loan Document executed by the Guarantor will, on the due execution and delivery thereof, constitute, the legal, valid and binding obligations of the Guarantor, enforceable in accordance with their respective terms except as such enforceability is subject to the effect of (i) any applicable bankruptcy, insolvency, reorganization or similar law relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), including concepts of materiality, reasonableness, good faith and fair dealing.


                                   ARTICLE IV

                                COVENANTS, ETC.

         SECTION 4.1. Affirmative Covenants. The Guarantor covenants and agrees that, so long as any portion of the Obligations shall remain unpaid or any Lender shall have any outstanding Commitment, the Guarantor will, unless the Required Lenders shall otherwise consent in writing, perform the obligations set forth in this Section.

         SECTION 4.1.1. The Guarantor hereby agrees that upon the occurrence of any event or condition described in clauses (a) through (d) of Section 7.8 of the Credit Agreement, it will execute and deliver to the Collateral Agent such Security Documents as may be required or the Agent may request and cause each such Security Document to be filed, registered and recorded, as the law may require or the Agent may request, in each jurisdiction where so required or requested, and deliver to the Collateral Agent an acknowledgment copy, or other evidence satisfactory to it, of each such filing, registration and recordation, in order to mortgage, assign, grant a security interest in and pledge to the Collateral Agent, acting on behalf of the Lenders, the entire right, title and interest of the Guarantor (and, with respect to any Qualified Partnership Properties, the Guarantor's pro rata share of the right, title and interest of any partnership) in and to the Borrowing Base Properties and related property interests, both real and personal, and the proceeds thereof (the "Collateral") as set forth in such request, and to perfect and evidence the first priority of all such Security Documents (subject to liens and encumbrances permitted by the terms of such instruments). Except as noted below, Section 7.8 of the Credit Agreement, all related definitions and all ancillary provisions are hereby incorporated by reference herein as if set out in full herein, provided that (a) all references in clause (e) to "the Borrower," "the Borrower or any of its Subsidiaries" and "the Borrower or its Subsidiary" shall be deemed to be a reference to "the Guarantor", "the Guarantor or any of its Subsidiaries" or "the Guarantor or its Subsidiaries," as the case may be, and (b) any provision of such Section 7.8 requiring that the Borrower will cause its Subsidiary or Subsidiaries to take any action or will not permit its Subsidiary or Subsidiaries to take any action will be deemed to require that the Guarantor take, or refrain from taking (as the case may be), such action.

         SECTION 4.2. Negative Covenants. The Guarantor covenants and agrees that, so long as any portion of the Obligations shall remain unpaid or any Lender shall have any outstanding Commitment, the Guarantor will not, without the prior written consent of the Required Lenders, do anything prohibited in this Section.

         SECTION 4.2.1. The Guarantor shall not transfer any Borrowing Base Properties of the Guarantor in any manner except to the Borrower or to another Subsidiary of the Borrower which has executed a Subsidiary Guaranty in form and substance satisfactory to the Agent.

                                   ARTICLE V

                            MISCELLANEOUS PROVISIONS


         SECTION 5.1. Loan Document. This Guaranty is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

         SECTION 5.2. Binding on Successors, Transferees and Assigns; Assignment. In addition to, and not in limitation of, Section 2.7, this Guaranty shall be binding upon the Guarantor and its successors, transferees and assigns and shall inure to the benefit of and be enforceable by each Lender Party and each holder of a Note and their respective successors, transferees and assigns (to the full extent provided pursuant to Section 2.7); provided, however, the Guarantor may not assign any of its obligations hereunder without the consent of the Required Lenders.

         SECTION 5.3. Amendments, etc. No amendment to or waiver of any provision of this Guaranty, nor consent to any departure by the Guarantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         SECTION 5.4. Addresses for Notices to the Guarantor. All notices and other communications hereunder to the Guarantor shall be in writing or by telex, or by facsimile delivered or transmitted to it, addressed to it at the address, telex or facsimile number set forth below its signature hereto or at such other address, telex or facsimile number as shall be designated by the Guarantor in a written notice to the Agent at the address, telex or facsimile number specified in the Credit Agreement complying as to delivery with the terms of this Section. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by telex or facsimile, shall be deemed given when transmitted (answerback confirmed in the case of telexes).

         SECTION 5.5. No Waiver; Remedies. In addition to, and not in limitation of, Section 2.3 and Section 2.5, no failure on the part of any Lender Party or any holder of a Note to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         SECTION 5.6. Section Captions. Section captions used in this Guaranty are for convenience of reference only, and shall not affect the construction of this Guaranty.

         SECTION 5.7. Setoff. In addition to, and not in limitation of, any rights of any Lender Party or any holder of a Note under applicable law, each Lender Party and each such holder shall, upon the occurrence of any Default described in any of clauses (a) through (d) of Section 9.1.9. of the Credit Agreement or any Event of Default, have the right to appropriate and apply to the payment of the obligations of the Guarantor owing to it hereunder, whether or not then due, and the Guarantor hereby grants to each Lender Party and each such holder a continuing security interest in, any and all balances, credits, deposits, accounts or moneys of the Guarantor then or thereafter maintained with such Lender Party or such holder and any and all property of every kind or description of or in the name of the Guarantor now or hereafter, for any reason or purpose whatsoever, in the possession or control of, or in transit to, such Lender Party, such holder or any agent or bailee for such Lender Party or such holder; provided, however, that any such appropriation and application shall be subject to the provisions of Section 4.9 of the Credit Agreement.

         SECTION 5.8. Severability. Wherever possible each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

         SECTION 5.9. Governing Law, Entire Agreement, etc. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS. THIS GUARANTY AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

         THIS GUARANTY AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

         IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                        [NAME OF SUBSIDIARY]


                                        By ________________________________
                                           Title:

                                        Address: _________________________

                                        Attention: ________________________

                                        Telecopy  ________________________






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